UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Information Statement

USMD HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share (“Shares”)

(2)

Aggregate number of securities to which transaction applies:

11,393,942 Shares (including 31,801 restricted Shares), 358,105 Shares underlying options with an exercise price below the merger consideration of $22.34, and 461,401 Shares issuable upon conversion of convertible notes.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated as the sum of (A) 11,393,942 Shares (including 31,801 restricted Shares) multiplied by $22.34, (B) 358,105 Shares underlying options, multiplied by $10.516 (which is the difference between $22.34 and the weighted average exercise price of $11.824 for such options), and (C) 461,401 Shares issuable upon conversion of convertible notes multiplied by $22.34.

	(4)	Proposed maximum aggregate value of transaction: $268,614,194.8

	(5)	Total fee paid: $27,049.45 determined by multiplying 0.0001007 by the proposed maximum aggregate value of the transaction of $268,614,194.8

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

USMD HOLDINGS, INC.

6333 North State Highway 161, Suite 200

Irving, TX 75038

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This notice of action by written consent and of appraisal rights, including the accompanying Information Statement (the “Information Statement”), is being furnished to the holders of common stock of USMD Holdings, Inc. (the “Company”).

On August 29, 2016, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), with WellMed Medical Management, Inc., a Texas corporation (“Parent”), and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition by Parent of the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Upon completion of the Merger, each share of the Company’s common stock, par value $0.01 per share (each, a “Share” and, collectively, the “Shares”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically cancelled, cease to exist and be converted into the right to receive $22.34 in cash (the “Merger Consideration”), payable without interest, less any required withholding taxes. The Merger Consideration will not be paid in respect of (i) Shares held by the Company in treasury or owned, directly or indirectly, by any wholly-owned subsidiary of the Company, (ii) Shares owned, directly or indirectly, by Parent, Merger Sub or any other subsidiary of Parent and (iii) Shares that are owned by stockholders who have properly perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”).

As soon as practicable after the completion of the Merger, you will receive a letter of transmittal and instructions regarding the surrender of your Shares and the receipt of payment for your Shares. Please do not send in the stock certificates evidencing Shares held by you at this time. You should not return your stock certificates to the Company, and you should not forward your stock certificates to the paying agent, without a letter of transmittal. The letter of transmittal will include detailed information regarding how you can obtain the Merger Consideration with respect to your Shares.

The Company’s Board of Directors (the “Board of Directors”) formed a special committee consisting entirely of independent directors (the “Special Committee”) to review, evaluate, structure and, if deemed significantly attractive, negotiate the terms and provisions, and determine the advisability, of any potential transactions, including the Merger, to the Company’s stockholders, to make a recommendation to the Board of Directors and to take all such other actions the Special Committee determined were necessary, advisable or appropriate to fulfill the Special Committee’s duties and responsibilities with respect to any potential transactions.

The Board of Directors, after consideration of and based upon the recommendation of the Special Committee, has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, advisable and in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL, and authorized the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement. The Board of Directors also recommended that the Company’s stockholders adopt the Merger Agreement.

The adoption of the Merger Agreement by the Company’s stockholders requires the affirmative vote or written consent of stockholders of the Company holding in the aggregate Shares representing at least a majority of the issued and outstanding Shares (the “Requisite Common Stockholder Approval”). As of August 29, 2016, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 11,393,942 Shares issued and outstanding. UANT Ventures, L.P., a Texas limited partnership (“Ventures”), held 8,667,800 Shares, representing approximately 76.07% of the issued and outstanding

Shares. On August 29, 2016, following the execution of the Merger Agreement by the parties thereto, Ventures executed and delivered to the Company a written consent in lieu of a meeting adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement (the “Written Consent”). As a result, the required approval of the Company’s stockholders has been obtained and no further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger. The Company is therefore not soliciting your vote or consent for the adoption of the Merger Agreement, and the Company will not call a meeting, or otherwise seek additional written consents, of stockholders for purposes of voting on or consenting to the adoption of the Merger Agreement.

This notice and the accompanying Information Statement constitute notice from the Company to the holders of record as of August 29, 2016 of the actions taken by the Written Consent executed and delivered on August 29, 2016, as required by Section 228 of the DGCL.

Pursuant to Section 262 of the DGCL, upon completion of the Merger, subject to compliance with the requirements of Section 262 of the DGCL, Company stockholders, other than Ventures (which executed and delivered the Written Consent), will have the right to seek an appraisal for and be paid the judicially determined fair value of their Shares instead of receiving the Merger Consideration. The judicially determined fair value pursuant to Section 262 of the DGCL could be greater than, equal to or less than the $22.34 per Share that Company stockholders are entitled to receive in the Merger. To exercise your appraisal rights, you must submit a written demand for appraisal no later than 20 days after the mailing of this notice and accompanying Information Statement, or by [●], 2016, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying Information Statement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you may lose your appraisal rights. A copy of Section 262 of the DGCL is attached to the accompanying Information Statement as Annex C.

This notice and the accompanying Information Statement constitute notice from the Company to the holders of record as of [●], 2016, the record date for determining stockholders entitled to such notice, of the adoption of the Merger Agreement and approval of the Merger and the availability of appraisal rights pursuant to Section 262 of the DGCL.

The accompanying Information Statement provides you with detailed information regarding the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Information Statement. We encourage you to carefully read the entire Information Statement and its annexes, including the Merger Agreement in their entirety. You may also obtain additional information about the Company from documents the Company has filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ John M. House, M.D.

John M. House, M.D.

Chairman of the Board,

Chief Executive Officer and President

This Information Statement is dated [●], 2016, and is first being mailed to stockholders on or about [●], 2016.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS NOTICE OR THE ACCOMPANYING INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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SUMMARY

This summary highlights selected information in this Information Statement and may not contain all the information that may be important to you. To fully understand the Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of August 29, 2016 (the “Merger Agreement”), by and among USMD Holdings, Inc., WellMed Medical Management, Inc., a Texas corporation (“Parent”), and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, we encourage you to read carefully this entire Information Statement, its annexes and the documents referred to or incorporated by reference in this Information Statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See also “Where You Can Find More Information” on page 67. References to “USMD,” the “Company” “we,” “our” or “us” in this Information Statement refer to USMD Holdings, Inc. and its subsidiaries unless otherwise indicated by context.

The Parties to the Merger Agreement (Page 12)

The Company

USMD Holdings, Inc. (NASDAQ: USMD) is a physician-led integrated healthcare system based in Dallas, Texas. Through its subsidiaries and affiliates, the Company provides healthcare services to patients and management and operational services to healthcare providers. The Company serves the Dallas-Fort Worth metropolitan area with more than 250 physicians and associate practitioners and provides healthcare services to patients in nearly 20 different specialties at its physician clinics, hospitals and other healthcare facilities, including cancer treatment centers. The Company’s principal executive offices are located at 6333 North State Highway 161, Suite 200, Irving, TX 75038 and its telephone number is (214) 493-4000. Additional information about the Company is included in documents incorporated by reference into this Information Statement and the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 67, below, and on the Company’s website, at http://www.usmdinc.com/investors/sec-filings.

Parent

Parent, an indirect subsidiary of Optum, Inc. (“Optum”), is a healthcare management services organization that manages affiliated physician networks and medical groups. Parent’s principal executive offices are located at 8637 Fredericksburg Road, Suite 360, San Antonio, TX, 78240 and its telephone number is 210-617-4705.

Merger Sub

Merger Sub is a Delaware corporation that was organized solely for the purpose of completing the proposed Merger. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub’s principal executive offices are located at 8637 Fredericksburg Road, Suite 360, San Antonio, TX, 78240.

The Merger (Page 13)

Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent following the Effective Time. Because the Merger Consideration, as defined below, will be paid in cash, you will not receive any equity interest in Parent, and after the Effective Time, you will have no equity interest in the Surviving Corporation.

The Merger Consideration (Page 44)

Upon completion of the Merger, each share of the Company’s common stock, par value $0.01 per share (each, a “Share” and, collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time will be automatically cancelled, cease to exist and be converted into the right to receive $22.34 in cash (the “Merger Consideration”), payable without interest, less any required withholding taxes. The Merger Consideration will not be paid in respect of (i) Shares held by the Company in treasury or owned, directly or indirectly, by any wholly-owned subsidiary of the Company, (ii) Shares owned, directly or indirectly, by Parent, Merger Sub or any other subsidiary of Parent and (iii) Shares that are owned by stockholders who have properly perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (collectively, the “Excluded Shares”).

We encourage you to read the Merger Agreement, which is attached as Annex A to this Information Statement, as it is the legal document that governs the Merger.

Special Committee (Page 21)

The Board of Directors formed a special committee of independent directors (the “Special Committee”) to evaluate potential strategic alternatives, to negotiate any potential transactions, and to make a recommendation to the Board of Directors as to such potential transactions. Prior to their appointment to the Special Committee, the Board of Directors determined that the members of the Special Committee were independent from the Company and would not have any conflict of interest with respect to a potential transaction. For more information on the Special Committee, please see the sections entitled “The Merger — Background of the Merger,” beginning on page 13 and “The Merger — The Recommendation of the Special Committee and the Board of Directors and the Reasons for the Merger,” beginning on page 21, below.

Reasons for the Merger (Page 21)

For a description of the reasons for the Merger considered by the Special Committee and the Board of Directors, see “The Merger —  The Recommendation of the Special Committee and the Board of Directors and the Reasons for the Merger,” beginning on page 21, below.

Required Stockholder Approval for the Merger and the Written Consent of the Majority Stockholder (Page 59)

The adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate Shares representing at least a majority of the issued and outstanding Shares (the “Requisite Common Stockholder Approval”). As of August 29, 2016, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 11,393,942 Shares issued and outstanding. On August 29, 2016, following the execution of the Merger Agreement by the parties thereto, UANT Ventures, L.P., a Texas limited partnership (“Ventures”) and the holder of 8,667,800 Shares, representing approximately 76.07% of the issued and outstanding Shares, executed and delivered a written consent in lieu of a meeting adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement (the “Written Consent”). As a result, the Requisite Common Stockholder Approval has been obtained and no further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger. Accordingly, the Company is not soliciting your vote or consent for the adoption of the Merger Agreement or the approval of the Merger, and the Company will not call a meeting, or otherwise seek additional written consents, of stockholders for purposes of voting on or consenting to the adoption of the Merger Agreement.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, the DGCL requires notice of the action to those stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement and the accompanying notice constitute notice to you of action by written consent as required by the DGCL.

Effectiveness of the Merger (Page 59)

Federal securities laws state that the Merger may not be completed until 20 days after the date of the mailing of this Information Statement. Therefore, notwithstanding the execution and delivery of the Written Consent, the Merger will not occur until that time has elapsed. The Company expects the Merger to be completed on or prior to [●], 2016, subject to certain government regulatory reviews and approvals. However, there can be no assurance that the Merger will be completed at that time, or at all.

Opinion of the Special Committee’s Financial Advisor (Page 25)

In connection with the Merger, the Special Committee’s financial advisor, Jefferies LLC (“Jefferies”), delivered a written opinion, dated August 29, 2016, to the Special Committee as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement. The full text of Jefferies’ opinion, which is attached as Annex B to this Information Statement and is incorporated herein by reference, describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies. Jefferies’ opinion was provided for the use and benefit of the Special Committee and the Board of Directors (in their respective capacities as such) in their evaluations of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. The opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger. Jefferies’ opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the Merger or any other matter. The summary of Jefferies’ opinion set forth below is qualified in its entirety by reference to the full text of Jefferies’ opinion.

Financing of the Merger (Page 52)

Parent has represented and warranted in the Merger Agreement that it will have sufficient cash on hand at the Closing to make all payments contemplated by the Merger Agreement in connection with the Merger, including the Merger Consideration. The Merger is not contingent on the receipt of any proceeds from any third party financing.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 32)

You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests include:

•	the payment at par value prior to maturity of convertible subordinated notes held by certain directors and executive officers of the Company;

•	the accelerated vesting of options to purchase Shares (each, an “Option”) held by directors and executive officers upon the occurrence of the Merger and the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Options;

•	the full vesting of each Share awarded pursuant to the Company’s 2010 Equity Compensation Plan that is subject to a restriction that has not lapsed or other vesting condition that remains unsatisfied immediately prior to the Effective Time (each, a “Restricted Share”) and the treatment of such Restricted Shares as Shares for the purposes of receiving the Merger Consideration;

•	solely with respect to certain of the Company’s executive officers, the right to receive certain severance payments in the event of a termination of employment following the Merger;

•	in order to promote the retention of key employees, including the Company’s executive officers, following completion of the Merger, Parent (i) as a condition to signing the Merger Agreement, required Dr. John House and Dr. Richard Johnston to enter into new employment agreements with the Company, which will become effective at the Effective Time and (ii) will, from time to time following the Effective Time, award retention and value-based bonuses to Company physicians, including certain executive officers and directors of the Company;

•	an amendment to the equity incentive plan of an affiliate of Parent to permit the Company’s physicians, management and other employees of the Company to become eligible to participate in an aggregate 4% interest in the increased value, if any, created by the business conducted by the Company and its subsidiaries in the Dallas-Fort Worth geographic market and any other market in which the Company and its subsidiaries conduct business;

•	the right to continued indemnification and directors’ and officers’ liability insurance for the Company’s directors and officers by the Surviving Corporation for events occurring prior to the time of the Merger; and

•	the compensation of members of the Special Committee for service thereon.

These interests are described below in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 32. The Special Committee and the Board of Directors were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the transactions contemplated thereby, including the Merger.

Delisting and Deregistration of the Shares (Page 40)

If the Merger is completed, the Shares will be delisted from The Nasdaq Capital Market (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the SEC on account of any of the Shares.

Material U.S. Federal Income Tax Consequences (Page 40)

The exchange of Shares for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. stockholder that receives cash for Shares in the Merger generally will recognize gain or loss in an amount equal to the difference between the cash received in the Merger and such stockholder’s adjusted tax basis in the Shares. You should consult your tax advisor about the particular tax consequences to you of the Merger or exercising appraisal rights (including the application and effect of any U.S. federal estate and gift, state, local and other tax laws).

Regulatory Approvals (Page 42)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission (“FTC”), the Merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, and the applicable waiting period has expired or been terminated. The Company and Parent filed notification and report forms on [●], 2016 and requested early termination of the waiting period.

In addition, federal and state laws and regulations may require that the Company or Parent obtain consents, waivers, approvals or certificates from, file new license and/or permit applications with, and/or provide notice to, applicable healthcare, insurance and other governmental entities in connection with the Merger.

The Merger Agreement (Page 43)

Treatment of Options and Restricted Shares (Page 44)

Options. At the Effective Time, each outstanding Option will, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and Options that have vested prior to the Effective Time or will vest immediately prior to or upon the occurrence of the Effective Time will be converted into a right to receive, as soon as reasonably practicable after the Effective Time (but in no event later than the later of (x) five business days thereafter and (y) the end of the first payroll period ending after the Effective Time), an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per Share exercise price of such Option, by (ii) the aggregate number of Shares that were issuable upon exercise or settlement of such Option immediately prior to the Effective Time, without interest, less any required withholding taxes. Each Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled at the Effective Time for no consideration or payment to the holder thereof.

Restricted Shares. Each Restricted Share will, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested immediately prior to the Effective Time, any restrictions applicable to such Restricted Share will lapse immediately prior to the Effective Time, and each such Restricted Share will be treated as a Share.

Surrender and Payment Procedures (Page 45)

Prior to the Effective Time, Parent will appoint the paying agent for the purpose of exchanging Shares for the Merger Consideration. Parent will deposit, or cause to be deposited, with the paying agent an amount in cash in immediately available funds equal to the aggregate Merger Consideration to be held in trust for the benefit of the Company’s stockholders.

As soon as practicable after the Effective Time, and in any event within three business days, Parent will cause the paying agent to send to each holder of Shares (other than Excluded Shares) (i) a letter of transmittal for effecting the surrender of book-entry Shares or certificates, which will specify that delivery will be effected, and risk of loss and title will pass, with respect to certificates, only upon proper delivery of the certificates (or affidavits of loss in lieu thereof), and (ii) instructions for effecting the surrender of book-entry Shares or certificates (or affidavits of loss in lieu thereof) to the paying agent in exchange for Merger Consideration.

Restrictions on Solicitations of Other Offers (Page 54)

The Merger Agreement includes customary covenants prohibiting the Company from, among other things, soliciting alternative acquisition proposals and prohibiting the Board of Directors from changing its recommendation of the Merger to the Company’s stockholders, subject to customary fiduciary out provisions. See “The Merger Agreement — Restrictions on Solicitations of Other Offers” beginning on page 54, below.

Conditions to Completion of the Merger (Page 52)

The respective obligations of the Company, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of certain conditions, including receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 52, below.

Termination of the Merger Agreement (Page 56)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time in the following circumstances, as described in more detail in the section “The Merger Agreement — Termination of the Merger Agreement” beginning on page 56, below:

•	by the mutual written consent of the Company and Parent;

•	by either the Company or Parent if, subject to certain exceptions, any law or order permanently restraining, enjoining or otherwise prohibiting completion of the Merger has become final and non-appealable;

•	by either the Company or Parent if the Merger is not completed prior to April 29, 2017, subject to extension under certain circumstances to July 29, 2017;

•	by either the Company or Parent if the Company and Parent mutually determine, notwithstanding the Written Consent, to seek the consent of the Company’s stockholders at a meeting or by a consent solicitation and the Company’s stockholders do not approve the Merger and adopt the Merger Agreement at such meeting (or any adjournment or postponement thereof) or pursuant to such solicitation;

•	by Parent if the Company breaches the Merger Agreement such that the closing conditions under the Merger Agreement would not be satisfied, and the breach remains uncured until the earlier of 30 days after notice of the breach and the End Date, as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 56, below;

•	by Parent if the Board of Directors changes its recommendation with respect to the Merger, as described in more detail in the section “The Merger Agreement — Termination of the Merger Agreement” beginning on page 56, below;

•	by Parent if the Company materially breaches its obligations relating to the restrictions on solicitation of other offers, as described in more detail in the section “The Merger Agreement — Restrictions on Solicitations of Other Offers” beginning on page 54, below; or

•	by the Company if Parent or Merger Sub breaches the Merger Agreement such that the closing conditions under the Merger Agreement would not be satisfied, and the breach remains uncured until the earlier of 30 days after notice of the breach and the End Date, as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 56, below.

The Merger Agreement also includes several provisions pursuant to which the parties may terminate the Merger Agreement, which provisions expired following receipt of the Requisite Common Stockholder Approval and upon execution and delivery of the Written Consent on August 29, 2016, as more particularly described in the section “The Merger Agreement — Termination of the Merger Agreement” beginning on page 56, below.

Termination Fees (Page 57)

If the Merger Agreement is terminated, the Company might be required to pay a termination fee to Parent, the amount of which depends on the circumstances under which the Merger Agreement is terminated. Following the execution and delivery of the Written Consent on August 29, 2016, many of the scenarios under which the Company would be required to pay a termination fee have lapsed. However, the Company may be required to pay a termination fee of $10,000,000 or $2,686,000, if the Company terminates the Merger Agreement as a result of certain events described in the section “The Merger Agreement — Termination Fees” beginning on page 57, below.

Specific Performance (Page 58)

Prior to the termination of the Merger Agreement and in addition to any other remedy to which they might be entitled at law or in equity, subject to the limitations set forth in the Merger Agreement, the Company and Parent are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Appraisal Rights (Page 61)

Under Delaware law, upon completion of the Merger, subject to compliance with the requirements of Section 262 of the DGCL, Company stockholders, other than Ventures (which executed and delivered the Written Consent), will have the right to seek an appraisal for and be paid the judicially determined fair value of their Shares. The judicially determined fair value pursuant to Section 262 of the DGCL could be greater than, equal to or less than the $22.34 per Share that the Company’s stockholders are entitled to receive in the Merger. To exercise your appraisal rights, you must submit a written demand for appraisal on or prior to [●], 2016, which is the date that is 20 days following the mailing of this Information Statement, and otherwise comply precisely with the procedures set forth in Section 262 of the DGCL for exercising appraisal rights. If you validly exercise (and do not withdraw or fail to perfect) appraisal rights, the ultimate amount that you may be entitled to receive in an appraisal proceeding may be less than, equal to or more than the amount of Merger Consideration that you would have received under the Merger Agreement. For a summary of these procedures, see the section entitled “Appraisal Rights” beginning on page 61, below. A copy of Section 262 of the DGCL is attached to this Information Statement as Annex C.

Market Price of the Shares (Page 60)

The closing sale price of the Shares on Nasdaq (symbol: USMD) on August 29, 2016, the last trading day prior to public announcement of the Merger Agreement, was $20.44 per Share. The closing sale price of the Shares on Nasdaq on [●], 2016, the most recent practicable date before this Information Statement was mailed to the Company’s stockholders, was $[●] per Share. For more information regarding the market price of the Shares, see “Market Price of the Shares” beginning on page 60, below.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some questions you may have regarding the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of USMD. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain information incorporated by reference in this Information Statement without charge by following the instructions in “Where You Can Find More Information” beginning on page 67, below.

Q:	What is the transaction?

A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into USMD. USMD will be the Surviving Corporation in the Merger and will become a wholly-owned subsidiary of Parent.

Q:	What will I receive in the Merger?

A:	Upon completion of the Merger, you will receive $22.34 in cash, without interest, less any required withholding taxes, for each Share that you own, unless you properly perfect, and have not withdrawn or otherwise lost, your appraisal rights under the DGCL. For example, pursuant to the Merger Agreement, if you own 100 Shares, you will receive $2,234 in cash in exchange for your Shares, without interest, less any required withholding taxes. You will not own shares in the Surviving Corporation or Parent following the Merger.

Q:	When do you expect the Merger to be completed?

A:	The Company is working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the third quarter of 2016, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:	If the Merger is not completed for any reason, holders of Shares will not receive any payment for their Shares in connection with the Merger. Instead, USMD will remain an independent publicly traded company, and the Shares will continue to be listed and traded on Nasdaq.

Q:	Why am I not being asked to vote on the Merger?

A:	The adoption of the Merger Agreement required the affirmative vote or written consent of stockholders of the Company holding in the aggregate Shares representing at least a majority of the issued and outstanding Shares, which we refer to in this Information Statement as the “Requisite Common Stockholder Approval.” The Requisite Common Stockholder Approval was obtained following the execution and delivery of the Merger Agreement on August 29, 2016, when the Written Consent was delivered by Ventures, which owned Shares constituting approximately 76.68% of the issued and outstanding Shares as of the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement. As a result, your vote is not required and is not being sought. The Company is not asking you for a proxy, and you are requested not to send the Company a proxy.

Q:	Why did I receive this Information Statement?

A:	Applicable laws and securities regulations require the Company to provide you with notice of the Written Consent delivered by Ventures, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or to complete the Merger. This Information Statement and the accompanying notice also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this Information Statement as Annex C.

Q:	Did the Board of Directors approve and recommend the Merger Agreement?

A:	Yes. After consideration of and based upon the recommendation of the Special Committee, the Board of Directors (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby in accordance with the DGCL, (iii) authorized the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement, and (iv) recommended that the stockholders of the Company adopt the Merger Agreement.

Q:	What happens if I sell my Shares before the completion of the Merger?

A:	If you transfer your Shares, you will have transferred the right to receive the Merger Consideration to be received by stockholders of the Company in the Merger as well as the right to exercise appraisal rights under Delaware law. To receive the Merger Consideration or exercise appraisal rights, you must hold your Shares through completion of the Merger.

Q:	Should I send in my Share certificates now?

A:	No. You will be sent a letter of transmittal and instructions after completion of the Merger, describing how you may exchange your stock certificates representing Shares for the Merger Consideration. Please do NOT return your Share certificate(s) to the Company.

If your Shares are uncertificated and held in “street name” through a bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will provide you with instructions as to how to effect the surrender of your “street name” Shares in exchange for the Merger Consideration.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:	Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. For more information regarding the conditions to completion of the Merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 52, below.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Shares?

A:	Yes. Each holder of Shares is entitled to appraisal rights under Section 262 of the DGCL if such stockholder fully complies with the procedures set forth in Section 262 of the DGCL, which are more fully described in “Appraisal Rights” beginning on page 61, below. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this Information Statement.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:	Prior to obtaining the Written Consent, under certain circumstances specified in the Merger Agreement, the Company could have discussed, negotiated or approved an unsolicited acquisition proposal from a third party. As a result of the execution and delivery of the Written Consent on August 29, 2016 the Requisite Common Stockholder Approval has been obtained, and the Company has no further ability to discuss, negotiate or approve an alternative acquisition proposal. See “The Merger Agreement — Restrictions on Solicitations of Other Offers” beginning on page 54, below.

Q:	Will I owe taxes as a result of the Merger?

A:	The Merger will be a taxable transaction for U.S. federal income tax purposes if you are a United States stockholder of the Company. As a result, if you are a United States stockholder of the Company, you will recognize gain or loss with respect to the cash received for Shares in the Merger in an amount equal to the difference, if any, between (i) the amount of cash you receive (determined before the deduction of any required withholding taxes) and (ii) the adjusted tax basis of your surrendered Shares. Tax matters can be complicated, and because your individual circumstances may differ, you should consult your tax advisor about the particular tax consequences to you of exchanging your Shares in the Merger or exercising appraisal rights (including the application and effect of any U.S. federal estate and gift, state, local and other tax laws).

Q:	Where can I find more information about the Company?

A:	The Company files periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 67, below.

Q:	Who can answer my other questions?

A:	If you have more questions about the Merger, please contact the Company’s Chief Financial Officer at (214) 493-4000. If your Shares are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement and the documents to which we refer you in this Information Statement contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of the Company, the expected completion and timing of the Merger and other information relating to the Merger. Forward-looking statements are not historical facts but instead represent management’s current expectations regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Whenever possible, we identify these statements by using words such as “anticipate,” “believe,” “estimate,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project” and similar expressions for future-tense or conditional constructions (“will,” “may,” “should,” “could,” etc.). We caution you that these statements are only predictions based on current expectations and are not guarantees of future performance or outcomes. By identifying these statements for you in this manner, we are alerting you to the possibility that actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. These forward-looking statements and the Company’s actual results, developments and business are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those anticipated by these statements. Such risks and uncertainties, including risks and uncertainties related to the Merger, include, but are not limited to:

•	the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental approvals;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the risk that the parties may not be able to satisfy the conditions to completion of the Merger in a timely manner or at all;

•	risks related to the diversion of management time on Merger-related issues and the risk that the pending Merger disrupts current plans and operations;

•	the risk that any announcements relating to the Merger adversely affect the market price of the Shares;

•	the risk that disruptions from announcements relating to the Merger adversely affects the Company’s operating results and business generally, customer relationships, and relationships with the Company’s key employees, suppliers and other persons with whom the Company has material business relations;

•	the risk that changes in health care and other laws and regulations adversely affects the Company’s operating results and business generally; and

•	other risks detailed in the Company’s reports filed with the SEC, including, but not limited to, those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended December 31, 2015.

In addition, we are subject to other risks, uncertainties and factors that are also beyond the Company’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Information Statement represent the Company’s views as of the date of this Information Statement, and it should not be assumed that the statements made herein will remain accurate as of any future date. Moreover, we assume no obligation to update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

THE PARTIES TO THE MERGER AGREEMENT

The Company

USMD Holdings, Inc.

USMD Holdings, Inc. (NASDAQ: USMD) is a physician-led integrated healthcare system based in Dallas, Texas. Through its subsidiaries and affiliates, the Company provides healthcare services to patients and management and operational services to healthcare providers. The Company serves the Dallas-Fort Worth metropolitan area with more than 250 physicians and associate practitioners and provides healthcare services to patients in nearly 20 different specialties at its physician clinics, hospitals and other healthcare facilities, including cancer treatment centers. The Company’s principal executive offices are located at 6333 North State Highway 161, Suite 200, Irving, TX 75038 and its telephone number is (214) 493-4000. Additional information about the Company is included in documents incorporated by reference into this Information Statement and the Company’s filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 67, below, and on the Company’s website, at http://www.usmdinc.com/investors/sec-filings.

Parent

WellMed Medical Management, Inc.

Parent, an indirect subsidiary of Optum, is a healthcare management services organization that manages affiliated physician networks and medical groups. Parent’s principal executive offices are located at 8637 Fredericksburg Road, Suite 360, San Antonio, TX, 78240 and its telephone number is 210-617-4705.

Merger Sub

Project Z Merger Sub, Inc.

Merger Sub is a Delaware corporation that was organized solely for the purpose of completing the proposed Merger. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub’s principal executive offices are located at 8637 Fredericksburg Road, Suite 360, San Antonio, TX, 78240.

THE MERGER

Background of the Merger

As part of their ongoing oversight and management of the Company’s business, the Board of Directors and senior management of the Company periodically review and assess the Company’s performance, risks, long-term goals, prospects and overall strategic direction. In the course of these discussions, the Board of Directors and senior management of the Company have from time to time and with the assistance of its advisors, including Jefferies, evaluated the possibility of pursuing strategic growth and financing alternatives that may complement and strengthen the Company’s business and enhance stockholder value, including possible opportunities for business combinations.

As a result of these evaluations, since early 2014, the Company has engaged in a number of transactions to raise capital to fund growth. These transactions included, among others, the sale of convertible subordinated notes in March and April of 2015, the refinancing of the Company’s ownership interest in a hospital facility in Arlington, Texas in September 2015 and the sale of a substantial portion of the Company’s lithotripsy business in December 2015. During this time, the Company also sought and negotiated, but did not complete, multiple other financing transactions and liquidity strategies, including the potential sale of a minority equity interest in the Company.

On May 1, 2015, at a regularly scheduled meeting of the Board of Directors, the Board of Directors and senior management discussed the continuing financing needs of the Company and, on June 3, 2015, the Board of Directors approved the engagement of Jefferies to provide the Company with financial advice and assistance in connection with a possible sale, disposition or other business transaction or series of transactions, in any form, involving all or a material portion of the equity or assets of one or more entities comprising the Company. The Company engaged Jefferies as its financial advisor for such purposes given, among other things, Jefferies’ industry knowledge, experience and reputation and its familiarity with the Company, having advised the Company from time to time since June of 2008.

During June 2015, the Company’s senior management worked with Jefferies to identify potential parties that might have an interest in a strategic transaction with the Company, and the Company’s management ultimately selected 44 parties, consisting of 33 financial sponsors and 11 strategic parties, including Optum. The strategic parties were selected based on, among other factors, each party’s market presence, strategic fit and demonstrated activity in the sector. The financial sponsors were selected based on, among other factors, financial capacity to consummate a deal and perceived interest in the sector.

From June 2015 through November 2015, in accordance with the Company’s directives, Jefferies contacted the selected potential bidders on a preliminary “no-names” basis to assess their possible interest in acquiring a business with the Company’s profile. Five strategic parties (including Optum) and 24 financial sponsors expressed interest in a potential transaction. During this same period, the Company negotiated and executed non-disclosure agreements with these 29 parties, after which such parties received a confidential information package regarding the Company.

Following entry into confidentiality agreements, from June 2015 through December 2015, senior management of the Company, together with representatives of Jefferies, met with the management teams of 15 potential bidders to provide an initial management presentation, which included, among other things, an overview of the Company and discussion of potential synergies with the applicable potential bidder. These potential bidders were also given access to the Company’s initial stage data room containing limited additional information regarding the Company.

On August 20, 2015, the Company engaged McDermott Will & Emery LLP (“MWE”) to act as its legal advisor with respect to the Company’s exploration of potential strategic alternatives as a result of the Company’s solicitations of third-party interest in the Company.

On October 30, 2015, the Board of Directors met with senior management of the Company. During this meeting, Dr. John House, M.D., the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company, updated the Board of Directors on the status of the sale process and the meetings that had been held with potential bidders. Chris Carr, the Company’s General Counsel, discussed with the Board of Directors its fiduciary duties when considering a potential acquisition of the Company, and also discussed the formation of a special committee of independent and disinterested directors to manage the sale process.

On November 6, 2015, the Board of Directors established the Special Committee, comprised of Darcie Bundy, Breaux Castleman and Lawrence Darst, to review any and all proposals received by the Company. Mr. Darst was selected as the Chairman of the Special Committee. These individuals were chosen because they (i) are not and have not been employees or officers of the Company, (ii) have no previous, current or contemplated economic interests with or in the Company or any material business or financial relationship with any officer, director or employee of the Company other than as a director or stockholder of the Company, (iii) are not related by blood or marriage to any officer, other director or employee of the Company, and (iv) have no interest in any possible transactions other than as a director and stockholder of the Company.. The resolutions forming the Special Committee gave the Special Committee the authority to, among other things, (a) review and evaluate the proposals received by the Company, (b) negotiate the terms and provisions of any potential transactions, (c) develop, consider, explore, review, analyze and evaluate any potential alternative transactions, including business combinations, a recapitalization, a sale of assets or securities of the Company or other extraordinary transactions, and (d) make a recommendation to the Board of Directors to approve or disapprove of any potential transactions.

On November 11, 2015, the Special Committee met, together with representatives of Jefferies, at the offices of the Company to review, among other things, the sale process, including meetings with potential bidders.

On November 12, 2015, the Special Committee met by telephone conference, with Mr. Carr and representatives of Vinson and Elkins LLP (“V&E”) and MWE participating, to discuss the Company’s sale process and other potential strategic alternatives, along with the retention of V&E as independent legal advisor to the Special Committee. During the meeting, the parties discussed the Company’s efforts to date in seeking financial investments and the cash flow constraints facing the Company. Jefferies noted that, in accordance with the Company’s directives, it had requested verbal indications of interest in a potential transaction with the Company and, at this time, three strategic bidders, Optum, Party A and Party B, had provided such indications of interest.

On November 16 and 18, 2015, the Special Committee met by telephone conference, with Mr. Carr and representatives of V&E and Jefferies in attendance, to discuss the potential bidders and the progress of their respective due diligence reviews. The Special Committee also discussed with V&E, MWE and Jefferies the terms of a process letter to be sent to the remaining bidders.

On November 20, 2015, the Special Committee met by telephone conference, with representatives of V&E, MWE and Jefferies in attendance. Jefferies informed the Special Committee that Optum had indicated that it was considering partnering with Party B in a potential bid by Optum for the Company. The Special Committee and the advisors also discussed the meetings held by senior management of the Company, together with Jefferies, with the management teams of the remaining potential bidders. After further discussion, the Special Committee concluded that a partnership of Optum and Party B could potentially increase the value offered for the Company than separate bids by Optum and Party B.

On November 20, 2015, at the request of the Special Committee, Jefferies sent, on behalf of the Company, a process letter to the remaining potential bidders describing how the sale process would proceed, together with a term sheet setting forth the key terms of a potential transaction involving the Company.

On November 24, 2015, the Special Committee met with representatives of V&E. V&E reviewed with the Special Committee members their fiduciary duties in considering a potential sale of the Company. The Special

Committee ratified the engagement of V&E as independent legal counsel to the Special Committee and approved the related engagement letter with V&E. The Special Committee also discussed and considered Jefferies’ prior relationship with the Company, including with respect to the initial stages of the potential sale process, and, following such discussion and consideration, the Special Committee approved Jefferies as the Special Committee’s financial advisor, subject to modifying Jefferies’ engagement letter with the Company such that Jefferies would thereafter serve as the Special Committee’s financial advisor in connection with the sale process and take direction from, and report directly to, the Special Committee. The Jefferies engagement letter was subsequently so modified.

During the period from November 6, 2015, when the Special Committee was formed, through August 30, 2016, when the execution of the Merger Agreement was announced, the Special Committee held ten formal meetings, and all members of the Special Committee were present at each such formal meeting. All of the Special Committee’s formal meetings were attended by representatives of V&E, and certain meetings were also attended by representatives of Jefferies, MWE and/or Mr. Carr, at the request of the Special Committee. In addition, during such period, the Special Committee held numerous conference calls to discuss developments and next steps in the sale process, most of which were attended by representatives of V&E and often included representatives of MWE and Mr. Carr and sometimes Dr. House. In addition, Dr. House, from time to time, had direct discussions with Optum and other bidders, as did representatives of Jefferies at the direction of the Special Committee, about the process and certain specific transaction terms. Dr. House also consulted with and provided his views to the Special Committee at the request of the Special Committee.

During the period from October through December 2015, the Company received four formal proposals, two from financial sponsors and two from strategic parties, Optum and Party A. Each of the financial sponsor proposals valued the Company at a discount to the Company’s then-trading price, and contemplated purchasing significant equity stakes in the Company through the use of preferred securities. Neither financial sponsor proposed to purchase the entire Company. The two strategic parties submitted proposals that contemplated the acquisition of the Company’s entire outstanding capital stock.

On December 2, 2015, the Special Committee met with Dr. House and Mr. Carr and a representative of V&E at the offices of the Company to discuss the sale process in general as well as the steps that could be involved in obtaining Ventures’ support for a potential transaction.

On December 10, 2015, the Special Committee met by telephone conference, with Mr. Carr and representatives of V&E and Jefferies in attendance, to discuss potential next steps with respect to the proposals received by the Company and the status of the bidders’ due diligence processes. Jefferies informed the Special Committee that all remaining bidders had informed Jefferies that they would require the Company to obtain Ventures’ consent before, or immediately after, executing any definitive merger agreement.

On December 18, 2015, at the Special Committee’s request, representatives of Jefferies spoke with representatives of Optum, who provided an oral description of Optum’s proposed terms for a transaction, including a per Share purchase price of $13.13. Optum provided a formal written proposal to purchase the Company at a purchase price of $13.13 per share on December 23, 2015. Later on December 18th, Party A provided a written proposal to purchase the Company at a purchase price of $14.22 per Share. As of the close of business on December 18, 2015, the closing market price for the Shares on Nasdaq was $7.70.

Shortly thereafter, at the direction of the Special Committee, each of the four bidders was informed that its proposal was insufficient given the prices indicated in the proposals, and each party was requested to provide an improved proposal if they wished to continue in the process. The two financial sponsors declined the opportunity to provide an improved proposal and Optum and Party A confirmed that they would submit revised proposals.

On January 5, 2016, the Special Committee met at the Company’s offices with Dr. House, Mr. Carr and Jim Berend, the Chief Financial Officer of the Company, to discuss the need to obtain the approval of Ventures prior to or immediately following execution of a merger agreement for any potential transaction.

On January 11, 2016, Party A submitted a revised written proposal to purchase the Company with a purchase price of $21.29 per Share in cash, which was subject to various assumptions and conditions, including, in addition to customary assumptions as to the cancellation or conversion of the Company’s outstanding securities prior to closing, assumptions as to the net working capital of the Company’s subsidiaries at closing, the receipt by the Company of cash proceeds with respect to sales of certain of its subsidiaries and the sale of the Company’s minority interests in certain joint ventures, among other things. As of the close of business on January 11, 2016, the closing market price for the Shares on Nasdaq was $7.35.

On January 18, 2016, during a telephonic meeting of the Board of Directors, the Chairman of the Special Committee briefed the full Board of Directors on the status of the sales process and the likely next steps.

On January 22, 2016, Optum submitted a revised written proposal to acquire the Company for a purchase price of $22.00 per Share in cash, with customary assumptions as to the cancellation or conversion of the Company’s outstanding securities prior to closing. Optum’s proposal also included as a condition to completing a transaction that the Company obtain Ventures’ consent within one day following the execution of the definitive merger agreement. Optum also indicated that it anticipated securing appropriate retention arrangements with certain members of the Company’s management to ensure a degree of continuity in the operations of the combined company after closing. As of the close of business on January 22, 2016, the closing market price for the Shares on Nasdaq was $7.55.

On January 25, 2016, the Special Committee met by telephone conference, with Dr. House, Mr. Carr and representatives of V&E and MWE participating, to discuss the revised bids received from Optum and Party A. The Special Committee agreed to invite Optum and Party A, the two remaining bidders, to the final round of the process.

From January 2016 to March 2016, both Optum and Party A conducted additional due diligence on the Company and met in person and by telephone conference with the Company’s management team. Both bidders were also provided with access to detailed information and additional data relating to the Company upon request so as to enable them to submit final proposals.

On January 28, 2016, the Special Committee met by telephone conference with representatives of V&E and Jefferies in attendance. During this meeting, the Special Committee discussed the sale process and authorized V&E and MWE to begin drafting a form of merger agreement. The Special Committee was informed that both Optum and Party A anticipated that the Company would deliver the written consent of Ventures immediately following the signing of the Merger Agreement. As a result, while certain members of Ventures were aware of the process from their role as members of the Board of Directors, the Special Committee discussed informing Ventures’ counsel of, and providing its counsel an opportunity to participate in, the negotiations with Optum and Party A.

On February 1, 2016, Mr. Carr met by telephone conference with representatives of Party A and its legal counsel to discuss required regulatory filings and related matters with respect to a transaction between Party A and the Company. Representatives of MWE and Jefferies also attended this call.

On February 5, 2016, the Board of Directors met with the Company’s senior management. During this meeting, the Special Committee updated the Board of Directors on the status of the sale process and informed the Board of Directors that, in accordance with the Special Committee’s directives, Jefferies would continue to seek increased purchase prices from Optum and Party A. Dr. House stressed the importance of continuing the bidding process in an effort to maximize the bid values and recommended that the Company continue to meet with the two remaining bidders to vet the alternatives between remaining independent (and executing on the Company’s 2016 strategic plan) and selling the Company.

On February 10, 2016, Dr. House, Dr. Johnston, Mr. Carr, and Michael Bukosky, the Company’s Chief Operating Officer, met with representatives of Optum and Parent to discuss Optum’s vision for the Company following the closing of a transaction, including its desire to retain the physicians currently employed by the Company. Optum also informed the Company that it no longer intended to partner with Party B at this time.

On February 11, 2016, the Special Committee met at the Company’s offices, with Dr. House, Mr. Carr and representatives of V&E and MWE participating, to discuss the status of the sale process, including the fact that Optum no longer intended to partner with Party B, and whether a representative of the Company should reach out to Party B about becoming a direct bidder in the sale process. The parties were then joined by representatives of Ventures and Decker Jones, counsel to Ventures (“DJ”), to discuss Ventures’ participation in the negotiations.

On February 12, 2016, the Special Committee discussed with Jefferies matters relating to the sale process, including the possibility of approaching Party B to engage it as a separate bidder in the sale process. After considering both Jefferies’ observations, including that Party B had not engaged in its own due diligence review of the Company or expressed an interest in doing so, and the possibility that extending the duration of the sale process to provide Party B with time to conduct sufficient diligence to make an independent bid created a significant risk that Optum and Party A would walk away from the process, the Special Committee decided not to approach Party B. Also on February 12, 2016, Dr. House, Mr. Carr, Mr. Darst, representatives of V&E and the Special Committee’s Delaware counsel had a telephone conference during which they discussed Party B and the possible effect of including Party B in the process at this late stage. The Special Committee determined that the potential harm to the process of including Party B at this stage outweighed any benefits of potentially including Party B directly in the sale process. Later that same day, representatives of MWE and V&E spoke with representatives of DJ about the approval process for the transaction.

Throughout February 2016, the Special Committee met regularly by telephone conference with representatives of V&E and Jefferies to discuss the status of the sale process, transaction terms, and proposed next steps. During this period, representatives of MWE were in regular contact with Mr. Carr and V&E while preparing an initial draft of the merger agreement.

On February 22, 2016, Dr. House, Dr. Johnston, Mr. Bukosky, Mr. Carr and other members of the Company’s senior management met with representatives of Party A to discuss Party A’s vision regarding a potential combination of the two companies and the strategic fit and focus of the combined entities.

On February 26, 2016, the Company’s initial draft merger agreement was made available electronically to Optum and Party A.

On March 10 and 14, 2016, the Special Committee met with members of the Company’s senior management and representatives of V&E, MWE, and Jefferies and, at the March 14, 2016 meeting, with Dr. House and Mr. Carr also participating, to discuss the status of the due diligence reviews performed by Optum and Party A and the upcoming deadline for final bids to be submitted.

On March 15 and 16, 2016, in anticipation of the deadline for final bids to be submitted, representatives of V&E and MWE met with representatives of Optum and Party A to discuss any open items or outstanding concerns of the bidders.

On March 22, 2016, Optum and Party A each submitted its final written proposal to acquire the Company, along with revised drafts of the merger agreement that had previously been provided to them. Optum’s proposal indicated a purchase price of $22.00 per Share in cash while Party A’s proposal indicated a purchase price of $21.12 per Share in cash, with an effective purchase price of $20.07 per Share after taking into account certain fees and adjustments reflected in its markup of the merger agreement. Both proposals repeated many of the same assumptions set forth in the proposals provided by the parties in January 2016, described above. As of the close of business on March 22, 2016, the closing market price for the Shares on Nasdaq was $10.84.

Optum’s proposal emphasized that the retention and involvement of the Company’s physicians was critical to the per Share price included in its proposal and the future performance of the Company after closing. To that end, Optum indicated in its proposal that it intended to offer retention and performance incentives to certain of the Company’s physicians. Specifically, Optum proposed paying retention bonuses to selected physicians who signed amendments to their employment agreements and remained employed by the Company for a certain period following the closing of the transaction. Optum also proposed creating a bonus pool pursuant to which participants would be eligible to receive payments assuming such participants met certain performance thresholds and other criteria for payments from the pool during the first three full compensation years after closing of the proposed transaction. In addition, Optum proposed that certain physician leaders would be entitled to participate in a profit-sharing plan, similar to profit-sharing plans established by Parent for certain of its affiliates, pursuant to which such individuals would become eligible to participate in a percentage of the future increases in value, if any, created by the business conducted by the Company and its subsidiaries in the Dallas-Fort Worth geographic market and any other market in which the Company and its subsidiaries conduct business. Both plans were to be adopted and implemented following the closing, and any payments under such plans would be based on the future growth of the Company after closing.

Due to potential regulatory concerns with Party A’s acquisition of the Company, Party A’s proposal provided that the Company would be required to either divest its minority interest in two hospitals, or acquire full ownership in such hospitals, prior to executing a definitive merger agreement with Party A.

The Special Committee met on March 24, 2016 with Dr. House, Mr. Carr and representatives of V&E, MWE and Jefferies in attendance, to discuss the final bids. While the Special Committee believed that Optum’s proposal was generally attractive, the Special Committee directed Jefferies to seek improvement of the financial terms of Optum’s proposal. Because the Special Committee had concerns about various adjustments and contingencies reflected in Party A’s proposal, including the requirement to divest the Company’s interests in two hospitals, the Special Committee directed Jefferies to request that Party A improve both the price and other terms of its final proposal.

Following further discussions with Optum regarding its proposal, Optum provided a revised final written proposal on April 4, 2016, with substantially the same terms as included in Optum’s March 22, 2016 proposal, but with an increased per Share price of $22.50 in cash. As of the close of business on April 4, 2016, the closing market price for the Shares on Nasdaq was $12.16.

The Special Committee met on April 5, 2016, with Dr. House, Mr. Carr and representatives of V&E, MWE and Jefferies in attendance, to discuss the revised final written proposal received from Optum, Party A’s proposal and the bidders’ markups of the draft merger agreement.

Party A declined to submit a further revised proposal. Following Party A’s decision not to submit a further revised proposal, the Special Committee met on April 7 and 8, 2016, with Dr. House, Mr. Carr and representatives of V&E, MWE and Jefferies in attendance, to discuss Optum’s bid. The parties also discussed language that Optum had included in its proposal prohibiting the Company from negotiating, soliciting, initiating, or entering into discussions or negotiations with any third parties until May 20, 2016 (with one 15-day extension) while Optum completed its due diligence review and Optum and the Company negotiated a final merger agreement (the “Exclusivity Agreement”).

On April 8, 2016, with the approval of the Special Committee, the Company countersigned Optum’s proposal, which included the Exclusivity Agreement.

Over several conference calls throughout March and April 2016, Dr. House and Jack Larsen, an executive vice president of Optum, discussed Optum’s plans for retaining the Company’s management team and physicians, including the physician bonus pool that Optum had proposed in its March 22, 2016 proposal, and the organizational structure of the Company following the proposed merger. In late April 2016, Dr. House and representatives of Optum discussed a profits sharing plan similar to those offered by Parent to employees of certain of its affiliates.

On April 20, 2016, Optum submitted a further revised final proposal, which included additional details about the bonus pool and retention bonuses Optum intended to offer employee physicians of the Company. As with its earlier proposals, Optum’s revised final proposal included as a condition to completing a transaction that the Company obtain Ventures’ consent within one day following the execution of a definitive merger agreement.

On April 26, 2016, Mr. Carr and representatives of V&E and MWE met by telephone conference with Optum and Hogan Lovells US LLP, counsel to Optum (“HL”), to discuss the sale process and certain considerations with respect to inviting Ventures to participate in the Company’s negotiations with Optum.

On May 3, 2016, representatives of senior management of the Company met with DJ to discuss inviting Ventures to participate in the negotiation process as the Company’s majority stockholder.

On May 10, 2016, Ventures was formally invited to participate in the merger negotiations with the Company and Optum, and Ventures and its legal counsel were provided with drafts of the merger agreement and other transaction documents. Ventures and its legal counsel engaged in discussions with the Company and MWE to become apprised of the status of the possible transaction with Optum, particularly as it related to the interests of Ventures’ beneficial owners (many of whom were employee physicians of the Company).

On May 11, 2016, Dr. House, Dr. Johnston and members of the Company’s physician leadership met with representatives of Optum to discuss Optum’s strategic plan and vision for the Company following the proposed merger.

On May 13, 2016, representatives of MWE sent a revised draft of the merger agreement to HL in response to Optum’s initial comments to the Company’s draft of the merger agreement.

On May 18, 2016, representatives of the Company, Optum, V&E, MWE, HL, DJ, Jefferies and Ventures met at the offices of MWE to further negotiate the terms of the merger agreement. Representatives of V&E, MWE and the Company broke away during such meeting to discuss with certain members of the Special Committee, and receive direction regarding, points in the merger agreement under negotiation.

On May 20, 2016, the Company and Optum agreed to extend the term of the Exclusivity Agreement to July 4, 2016 as a result of the progress that the parties had made in negotiating the merger agreement at that time.

On May 25, 2016, representatives of HL sent a revised draft of the merger agreement to MWE.

During the period from May 25 through June 8, 2016, representatives of the Company, MWE, V&E and Ventures engaged in numerous discussions to further negotiate the draft merger agreement.

On June 8, 2016, representatives of MWE sent a revised draft of the merger agreement to HL.

On June 9, 2016, the Special Committee met with representatives of MWE, V&E and Jefferies to discuss the status of the negotiations with Optum. At this meeting, Jefferies discussed with the Special Committee preliminary financial aspects of the proposed transaction.

On June 13, 2016, representatives of HL sent a revised draft of the merger agreement to MWE and, on June 15, 2016, representatives of the Company, Optum, V&E, MWE, HL, Jefferies and Ventures met at the offices of MWE to further negotiate the terms of the merger agreement, substantially reaching agreement on the terms thereof. Representatives of V&E, MWE and the Company broke away during such meeting to discuss with certain members of the Special Committee, and receive direction regarding, points in the merger agreement under negotiation.

On June 20, 2016, representatives of MWE sent a revised draft of the merger agreement to HL reflecting the outcome of the discussions at the June 15, 2016 meeting, and HL sent a substantially final draft to MWE on June 29, 2016, subject to continuing discussions regarding Optum’s obligations in respect of the employee retention and incentive bonuses.

Optum emphasized throughout the sale process the importance of working closely with and engaging Company management and physician leadership to ensure a successful transition of the Company’s business. During the period from June 15, 2016 through August 9, 2016, Optum engaged in discussions with Dr. House and other senior members of Company management to negotiate the terms of employment and retention agreements with certain physicians, the execution and delivery of which Optum had originally required as conditions to the signing of the Merger Agreement. During the negotiations of such agreements, Optum ultimately indicated its willingness to sign the Merger Agreement without physicians entering into retention agreements with Parent. Also during such time, Optum engaged in discussions with management and physician leaders to refine the principal terms of the employee retention and incentive bonuses and Optum’s obligations in respect thereof.

On July 20, 2016, in connection with Optum’s due diligence review, the Company disclosed that it would make payments to certain of its non-executive employees in lieu of unissued options to be granted under existing employment agreements. From July 20, 2016 to August 5, 2016, representatives of Optum and the Company and the Company’s and Special Committee’s advisors discussed the implications of the additional payments.

On July 29, 2016, following completion of the negotiations between the Company and Optum and receipt of a substantially final draft of the merger agreement, the Special Committee met by telephone conference with representatives of V&E, MWE and Jefferies, to discuss the proposed final merger agreement. At such meeting, Jefferies updated the Special Committee regarding preliminary financial aspects of the proposed transaction. On the same day, following the Special Committee meeting, the full Board of Directors met by telephone conference, with representatives of V&E, MWE and Jefferies in attendance, and the Board of Directors determined at such meeting to make the substantially final merger agreement available to DJ, along with information describing the proposed merger and the merger agreement.

On August 2, 2016, Optum informed the Company that, in light of the payments to be made by the Company to certain of its non-executive employees in lieu of options, Optum would revise its proposal to decrease the per Share purchase price. In response, the Company requested that Optum maintain its original purchase price of $22.50 per Share. On August 4, 2016, Optum informed the Company that Optum was revising its proposal to provide for a purchase price of $22.34 per Share. On August 5, 2016, the Company again requested that Optum maintain a purchase price of $22.50 per Share, and Optum indicated that $22.34 per Share was its best and final offer.

On August 6, 2016, the Special Committee met by telephone conference, with Dr. House, Mr. Carr and representatives of V&E, MWE and Jefferies present, to discuss the status of the transaction, including Optum’s revised proposal. Representatives of MWE reviewed changes required to certain closing deliverables as a result of the new per Share price. Also at such meeting, Jefferies updated the Special Committee regarding preliminary financial aspects of the proposed transaction, taking into account the new per Share price.

On August 24, 2016, the limited partners of Ventures met at a special meeting called on August 16, 2016 to discuss the terms and conditions of the proposed final merger agreement. Following such meeting, the partners consented to Ventures voting the Shares owned by Ventures in favor of the Merger, assuming approval by the Board of Directors, after consideration of and based upon the recommendation of the Special Committee, of (i) the Merger and (ii) a final merger agreement in substantially the form reviewed by Ventures’ partners.

On August 29, 2016, the Special Committee met with representatives of V&E, MWE and Jefferies present. At such meeting, representatives of V&E and MWE updated the Special Committee as to the final terms of the Merger Agreement. Also at such meeting, Jefferies reviewed its financial analysis of the Merger

Consideration with the Special Committee and rendered an oral opinion, confirmed by delivery of a written opinion dated August 29, 2016, to the Special Committee to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following discussion, the Special Committee (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, advisable and in the best interest of, the Company and the Company’s stockholders, (ii) recommended that the Board of Directors approve and declare advisable the Merger Agreement and the transactions contemplated thereby in accordance with the DGCL, (iii) recommended that the Board of Directors authorize the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement and (iv) recommended that the Board of Directors resolve to recommend that the stockholders of the Company adopt the Merger Agreement.

Immediately following the Special Committee meeting on August 29, 2016, a meeting of the Board of Directors was convened with all directors present. Upon the request of the Special Committee, the Board of Directors received and reviewed a copy of Jefferies’ written opinion previously delivered to the Special Committee. Following discussion, the Board of Directors, with the vote of all present, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, (iii) authorized the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement, and (iv) recommended that the stockholders of the Company adopt the Merger Agreement.

Following approval by the Board of Directors, representatives of the Company, Parent and Merger Sub executed the Merger Agreement.

Thereafter, Ventures, having been provided with a copy of the executed version of the Merger Agreement, executed and delivered a written consent in lieu of a meeting pursuant to Section 228 of the DGCL, (i) adopting the Merger Agreement, (ii) approving in all respects the transactions and agreements contemplated thereby, including the Merger and (iii) waiving compliance with any and all notice requirements imposed by the Company’s Certificate of Incorporation and Bylaws, the DGCL, or any other law.

The Recommendation of the Special Committee and the Board of Directors and the Reasons for the Merger

The Special Committee

As described above, the Board of Directors established the Special Committee of independent directors and empowered it with the exclusive authority to review, evaluate, negotiate and, if appropriate, make a recommendation to the Board of Directors to approve or disapprove of any potential transactions. In evaluating the Merger Agreement and the Merger, the Special Committee consulted with Company management, V&E and Jefferies and, on August 29, 2016, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interest of, the Company and the Company’s stockholders and recommended (i) that the Board of Directors approve and declare advisable the Merger Agreement and the transactions contemplated thereby in accordance with the DGCL, (ii) that the Board of Directors authorize the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement and (iii) that the Board resolve to recommend that the stockholders of the Company adopt the Merger Agreement.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee considered the following positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby, each of which the Special Committee believed supported its decision:

•	the comprehensive sales process that was conducted by the Company with oversight by the Special Committee and the assistance of the Company’s management, the legal advisors to the Company and the Special Committee and Jefferies, during the approximately 12-month period prior to the execution of the Merger Agreement, which involved contacting 44 potential strategic and financial buyers, the Company’s execution of confidentiality agreements with 29 potential buyers, management meetings with 15 potential buyers and multiple rounds of indications and bids;

•	the fact that the Merger Consideration of $22.34 per Share represents:

•	a premium of approximately 89.3% to the closing price of $11.80 on April 7, 2016, the last trading day prior to the grant of exclusivity to Optum; and

•	a premium of approximately 104.8% to the weighted-average closing price of $10.91 during the 30-day period prior to the grant of exclusivity to Optum;

•	the improved terms that the Company was able to obtain as a result of negotiations with Optum, including a substantial increase in the per Share price from $13.13 in Optum’s initial indication of interest to the final Merger Consideration of $22.34 per Share, and the Special Committee’s belief that this was the highest price that Optum would be willing to pay;

•	the determination that, upon completion of this extensive process, Optum’s offer was the best and highest offer for the Company;

•	the written opinion, dated August 29, 2016, of Jefferies to the Special Committee as to the fairness, from a financial point of view and as of such date, to holders of Shares of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies as more fully described in the section entitled “Opinion of the Special Committee’s Financial Advisor”;

•	that the Merger Consideration is all cash and will be paid at Closing, which provides certainty of value and liquidity to the Company’s stockholders compared to the limited trading in the Shares in recent periods;

•	that the Company has conducted numerous market-based processes to explore potential strategic alternatives, including capital raises, over the past several years to address its challenges with limited success;

•	that the Company has historically faced challenges in implementing changes needed to execute its long-term business plan, due in part to capital constraints and other operational factors, and the Special Committee’s uncertainty as to the Company’s ability to fully execute such business plan in light of the time necessary to do so and the competitive industry in which the Company operates;

•	the competitive dynamics of the healthcare services sector, including the trend towards strategic partnerships and the fact that several participants have considerably greater operating scale and financial resources than the Company, and the determination that such competitive dynamics would pose additional challenges if the Company were to remain independent;

•	the concern that, if the Company were to remain independent, the Company would need to obtain substantial additional capital in order to execute its strategic business plan, and that the Company has in the past had, and would in the future have, difficulty obtaining substantial additional capital in the time required and on acceptable terms;

•	the concern that, if the Company were to remain independent, the Company would also need to significantly modify its business plan to maintain sufficient operating cash flow, especially if it were unable to successfully raise substantial additional capital, and the potential impact such modifications would have on the Company;

•	that Optum and the Company have a similar focus for the future direction of medical services which could increase the likelihood of a better transaction for the Company and its patients, employees and partners;

•	the conclusion that there were additional risks and uncertainties associated with the Company remaining independent and that pursuing the Merger with Optum was the preferable course of action; and

•	the terms and conditions of the Merger Agreement, including:

•	the determination that, while the “break-up” fee provisions triggered for termination of the Merger Agreement in certain scenarios could have the effect of discouraging competing third party proposals, such provisions are customary for transactions of this size and type and that, prior to execution of the Merger Agreement, the Special Committee conducted an extensive and lengthy sale process and Ventures obtained the requisite consent of its members to vote in favor of the Merger Agreement;

•	the determination that the $10 million termination fee, representing approximately 3.7% of the equity value of the proposed transaction, was reasonable under the circumstances; and

•	the nature of Parent’s closing conditions included in the Merger Agreement, including the absence of any financing-related closing condition, the fact that the Company satisfied a number of such closing conditions prior to execution of the Merger Agreement and the likelihood that the Merger will be approved by requisite regulatory authorities and the Company’s stockholders.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to support the fairness of the Merger, each of which safeguards the Special Committee believed supported its decision:

•	that the Special Committee consists of three independent and disinterested directors of the Company who are not affiliated with Ventures, are not employees of the Company, Ventures or any of their affiliates and have no financial interest in the Merger different from, or in addition to, the interests of the Company’s unaffiliated stockholders;

•	the Special Committee’s understanding of, including the risks associated with, the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company if it remains independent;

•	that the Special Committee, with the assistance of its legal and financial advisors, negotiated and directed the sales process, and that the Special Committee’s recommendation was required in order for the Board of Directors to approve any sale transaction or other strategic alternative;

•	that the Special Committee had no obligation to recommend any transaction and that the Special Committee had the authority to “say no” to any proposals made by Optum or other potential acquirors;

•	that the Special Committee was entitled to select, and received the advice and assistance of, its own legal and financial advisors, and that, while Jefferies was initially engaged by the Company, Jefferies was later engaged by, and reported to, the Special Committee;

•	that the Special Committee conducted extensive deliberations, in more than 70 formal and informal meetings and telephone calls, during a period of approximately nine months regarding a potential acquisition transaction and other strategic alternatives; and

•	that Ventures, together with Ventures’ counsel, was involved in the sales process and given an opportunity to review the terms of the Merger Agreement and that, prior to execution of the Merger Agreement, Ventures obtained all requisite approvals to vote in favor of the Merger.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee also identified and considered a number of countervailing factors and risks to the Company and its stockholders relating to the Merger and the Merger Agreement, including the following:

•	the possibility that the Merger may not be completed and the potential adverse consequences to the Company if the Merger is not completed, including the potential loss of patients, employees and partners, reduction in value that might be offered by others to the Company in any future business combination and erosion of patient, employee and partner confidence in the Company;

•	that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction, regardless of whether the Merger is consummated;

•	the possibility of disruption to the Company’s business that could result from the announcement or pendency of the Merger, including harm to relationships with employees (including the ability to attract or retain employees), suppliers, customers or other business relationships, as well as the distraction of Company management’s attention from the day-to-day operations of the business;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which could delay or prevent the Company from undertaking certain capital expenditures and certain business opportunities the Company would otherwise undertake absent the pending completion of the Merger, as described under “The Merger Agreement — Conduct of the Company’s Business Prior to Closing” beginning on page 49;

•	that, because the Company’s stockholders will be receiving a fixed amount of cash for their Shares, they will not be compensated for any increase in value of the Company either during the pre-Closing period or following the Closing;

•	that the Merger will be a taxable transaction to the Company’s stockholders for U.S. federal income tax purposes; and

•	the potential conflicts of interest of certain of the Company’s affiliates, directors, officers and other employees in the transaction, including the fact that some individuals will receive benefits that are different from, and in addition to, the Company’s unaffiliated stockholders and that many of the Company’s physicians would be eligible for retention payments and other financial benefits for periods after the closing of the Merger.

During its consideration of the Merger, the Special Committee believes that it was well informed regarding, and fully considered, the potential conflicts of interest of certain of the Company’s affiliates, directors, officers and other employees in the transaction, including the fact that some individuals will receive benefits that are different from, and in addition to, the Company’s unaffiliated stockholders and that many of the Company’s physicians would be eligible for retention payments and other financial benefits for periods after the closing of the Merger.

The Special Committee concluded that the potentially negative factors associated with the Merger were outweighed by the potential benefits that it expected Company stockholders would receive as a result of the Merger. The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive, but summarizes the material factors considered by the Special Committee in its consideration of the Merger. The Special Committee reached the decision to recommend that the Board of Directors approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in light of the factors described above and other factors the Special Committee believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Special Committee did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Special Committee may have given different weights to different factors. The Special Committee conducted an overall review of the factors described above, with the assistance of Company management, V&E, MWE and Jefferies, and considered the factors overall to be favorable to, and to support, its determinations.

The Board of Directors

The Board of Directors, after consideration of and based upon the recommendation of the Special Committee, at a meeting held on August 29, 2016, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby in accordance with the DGCL, (iii) authorized the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement, and (iv) recommended that the stockholders of the Company adopt the Merger Agreement.

In the course of reaching the determinations and decisions, and making the recommendation, described above, the Board of Directors considered the same factors as the Special Committee, which are discussed above, as well as other factors it deemed relevant. The foregoing discussion of the information and factors considered by the Special Committee includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors approved and recommended the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

Opinion of the Special Committee’s Financial Advisor

The Company has retained Jefferies as financial advisor to the Special Committee in connection with the Merger. In connection with this engagement, the Special Committee requested that Jefferies evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement. At a meeting of the Special Committee held on August 29, 2016, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated August 29, 2016, to the Special Committee to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by holders of Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this Information Statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Special Committee and the Board of Directors (in their respective capacities as such) in their evaluations of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. The opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger. Jefferies’ opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the Merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed an execution version of the Merger Agreement provided to Jefferies on August 28, 2016;

•	reviewed certain publicly available financial and other information regarding the Company;

•	reviewed certain information furnished to Jefferies by the management of the Company relating to the businesses, operations and prospects of the Company, including financial forecasts and estimates prepared or provided by Company management;

•	held discussions with members of the senior management of the Company concerning the matters described in the second and third bullets immediately above;

•	at the direction of the Company, held discussions on behalf of the Company with selected third parties to solicit indications of interest in the possible acquisition of all or a portion of the Company;

•	reviewed the stock trading price history and implied trading multiples for the Company and compared them with those of certain publicly traded companies that Jefferies deemed relevant in evaluating the Company;

•	compared the financial terms of the Merger with publicly available financial terms of certain other transactions that Jefferies deemed relevant in evaluating the Merger; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of the management and other representatives of the Company that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of the Company or any other entity, and Jefferies was not furnished with, and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections.

With respect to the financial forecasts and estimates (including estimates as to potential net operating loss carryforwards of the Company on a standalone basis) provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised by Company management, and Jefferies assumed, that the financial forecasts and estimates relating to the Company that Jefferies was directed by such management to use and rely upon, as approved by the Special Committee, in its analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Company management as to the future financial performance of the Company and the other matters covered thereby. Jefferies expressed no opinion as to any such financial forecasts or estimates or the assumptions on which they were based. Jefferies relied upon the assessments of Company management as to, among other things, (i) the ability of the Company on a standalone basis to obtain the significant capital necessary for, and successfully execute on and fully realize, its strategic growth plans and potential related costs and risks, (ii) the potential impact on the Company of market and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the integrated healthcare services industry, including, with respect to third-party reimbursement rates and healthcare reform and other healthcare-related regulations, and (iii) existing and future contracts and other commercial relationships, agreements and arrangements of the Company. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion.

Jefferies made no independent investigation of any legal, regulatory, accounting or tax matters affecting the Company or the Merger and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company, the Board of Directors or the Special Committee, including, without limitation, advice as to the legal, regulatory, accounting and tax consequences to the Company and its stockholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. In addition, in preparing its opinion, Jefferies did not take into account any tax or other consequences of the Merger to any holder of Shares. Jefferies assumed that the Merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, including with respect to any divestiture or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final merger agreement, when signed by the parties thereto, would be substantially similar to the execution version reviewed by Jefferies.

Jefferies’ opinion was provided for the use and benefit of the Special Committee and the Board of Directors (in their respective capacities as such) in their evaluations of the Merger Consideration from a financial point of view. Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any written consent, guarantee or other agreements or arrangements entered into in connection with, or contemplated by or resulting from, the Merger. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to holders of Shares without regard to individual circumstances of specific holders that may distinguish such holders or the securities of the Company held by such holders and no opinion or view was expressed with respect to, and Jefferies’ opinion did not address the relative fairness of, any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, other than with respect to the Merger Consideration (to the extent expressly specified in Jefferies’ opinion) to be received by holders of Shares, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party to the Merger. Jefferies expressed no opinion as to the prices at which Shares or any other securities of the Company may trade or otherwise be transferable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. The issuance of Jefferies’ opinion was authorized by Jefferies’ fairness committee.

In connection with rendering its opinion to the Special Committee, Jefferies performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to the Company or the Merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of the Company in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the range of the valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of the Company or its securities.

The Merger Consideration was determined through negotiations between the Company and Parent, and the decision by the Company to enter into the Merger Agreement was solely that of the Board of Directors and the Special Committee. Jefferies’ opinion and financial analyses were only one of many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors, the Special Committee or Company management with respect to the Merger or the Merger Consideration.

The following is a summary of the material financial analyses provided to the Special Committee and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of the financial analyses described below, the term “EBITDA” means earnings before interest, taxes, depreciation and amortization (in the case of the Company, including the Company’s portion of earnings from non-consolidated entities and excluding one-time gains) and the term “adjusted EBITDA” means EBITDA excluding non-recurring legal and consulting fees and severance costs and pro forma for the impact of renegotiated managed care contracts and the Company’s physician compensation plan.

Selected Public Companies Analysis

Jefferies reviewed publicly available financial, stock market and operating information of the Company and the following four selected companies that Jefferies considered generally relevant as publicly traded companies in the integrated healthcare services industry, collectively referred to as the selected companies:

•	AmSurg Corp.

•	Envision Healthcare Holdings, Inc.

•	MEDNAX, Inc.

•	Team Health Holdings, Inc.

Jefferies reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on August 26, 2016 plus total debt, preferred stock and minority interests (as applicable and, in the case of AmSurg Corp., unadjusted for minority interests) less cash and cash equivalents, as a multiple of calendar year 2016 and calendar year 2017 estimated EBITDA (less earnings from minority interests in the case of AmSurg Corp.). Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on financial forecasts and estimates of Company management.

The overall low to high calendar year 2016 and calendar year 2017 estimated EBITDA multiples observed for the selected companies were 9.6x to 10.6x (with a mean of 10.2x and a median of 10.2x) and 8.4x to 9.6x (with a mean of 9.0x and a median of 8.9x). Jefferies then applied selected ranges of calendar year 2016 and calendar year 2017 estimated EBITDA multiples of 9.25x to 11.25x and 8.0x to 10.0x, respectively, derived from the selected companies to the calendar year 2016 and calendar year 2017 estimated adjusted EBITDA of the Company. This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Ranges Based on:		Merger Consideration
CY2016E Adjusted	CY2017E Adjusted
EBITDA	EBITDA
$9.23 - $12.03	$14.21 - $18.53	$22.34

Selected Precedent Transactions Analysis

Using publicly available information, Jefferies reviewed, among other things, financial data relating to the following four selected transactions that Jefferies considered generally relevant as transactions involving target companies in the integrated healthcare services industry announced between August 1, 2010 and August 26, 2016, collectively referred to as the selected transactions:

Announcement Date	Acquiror	Target
November 5, 2012	• Humana Inc.	• Metropolitan Health Networks Inc.

May 21, 2012	• DaVita, Inc.	• Healthcare Partners Holdings, LLC

June 27, 2011	• Metropolitan Health Networks Inc.	• ContinuCare Corp.

August 16, 2010	• Leonard Green & Partners, L.P.	• Prospect Medical Holdings, Inc.

Jefferies reviewed, among other information, transaction values of the selected transactions, calculated as the purchase prices paid for the equity of the target companies involved in such transactions plus the book value of debt and minority interests (as applicable) less cash and cash equivalents, as a multiple of such target companies’ latest 12 months EBITDA. Financial data of the selected transactions were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on the Company’s public filings and estimates of Company management.

The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 6.2x to 8.7x (with a mean of 7.9x and a median of 8.4x). Jefferies then applied a selected range of latest 12 months EBITDA multiples of 7.5x to 9.5x derived from the selected transactions to the Company’s latest 12 months (as of June 30, 2016) adjusted EBITDA. This analysis indicated the following approximate implied equity value per share reference range for the Company, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$0.00 - $0.05	$22.34

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was projected to generate during the fourth quarter of the fiscal year ending December 31, 2016 through the full fiscal year ending December 31, 2020 based on financial forecasts and estimates of Company management. For purposes of this analysis, the estimated net present value of the Company’s potential net operating loss carryforwards (discounted to present value as of September 30, 2016 utilizing the midpoint of the Company’s cost of equity of 13.5%) was taken into account and stock-based compensation was treated as a cash expense. Terminal values of the Company were calculated by applying to the Company’s fiscal year ending December 31, 2020 estimated adjusted EBITDA a selected range of EBITDA terminal value multiples of 7.0x to 8.0x. The present values (as of September 30, 2016) of the cash flows and terminal values were then calculated using a selected range of discount rates of 9.4% to 10.4%. This analysis indicated the following approximate implied equity value per share reference range for the Company, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$17.28 - $20.22	$22.34

Miscellaneous

The Company has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $8.5 million, of which a portion was payable upon delivery of Jefferies’ opinion and approximately $8 million is payable contingent upon consummation of the Merger. The Company also has agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of the Company, UnitedHealth Group Incorporated (“United”), the parent company of Optum, and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities. As the Special Committee was aware, Jefferies and its affiliates in the past have provided, and in the future may provide, financial advisory and financing services unrelated to the Merger to the Company, for which services Jefferies and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of its opinion, having acted as financial advisor to the Company in connection with its lithotripsy division sale, for which services during such two-year period Jefferies and its affiliates received a fee of $3 million. Although Jefferies and its affiliates had not provided financial advisory or financing services during the two-year period prior to the date of its opinion to Parent or its affiliates, including Optum and United, for which Jefferies or its affiliates received compensation, Jefferies and its affiliates may provide such services in the future, for which services Jefferies and its affiliates would expect to receive compensation.

Jefferies was selected to act as the Special Committee’s financial advisor in connection with the Merger because, among other factors, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions, its familiarity with the Company and its business and its reputation. Jefferies is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Company Financial Projections

The Company does not, as a matter of general practice, publicly disclose financial forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.

However, in connection with its strategic planning process and a potential sale of the Company, in July 2015, the Company’s management prepared certain financial projections for the remainder of the fiscal year 2015 and for fiscal years 2016 through 2019, based on estimates of the Company’s anticipated future operations assuming that the Company obtained the significant capital necessary for, and successfully executed on and fully realized, its strategic growth plans, utilizing information available to the Company’s management at the time of preparation and without giving effect to certain risks relating to the Company’s business, including the potential costs, risks and impact on the Company of obtaining such capital and executing such strategic growth plans (the “Bidder Projections”). The Bidder Projections were made available in the Company’s data room for review by potential bidders.

In May 2016, the Company’s management completed its preparation of new bottom-up projections for the remainder of fiscal year 2016 and for fiscal years 2017 through 2020 (the “Projections”) to assist the Special Committee and its advisors in evaluating the Merger. The Projections reflect estimates of the Company’s management as to the future financial performance of the Company on a standalone basis, incorporating the effects of certain risks relating to the Company’s business, including the impact of the potential costs and risks of the Company’s successful execution or full realization of its strategic growth plans. As a result, the Projections are materially different from the Bidder Projections. The Company’s management prepared and provided the Projections to the Special Committee and the Board of Directors in their evaluations of the Merger. The Projections were also provided by management to Jefferies for Jefferies’ use and reliance in connection with its analyses and opinion, as described in the section entitled “The Merger — Opinion of the Special Committee’s Financial Advisor,” as reflective of the best estimates and judgments of the Company’s management as to the future financial performance of the Company. Jefferies’ use of and reliance on the Projections in its analyses and opinion was approved by the Special Committee. The Projections are summarized below.

The Projections were prepared by or at the direction of the Company’s management based on information available to the Company’s management at the time of preparation and do not take into account any circumstances or event occurring after the date they were prepared. The Projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Projections, nor have they expressed an opinion or any other form of assurance with respect thereto, and they assume no responsibility for, and disclaim any association with, the Projections. A summary of the Projections is included in this Information Statement solely because the Projections were made available to the Special Committee, the Board of Directors and Jefferies in connection with the Merger.

The Projections include certain non-GAAP measures (including operating revenue, EBITDA and unlevered free cash flows) because the Company’s management believed such measures would be useful to consider in connection with the Merger. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies.

The inclusion of the Projections in this Information Statement should not be regarded as an indication that the Company or any of its affiliates, officers, directors, advisors or other representatives considered or considers the Projections to be necessarily predictive of actual future events, and the Projections should not be relied on as such. Neither the Company nor any of its affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Projections, and none of the Company or its affiliates or their respective officers or directors undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events even if any or all of the assumptions underlying the Projections are not realized. The Company does not intend to make publicly available any update or other revision to the Projections, except as required by law. None of the Company, Parent, Merger Sub, nor any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that projected results will be achieved. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Projections.

The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict and many of which are beyond the Company’s control. We cannot assure you that the Projections will be realized and actual results may vary materially from those shown. The Projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the Projections should not be construed as commentary by the Company’s management as to how management expects the Company’s actual results to compare to research analysts’ estimates.

The Projections are forward-looking statements. For information on factors that may cause the Company’s financial results to materially vary, see “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 11, above.

In light of the foregoing factors and the uncertainties inherent in the Projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Projections.

	Year Ending December 31, ($ in millions)
	2016 (forecast)	2017 (forecast)	2018 (forecast)	2019 (forecast)	2020 (forecast)
Net Operating Revenue	$354.0	$403.8	$454.3	$509.9	$563.4
Net Income (Loss)	$(1.4)	$9.0	$10.0	$12.4	$18.3
Capital Expenditures	$3.9	$3.9	$3.9	$3.9	$3.9
EBITDA(1)	$9.2	$26.3	$27.8	$32.1	$40.1
Adjusted EBITDA(2)	$16.4	$26.3	$27.8	$32.1	$40.1
Unlevered Free Cash Flows	$8.5	$13.9	$17.4	$20.0	$24.6

(1)	EBITDA is earnings before interest, taxes, depreciation and amortization and includes the Company’s portion of earnings from non-consolidated entities and excludes one-time gains.
(2)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, and includes the Company’s portion of earnings from non-consolidated entities, but excludes non-recurring legal and consulting fees, severance costs and one-time gains and pro forma for the impact of renegotiated managed care contracts and the Company’s physician compensation plan.

Financing of the Merger

Parent has represented and warranted in the Merger Agreement that it will have sufficient cash on hand at the Closing to make all payments contemplated by the Merger Agreement in connection with the Merger, including the Merger Consideration. The Merger is not contingent on the receipt of any proceeds from any third party financing.

Interests of the Company’s Directors and Executive Officers in the Merger

You should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee and the Board of Directors were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

Payment of Convertible Subordinated Notes

In September 2013 and April 2015, the Company issued convertible subordinated notes to certain lenders, including certain executive officers and directors of the Company. The convertible subordinated notes issued in September 2013 bear interest at a rate of 5% per annum and mature on March 1, 2019, and the convertible subordinated notes issued in April 2015 bear interest at a rate of 7.25% per annum and mature on November 1, 2020. Under the terms of the Merger Agreement, each outstanding convertible subordinated note issued by the Company to certain noteholders will, immediately before the Effective Time, be cancelled and converted into a right to receive an amount in cash equal to (i) the outstanding principal amount of such convertible subordinated note, plus the amount of any accrued but unpaid interest on the note as of immediately prior to the Effective Time or (ii) the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Shares that were issuable upon conversion of such note immediately prior to the Effective Time at the conversion rate specified in such note, plus the amount of any accrued but unpaid interest on the note as of immediately prior to the Effective Time (such amount, the “Conversion Amount”).

The below table lists the outstanding convertible subordinated notes held by the Company’s directors and executive officers, the original maturity dates thereof, the conversion rates set forth therein, the outstanding principal amounts of the notes as of August 12, 2016, and the potential Conversion Amounts of each note, assuming conversion and payment on August 12, 2016.

Name	Outstanding Principal(1)	Conversion Rate	Payment Upon Conversion(2)
AOB Surgical Group, LTD(3)	$3,894,742	$23.37	—
John M. House, M.D.	$250,000	$10.61	$526,375.08
M. Patrick Collini, M.D.	$200,000	$10.61	$421,109
Charles E. Cook, M.D.	$250,000	$10.61	$526,375.08

(1)	Amount that a holder will receive if it elects to receive the outstanding principal amount of the note.
(2)	Amount that a holder will receive if it elects to receive the Conversion Amount.
(3)	Dr. Steve Brock and Dr. Russell Dickey, directors of the Company, are beneficial owners of AOB Surgical Group, Ltd.

Acceleration of Vesting and Cash-Out of Outstanding Equity Awards

Under the terms of the Merger Agreement, at the Effective Time, each outstanding Option will, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and Options that have vested prior to the Effective Time or will vest immediately prior to or upon the occurrence of the Effective Time will be converted into a right to receive an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per Share exercise price of such Option, by (ii) the aggregate number of Shares that were issuable upon exercise or settlement of such Option immediately prior to the Effective Time, without interest, less any required withholding taxes. Each Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled at the Effective Time for no consideration or payment to the holder thereof.

In addition, each Restricted Share, to the extent not previously vested, will become fully vested immediately prior to the Effective Time, any restrictions applicable to such Restricted Share will lapse immediately prior to the Effective Time, and each such Restricted Share will be treated as a Share for purposes of receiving the Merger Consideration.

The table below sets forth, as of August 30, 2016, the total number of Options and Restricted Shares held by the Company’s executive officers and directors that are expected to be cashed out as a result of the Merger and the amounts expected to be received by such individuals in connection with the cash-out. All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholdings. The Options have exercise prices ranging between $8.21 and $15.54 per Share.

Name	Number of Options	Cash-Out Value of Options	Number of Restricted Shares	Cash-Out Value of Restricted Shares
Executive Officers
John M. House, M.D. Chairman, Chief Executive Officer and President	0	$0	12,119	$270,738
Michael W. Bukosky Chief Operating Officer	100,000	$680,000	0	$0
Richard C. Johnston, M.D. Chief Physician Officer and Executive Vice President	0	$0	2,555	$57,079
Jim Berend Chief Financial Officer and Executive Vice President	100,000	$1,413,000	0	$0
Employee Directors
Steven D. Brock, M.D.	0	$0	486	$10,857
M. Patrick Collini, M.D.	0	$0	606	$13,538
Frederick P. Cummings, M.D.	0	$0	0	$0
Russell Dickey, M.D.	0	$0	606	$13,538
James G. Saalfield, M.D.	0	$0	606	$13,538
Non-Employee Directors
Darcie Bundy	0	$0	780	$17,425
Breaux Castleman	0	$0	0	$0
Charles Cook, M.D.	0	$0	955	$21,335
Lawrence Darst	0	$0	0	$0
Paul D. Thompson, M.D., FACS	0	$0	606	$13,538

Executive Employment Agreements and Severance Agreements

The Company is a party to employment agreements with its Chief Executive Officer and its Chief Physician Officer, Dr. House and Dr. Johnston, each of which requires the Company to pay any accrued but unpaid salary if the employee is terminated by the Company, even if such termination is without cause. Neither agreement provides for the payment of any additional severance benefits.

The Company is also a party to severance agreements with two of its named executive officers, Jim Berend and Michael Bukosky, both of which provide for severance payments and the continued provision of benefits in connection with a termination of the employment of such officer by the Company without “cause” or by the officer for “good reason.” These agreements continue in force until Mr. Berend or Mr. Bukosky, as applicable, terminates his employment with the Company. If Mr. Berend or Mr. Bukosky is terminated without “cause” or for “good reason,” he will receive:

•	payment of salary accrued through the date of employment termination, within 30 days of termination;

•	all unpaid but vested amounts owed to the officer under the Company’s employee benefit plans and programs, paid in accordance with the terms of those programs;

•	for Mr. Bukosky, 18 months’ base salary, regardless of when his employment is terminated, and, for Mr. Berend, 12 months’ base salary if his employment is terminated before December 1, 2017, and 18 months’ base salary otherwise, which amounts will be paid periodically over the 18 month or 12 month period, if applicable, after termination, in accordance with the Company’s usual payroll practices; and

•	continued participation in the Company’s health care benefit plans during the period for which severance payments are made, if permissible under such plans. The Company will pay the full cost of medical, dental and vision continuation coverage during this period.

Payments would be made, and continued health care plan participation would be provided, by either the Company or its successor, depending on whether a payment is due before or after consummation of the transactions contemplated by the Merger Agreement. To receive the base salary continuation and continued benefits participation, the officer must execute a release satisfactory to the Company releasing the Company and its affiliates of claims, charges and causes of action the officer may have relating to his employment and the termination of his employment.

In general, “good reason” under each severance agreement means:

•	assignment to the officer of any duties materially inconsistent in any material adverse respect with the officer’s position, authority, or responsibilities;

•	a material reduction in the officer’s base salary;

•	a failure by the Company to provide the officer the base salary agreed to by the Company and the officer; or

•	a failure by a successor in interest to the Company to assume the severance agreement.

In general, “cause” under each severance agreement means:

•	continued failure to substantially perform his duties and responsibilities after written demand for substantial performance by the Company;

•	misconduct which results in, or is intended to result in, material damage to the Company’s business or reputation;

•	material violation of, or failure to comply with, any material written policy of the Company which specifically provides that the officer may be dismissed as a consequence of such violation or non-compliance; or

•	conviction (or a plea of guilty or no contest to a charge of) any felony, crime or misdemeanor involving moral turpitude or financial misconduct.

The table below sets forth the potential severance payments and benefits that would be due to the Company’s executive officers who have severance agreements in place with the Company assuming the Merger is completed on September 1, 2016, the officer terminates employment on the Effective Date and the conditions to receiving severance described above have been met. As of the date of this Information Statement, Parent does not intend to assume the Company’s obligations under the severance agreements.

Name	Separation Payment	Benefits Continuation	Total
Jim Berend	$380,000	$28,511	$408,511
Michael Bukosky	$570,000	$29,100	$686,189

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

Golden Parachutes. In accordance with Item 402(t) of Regulation S-K, the table below entitled “Golden Parachute Compensation” sets forth the estimated amounts of compensation that are based on or otherwise relate to the Merger that may become payable to each of the Company’s named executive officers. Please see the previous portions of this section “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 32, above, for additional information regarding this compensation.

The amounts indicated below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is completed on September 1, 2016. In addition to the assumptions regarding the completion date of the Merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate value to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Other ($)	Total ($)
	(a)	(b)		(c)	(d)	(e)
John House, M.D. Chairman of the Board, Chief Executive Officer and President	—	$270,738	—	—	—	$270,738
Michael Bukosky Executive Vice President, Chief Operating Officer and Chief Administrative Officer	$570,000	$680,000	—	$29,100	$266,000	$1,545,100
Jim Berend Executive Vice President, Chief Financial Officer, and Interim Chief Accounting Officer	$380,000	$1,413,000	—	$28,511	—	$1,821,511

(a)	The amounts in this column represent the aggregate dollar amount of cash severance payments which each of Messrs. Bukosky and Berend would be entitled to receive pursuant to their respective severance agreements upon consummation of the Merger and the termination of such executive’s employment for “good reason” or by the Company other than for “cause” immediately upon consummation of the Merger. The amounts described in this column are equal to 18 months’ base salary for Mr. Bukosky and 12 months’ base salary for Mr. Berend, and are payable following termination of employment in accordance with the Company’s payroll practices for 12 or 18 months, as applicable. The amounts described in this column are only payable to each named executive officer upon consummation of the Merger and termination of the named executive officer’s employment (i.e., are “double-trigger” arrangements).
(b)	The amounts in this column represent, for each of the named executive officers, the value of vested Options which will be cancelled in exchange for a payment as described in the section entitled “The Merger Agreement — Treatment of Shares, Options and Restricted Shares — Options” on page 44, below. Each vested Option will be cancelled as of the Effective Time by operation of the Merger Agreement and converted into a right to receive an amount equal to (i) the excess of the Merger Consideration over the price per Share times (ii) the aggregate number of Shares issuable upon Option exercise. All amounts disclosed in the table on the cancellation of Options will be paid from Merger Consideration otherwise payable to the Company’s stockholders no later than the later of (i) five business days after the Effective Time or (ii) the end of the first payroll period following the Effective Time.

For Dr. House, the amounts in this column represent the value of his Restricted Shares, all of which become fully vested as of immediately prior to the Effective Time. The value reported for Dr. House’s Restricted Shares is $270,738, which represents the number of Restricted Shares he holds (12,119) times the per-Share price the Company’s stockholders will receive on consummation of the Merger ($22.34). Dr. House will receive payment with respect to the Restricted Shares in the same time and manner as the Company’s stockholders do for all other Shares under the Merger Agreement.

As described in “The Merger Agreement — Treatment of Shares, Options and Restricted Shares,” on page 44, below, the named executive officers’ Options and Restricted Shares are being treated the same way as those held by other holders of the Company’s equity. The amount described in this column for each named executive officer is payable upon consummation of the Merger without that named executive officer terminating employment (i.e., are “single-trigger” payments).

(c)	The amounts in this column represent the value that Messrs. Bukosky and Berend would receive upon an employment termination for “good reason” or by the Company other than for “cause” immediately upon consummation of the Merger for continued coverage under the Company’s health care benefit plans for 18 months (for Mr. Bukosky) or 12 months (for Mr. Berend). The conditions to receive this continued coverage and the entity responsible for providing it is the same as for the severance disclosed in footnote (a).
(d)	Pursuant to a retention letter dated August 15, 2016, the Company will pay Mr. Bukosky a bonus of $266,000 if the Merger is consummated and he remains employed by the Company until the first anniversary of the Effective Time. That amount equals Mr. Bukosky’s 2016 target bonus, which is 70% of his 2016 base salary. The retention bonus (if any) is in lieu of any 2016 performance bonus which Mr. Bukosky might otherwise have earned. If the Company terminates his employment after the Effective Time but before the first anniversary, Mr. Bukosky will be entitled to receive a prorated portion of the bonus based on the portion of the year for which he was employed. If he voluntarily terminates his employment during that period, he will not receive any portion of the retention bonus. The amount paid to Mr. Bukosky, if any, will be paid by the Company as a lump sum. None of the retention bonus is payable upon consummation of the Merger alone; the other conditions described in this footnote must also be fulfilled.
(e)	The amounts reported in this column represent the aggregate dollar value of the sum of all amounts reported in columns (a) through (d).

Employment with the Surviving Corporation Post-Merger

Executive Employment Agreements. As of the date of this Information Statement, Dr. House and Dr. Johnston have entered into employment agreements with United, to be effective as of the Effective Time. The entry into these employment agreements by Dr. House and Dr. Johnston was a condition to Parent entering into the Merger Agreement. Under these agreements, Dr. House will serve as the Chief Executive Officer of the Surviving Corporation or its affiliates, and Dr. Johnston shall serve as the Chief Physicians Officer or the Chief Medical Officer of the Surviving Corporation. The table below summarizes key elements of each employment agreement:

Officer	Base Salary(1)	Incentive Compensation Target(1)	Non- Qualified Stock Options(2)	Restricted Stock Units(3)	Severance Benefits(4)	Post-Employment Restrictive Covenants
John House, M.D.	$420,000	40% of base salary	$200,000 value	$200,000 value	1x base salary and outplacement assistance in an amount determined by United	12 month non-solicitation and non-competition provisions
Richard Johnston, M.D.	$390,015	25% of base salary	$60,000 value	$60,000 value	1x base salary and outplacement assistance in an amount determined by United	12 month non-solicitation and non-competition provisions

(1)	Subject to periodic adjustment in United’s sole discretion.
(2)	The corresponding number of United shares to which the options relate will be determined in accordance with Financial Accounting Standards using the closing price of United common stock on the date that United’s Compensation and Human Resources Committee meets to grant the award. Such award will vest in four equal installments, with 25% of the options vesting on each of the first four anniversaries of the grant date.
(3)	The number of United restricted stock units that will be granted will be calculated using the closing price of United common stock on the date United’s Compensation and Human Resources Committee meets to grant the award. Such award will vest in four equal installments, with 25% of the RSUs vesting on each of the first four anniversaries of the grant date.

(4)	Only payable if the officer terminates employment with the Surviving Corporation or its affiliates for “Good Reason” or the Surviving Corporation or its affiliates terminates his employment without “Cause.” Cash severance payments are generally paid over the 12-month period following employment termination, with the first payment being made on the first payroll date that is at least 60 days from the date of the officer’s termination and including all amounts that previously would have been paid if the severance compensation began on the first payroll date following the officer’s termination. Receipt of the payments is conditioned on the officer executing a separation agreement and release of claims.

“Cause” means, in general, an officer’s: (a) failure to follow United’s reasonable direction or to perform any duties reasonably required on material matters, (b) violation of, or failure to act upon or report known or suspected violations of United’s code of conduct, (c) conviction of a felony, (d) commission of any criminal, fraudulent, or dishonest act in connection with the officer’s employment (e) material breach of his employment agreement, (f) conduct materially detrimental to United’s interests or (g) disability that renders the officer incapable of performing the essential duties of his job, after the officer has exhausted any available leave.

“Good Reason” means, in general, the occurrence of any of the following without an officer’s consent: (a) a material reduction in the officer’s base salary, (b) a relocation of the officer’s principal place of employment by more than 50 miles, (c) any material breach by the Surviving Corporation or its affiliates of any material provision of the employment agreement, or (d) United’s failure to obtain an agreement from any successor company to assume the employment agreement.

Retention Bonuses. Following the Effective Time, the Company will enter into an amendment to the physician employment agreement of any physician who is selected by Parent and who also elects to enter into such amendment. Pursuant to the physician employment agreement amendment, an electing physician will become eligible to receive a retention bonus of $100,000, payable on or soon after December 31, 2018, if the physician is still employed by the Company, Parent or any affiliate thereof as of December 31, 2018. Pursuant to a letter agreement with Michael Bukosky, Mr. Bukosky will be entitled to receive all of his target 2016 performance bonus (totaling $266,000), if the Merger is completed and Mr. Bukosky is employed by the Surviving Corporation on the first anniversary of the Effective Date. The retention bonus (if any) is in lieu of any 2016 performance bonus which Mr. Bukosky might otherwise have earned. If the Surviving Corporation terminates his employment after the Effective Time but before the first anniversary of the Effective Time, Mr. Bukosky will be entitled to receive a prorated portion of the bonus based on the portion of the year for which he was employed. If he voluntarily terminates his employment during that period, he will not receive any portion of the retention bonus. This agreement is in addition to, and not in lieu of, Mr. Bukosky’s severance agreement with the Company, which is described in “Interests of the Company’s Directors and Executive Officers in the Merger — Executive Employment Agreements and Severance Agreements,” beginning on page 34, above.

Compensation Pool. Parent will adopt, or cause the Company to adopt, and fund a plan following the Effective Time establishing an incentive bonus pool of $10,000,000 at the Company (the “Compensation Pool”) to facilitate the transition to value based care contracting. Company physicians who are eligible to participate in the Compensation Pool and who satisfy applicable performance thresholds and other criteria will be entitled to participate in distributions from the Compensation Pool earned during calendar years 2017 through 2019. The Company will form an advisory board to assist the Company in administering the Compensation Pool, including the establishment of annual performance thresholds and other criteria for payments from, and eligibility to participate in, the Compensation Pool, subject to the final approval of Parent. The specific terms of the Compensation Pool, including as to eligibility, thresholds and criteria, and bonus amounts, will be finalized following the Effective Time, and the value of any payments to specific employees pursuant to the Compensation Pool cannot be determined at this time. Dr. House and Dr. Johnston, as Company physicians, will be eligible to participate in the Compensation Pool on the same terms and conditions as other Company Physicians. The thresholds and methodologies in connection therewith shall be established in compliance with the Company’s compliance policies and programs, federal physician self-referral law (42 U.S.C. §1395nn), as amended, and the anti-kickback statute (42 U.S.C. §1320a-7b), as amended.

Profits Interest Plan. WMG Healthcare Partners, L.P. (“WHP”), which owns a 20% equity interest in Parent, will amend its equity incentive plan following the Effective Time (the “Profits Interest Plan”), to permit the Company’s physicians, management and other employees of the Company to become eligible to participate. Under the Profits Interest Plan, the Company’s participants will be eligible to receive an aggregate 4% interest in the increased value, if any, created by the business conducted by the Company and its subsidiaries in the Dallas-Fort Worth geographic market and any other market in which the Company and its subsidiaries conduct business, measured from the date of the grant (which will be granted no later than 180 days following the Effective Time; provided, however, that the issuance of such profits interests shall be subject to and compliant with the federal physician self-referral act) through vesting of such awards. Awards will be made in accordance with the foregoing sentence and at the discretion of a nominating committee, to be established after the Effective Time. Awards will generally only vest upon the occurrence of a “major capital event,” which generally includes a liquidation of WHP, the sale by Parent of all or a significant portion of its assets, the sale of all of WHP’s equity in Parent, or a change in control of WHP or Parent. Awards will be forfeited if a participant is not employed by WHP or any of its affiliates, including the Company and its subsidiaries, when a major capital event occurs. The details of the amendment to the Profits Interest Plan will be finalized following the Effective Time, and the value of any awards made to participants pursuant to the Profits Interest Plan cannot be determined at this time. All executives will be eligible to participate in the Profits Interest Plan.

Indemnification of Directors and Executive Officers and Insurance

The Surviving Corporation must maintain in full force and effect for six years after the Effective Time all rights to indemnification, advancement of expenses and exculpation now existing in favor of each individual who served as a director or officer of the Company or its subsidiaries at any time before the Effective Time, and the Surviving Corporation may not amend, repeal or otherwise modify any such provisions except as either required by applicable law or to make changes permitted by applicable law that would enhance the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its subsidiaries to indemnification or advancement of expenses.

For a period of six years from the Effective Time, Parent, the Surviving Corporation and their respective subsidiaries will be required to indemnify, defend and hold harmless individuals who served as directors or officers of the Company at any time before the Effective Time against claims directly or indirectly arising out of or pertaining to the fact that such person is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries or for matters existing or occurring at or prior to the Effective Time (including any claim in connection with the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law or the Company’s organizational documents. In connection with such indemnification, Parent and the Surviving Corporation will be required to advance expenses to any indemnified party, subject to limitations described in more detail in the Merger Agreement.

The Company must obtain, prior to the Effective Time, a six-year run-off policy for its directors’ and officers’ liability insurance, which must include at least the same coverage as that which currently exists for each director and officer under the Company’s current directors’ and officers’ liability insurance (on terms and conditions which are not less advantageous to any beneficiary thereof). The premium for such policy must not exceed 300% of the aggregate premiums paid by the Company in 2015 for its directors’ and officers’ liability insurance policies. Pursuant to the Merger Agreement, Parent and Merger Sub must maintain such policy in full force and effect and honor all obligations thereunder.

Compensation of the Special Committee

At a meeting of the Board of Directors on August 29, 2016, the Board of Directors approved the following compensation package for the Special Committee:

•	A one-time fee of $120,000 for the Chair of the Special Committee, Lawrence Darst, for services rendered by Mr. Darst to the Special Committee through September 6, 2016, and an additional fee of $500 for each documented hour Mr. Darst renders services in his capacity as a member of the Special Committee after such date; and

•	A one-time fee of $75,000 for the members of the Special Committee, Darcie Bundy, Breaux Castleman, for services rendered by such members to the Special Committee through September 6, 2016, and an additional fee of $500 for each documented hour such member renders services in his or her capacity as a member of the Special Committee after such date.

In recommending and approving the compensation package, the Board of Directors considered, among other things, the nature and scope of the proposed transaction, the time expended by the Special Committee members and compensation paid to special committee members in similar transactions.

Delisting and Deregistration of the Shares

If the Merger is completed, the Shares will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC on account of any of the Shares.

Material U.S. Federal Income Tax Consequences of the Merger to the Company’s Stockholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to stockholders of the Company whose Shares are converted into the right to receive cash in the Merger. This summary is based on the Internal Revenue Code of 1986 (the “Code”), applicable treasury regulations and administrative and judicial interpretations thereunder, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary is not a comprehensive description of all U.S. federal income tax considerations that may be relevant to the Merger. This summary does not apply to holders who receive cash pursuant to the exercise of appraisal rights. This summary applies only to stockholders of the Company that hold their Shares as capital assets, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, Shares held as part of a “straddle,” “hedge,” “conversion transaction,” constructive sale or other integrated transaction, holders in special tax situations (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks, insurance companies, tax-exempt organizations, U.S. expatriates, “controlled foreign corporations” or “passive foreign investment companies”), or holders whose functional currency is not the U.S. dollar. This discussion does not address any aspect of U.S. Medicare tax, federal gift or estate tax, or state, local or foreign taxation.

If a partnership holds Shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the tax treatment of the partnership. Accordingly, partnerships that hold Shares and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax consequences of the Merger.

THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED ON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT, STATE, LOCAL AND OTHER TAX LAWS.

For purposes of this discussion, the term “United States Holder” means a beneficial owner of Shares that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

The receipt of cash for Shares by a United States Holder pursuant to the terms of the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes. In general, a United States Holder will recognize gain or loss in an amount equal to the difference between such United States Holder’s adjusted federal income tax basis in such Shares converted into the right to receive cash in the Merger and the amount of cash you receive for such Shares. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) converted into the right to receive cash in the Merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the Merger, such Shares were held for more than one year. Long-term capital gains recognized by an individual generally will be taxed at preferential rates. Net capital losses may be subject to limits on deductibility.

Non-United States Holders

The following is a summary of certain U.S. federal income tax consequences that will apply if you are a Non-United States Holder of Shares. The term “Non-United States Holder” means a beneficial owner of Shares that is not a United States Holder or a partnership.

The receipt of cash for Shares by a Non-United States Holder pursuant to the terms of the Merger Agreement generally will not be subject to U.S. federal income tax, unless (i) the gain, if any, on Shares is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-United States Holder’s permanent establishment in the United States), in which event (a) the Non-United States Holder will be subject to U.S. federal income tax as described under “United States Holders,” and (b) if the Non-United States Holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) or (ii) the Non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of sale and certain other conditions are met, in which event the Non-United States Holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the Shares net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

A Non-United States Holder should be aware that any gain realized upon the disposition of Shares in the Merger also may be subject to U.S. federal income tax if, for such purposes, the Shares constitute a U.S. real property interest because the Company was a U.S. real property holding corporation (a “USRPHC”) at any time within the shorter of the five-year period ending on the date of such disposition or such holder’s holding period. In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. There can be no assurance that the Company has not been, does not currently constitute or will not become a USRPHC. However, since the Shares are regularly traded on an established securities market (within the meaning of applicable Treasury regulations), if the Company is a USRPHC with respect to a Non-United

States Holder, that Non-United States Holder’s Shares will be treated as U.S. real property interests only if that Non-United States Holder owned (actually or constructively) during the relevant statutory period more than five percent of the Shares. Non-United States Holders who have owned (actually or constructively) more than five percent of the Shares should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger. The Company believes that is not currently a USRPHC and that it has not been a USRPHC during the last five years.

Information Reporting and Backup Withholding

Payments in connection with the Merger generally will be subject to information reporting and may be subject to backup withholding at the applicable rate (currently 28%) if the stockholder or other payee (i) fails to provide an accurate taxpayer identification number or (ii) in certain circumstances, fails to comply with applicable certification requirements. Backup withholding is not an additional tax and may be refunded by the IRS to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from information reporting and backup withholding, including corporations. Certain penalties apply for failure to provide correct information and for failure to include reportable payments in income. Each stockholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Regulatory Approvals

Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be completed until the Company and Parent file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. The Company and Parent each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”) on [●], 2016 and requested early termination of the waiting period. At any time before or after completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC may challenge the Merger on antitrust grounds. Private parties could also take antitrust action under applicable antitrust laws, including seeking an injunction prohibiting or delaying the Merger, divestiture or damages under certain circumstances. Additionally, at any time before or after completion of the Merger, notwithstanding the expiration or termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest. The Company cannot assure you that a challenge to the Merger will not be made or that, if a challenge is made, the Company will prevail.

In addition, federal and state laws and regulations may require that the Company or Parent obtain consents, waivers, approvals or certificates from, file new license and/or permit applications with, and/or provide notice to, applicable healthcare, insurance and other governmental entities in connection with the Merger. Such approvals may include, but are not limited to, approvals from or filings with certain state departments of insurance and state departments of public health.

Under the Merger Agreement, both the Company and Parent have each agreed to use reasonable best efforts to obtain all regulatory and governmental approvals required to be obtained in connection with the completion of the Merger. Notwithstanding that agreement, the Merger Agreement does not require Parent, and does not permit the Company, without the prior written consent of Parent to: (i) pay any sums or concede anything of value in excess of $100,000, (ii) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective subsidiaries or affiliates, or otherwise take or commit to take any action that would reasonably limit Parent’s, the Company’s or any of their respective affiliates’ freedom of action with respect to, or their ability to retain, one or more businesses, product lines or assets, (iii) terminate, modify or extend any existing relationships and contractual rights and obligations of the Company or Parent or their respective subsidiaries or affiliates, (iv) establish or create any relationships and contractual rights and obligations of the Company or Parent or their respective subsidiaries or affiliates, (v) terminate any relevant venture or other arrangement, or (vi) effectuate any other change or restructuring of the Company or Parent or their respective subsidiaries or affiliates (and, in each case, to enter into agreements or stipulate to the entry of an order or file appropriate applications with the appropriate governmental antitrust authority).

THE MERGER AGREEMENT

This summary of the Merger Agreement set forth in this section of the Information Statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this Information Statement and incorporated into this Information Statement by reference. We urge you to read the full text of the Merger Agreement because it, and not this summary, is the legal document that governs the Merger and may contain important qualifications or details not set forth in this summary. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this Information Statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement, a copy of which is attached as Annex A, and this summary are included in this Information Statement to provide you with information regarding its terms. Factual disclosures about the Company contained in this Information Statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement, subject to the terms of the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates, and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to complete the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by matters contained in the disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement (the “Disclosure Schedule”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. You should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides for the acquisition by Parent of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation and a wholly-owned subsidiary of Parent. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation following the Merger, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation following the Merger, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of the Company will be amended and restated in their entirety to read as set forth in Exhibit B to the Merger Agreement, in each case, until amended in accordance with the certificate of incorporation, bylaws and applicable law, subject to Parent’s obligations to maintain in effect the provisions of the certificate of incorporation and the bylaws regarding exculpation, indemnification and advancement of expenses as further described in the Merger Agreement. Following completion of the Merger, the Shares will be delisted from Nasdaq, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the Merger is scheduled to occur on the second business day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions described under “The Merger Agreement —Conditions to Completion of the Merger” beginning on page 52 (the “Closing”) (excluding those conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), unless another date, time or place is agreed to in writing by the Company and Parent.

The Effective Time will occur at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL).

Assuming timely satisfaction of the necessary closing conditions, the Company currently expects the Closing to occur in the third quarter of 2016, although the Company cannot assure that the Closing will occur by any particular date, if at all.

Treatment of Shares, Options and Restricted Shares

Shares

At the Effective Time, each Share (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be automatically cancelled, cease to exist and be converted into the right to receive the Merger Consideration, payable without interest, less any required withholding taxes. By virtue of the Merger, each Excluded Share will be cancelled without payment and will cease to exist, subject to any appraisal rights the holder thereof may have under the DGCL, as described in the section entitled “Appraisal Rights” beginning on page 61, below.

Options

At the Effective Time, each outstanding Option will, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and Options that have vested prior to the Effective Time or will vest immediately prior to or upon the occurrence of the Effective Time will be converted into a right to receive, as soon as reasonably practicable after the Effective Time (but in no event later than the later of (x) five business days thereafter and (y) the end of the first payroll period ending after the Effective Time), an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per Share exercise price of such Option, by (ii) the aggregate number of Shares that were issuable upon exercise or settlement of such Option immediately prior to the Effective Time, without interest, less any required withholding taxes. Each Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled at the Effective Time for no consideration or payment to the holder thereof.

Restricted Shares

Each Restricted Share will, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested immediately prior to the Effective Time, any restrictions applicable to such Restricted Share will lapse immediately prior to the Effective Time, and each such Restricted Share will be treated as a Share.

Procedure for Receiving the Merger Consideration

Prior to the Effective Time, Parent will appoint a paying agent to act as agent for the purpose of exchanging Shares for the Merger Consideration. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent, in trust for the benefit of the Company’s stockholders, cash in an amount sufficient to pay the aggregate Merger Consideration in exchange for all Shares issued and outstanding immediately prior to the Effective Time, payable upon due surrender of Share certificates by Company stockholders.

At the Effective Time, the share transfer books of the Company will be closed, and there will be no further registration of transfers on the share transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.

As soon as practicable after the Effective Time, and in any event within three business days, Parent and the Surviving Corporation will cause the paying agent to mail (and to make available for collection by hand) to each holder of record of a Share certificate (other than holders of Excluded Shares) (i) a letter of transmittal for effecting the surrender of book-entry Shares or Share certificates, which will specify that delivery will be effected, and risk of loss and title of the Share certificates will pass, only upon proper delivery of the certificates (or affidavits of loss in lieu thereof), and (ii) instructions for use in effecting the surrender of Share certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) to the paying agent in exchange for Merger Consideration.

If the Merger is completed, you will receive a letter of transmittal and instructions regarding the surrender of your Shares and the receipt of payment in exchange for your Shares. Please do not send in the stock certificates evidencing Shares held by you at this time. You should not return your stock certificates to the Company, and you should not forward your stock certificates to the paying agent, without a letter of transmittal. The letter of transmittal will include detailed information regarding how you can obtain the Merger Consideration with respect to your Shares.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of the loss, theft or destruction of such certificate, and if required by the Surviving Corporation, post a bond in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in their entirety.

Any cash funds deposited with the paying agent that are not claimed by former stockholders of the Company within 180 days of the first anniversary of the Effective Time will be returned to the Surviving Corporation upon demand. Thereafter, any Company stockholders who have not surrendered their Share certificates (or effective affidavits of loss in lieu thereof) must look solely to the Surviving Corporation for payment of the Merger Consideration, without any interest thereon, upon due surrender of their Share certificates (or effective affidavits of loss in lieu thereof), in each case, subject to any abandoned property, escheat or similar laws.

Representations and Warranties

Representations and Warranties of the Company

The Company made customary representations and warranties in the Merger Agreement that are subject, in many cases, to exceptions and qualifications contained in the Merger Agreement, in the Disclosure Schedule or in certain reports the Company has filed with the SEC. These representations and warranties relate to, among other things:

•	the due organization, valid existence and good standing of the Company and its subsidiaries and the authority of the Company and its subsidiaries to carry on their businesses;

•	the Company’s capitalization;

•	the absence of voting agreements or stockholders’ agreements with respect to the securities of the Company and its subsidiaries;

•	the identity and capitalization of its subsidiaries;

•	the Company’s corporate power and authority to execute and deliver the Merger Agreement, to perform its obligations thereunder and to complete the transactions contemplated by the Merger Agreement;

•	the approval of the Merger and the Merger Agreement by the Board of Directors, the declaration of the advisability of the Merger Agreement and the transactions contemplated thereby and the resolution to recommend that the Company’s stockholders adopt the Merger Agreement;

•	the absence of conflicts with or violations of the Company’s organizational documents or applicable laws as a result of entering into, delivering and performing the Merger Agreement or consummating the transactions contemplated by the Merger Agreement;

•	the absence of certain material adverse consequences with respect to the Company’s material contracts as a result of entering into, delivering and performing the Merger Agreement or consummating the transactions contemplated by the Merger Agreement;

•	required regulatory filings and consents and approvals of governmental entities (or the absence thereof) in connection with entering into, delivering and performing the Merger Agreement and completing the transactions contemplated by the Merger Agreement;

•	the accuracy and completeness at the time of filing of each of the Company’s filings with the SEC, including related financial statements, since July 1, 2013, and the compliance of such documents with applicable requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and other applicable rules and regulations;

•	the preparation of the financial statements included in the Company’s SEC filings in accordance with GAAP;

•	the design, maintenance and effectiveness of the Company’s system of internal control over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities, subject to certain exceptions;

•	the conduct by the Company and its subsidiaries since May 31, 2016 to the date of the Merger Agreement of their respective businesses in the ordinary course of business;

•	the absence since May 31, 2016 to the date of the Merger Agreement of any event, circumstance, condition, change, effect, state of facts, development or occurrence that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect;

•	the absence since May 31, 2016 to the date of the Merger Agreement of any actions that, if taken after the date of the Merger Agreement would constitute a breach of certain of the limitations on the Company’s conduct of business prior to the Effective Time;

•	the absence of legal proceedings against the Company or any of its subsidiaries and of any order or decree to which the Company or any of its subsidiaries are subject;

•	tax matters, including the filing of tax returns and the payment of taxes;

•	matters involving employee benefit plans and ERISA considerations;

•	labor and employment matters;

•	environmental matters;

•	the Company’s and its subsidiaries’ compliance with applicable laws and the obtaining of, compliance with and validity of licenses necessary to conduct the Company’s business as presently conducted;

•	disclosure of material contracts to which the Company is a party and the existence, if any, of any defaults or restrictions under such material contracts;

•	the absence of interested party transactions;

•	the absence of any undisclosed broker’s fees;

•	the stockholder vote required to adopt the Merger Agreement;

•	intellectual property and related matters;

•	insurance matters;

•	real and personal property matters, including title and encumbrances;

•	the lack of unlawful payments or other illegal financial activities by the Company and its subsidiaries;

•	the existence and status of healthcare permits and the participation in governmental programs and private payor programs;

•	compliance with applicable healthcare laws;

•	compliance with applicable information privacy and security laws, including the Health Insurance Portability and Accountability Act of 1996;

•	the accuracy of the information provided by the Company to be included in the Information Statement;

•	the inapplicability of certain antitakeover statutes to the Merger; and

•	the receipt by the Special Committee of, and the reliance by the Board of Directors on, an opinion from Jefferies.

Material Adverse Effect

Several of the Company’s representations and warranties are qualified by a Material Adverse Effect standard. For purposes of the Merger Agreement, “Material Adverse Effect” is defined to mean any event, condition, change, effect, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Merger Agreement. No event, circumstance, condition, change, effect, state of fact, development or occurrence to the extent arising out of, attributable to or resulting from the following will be deemed to constitute a Material Adverse Effect or will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

•	the announcement, pendency or completion of the Merger (including any loss of or adverse change in the relationship of the Company and its subsidiaries with their respective employees, partners, customers or suppliers related thereto);

•	any changes in general economic, or financial market or political conditions or changes in the industries in which the Company and its subsidiaries operate (but such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent that such event, circumstance, condition, change, effect, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries operate);

•	any changes (after the date of the Merger Agreement) in GAAP (but such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent that such event, circumstance, condition, change, effect, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries operate);

•	any acts of terrorism (including cyberattacks or cyber terrorism) or declared or undeclared acts of war or natural disasters (but such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent that such event, circumstance, condition, change, effect, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries operate); or

•	the failure, in and of itself, by the Company to meet internal or analysts’ estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period or a decline, in and of itself, in the price or trading volume of the Shares (but the cause of such failure or decline may be taken into consideration when determining whether a Material Adverse Effect has occurred).

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub made customary representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications contained in the Merger Agreement or in a disclosure schedule delivered by Parent and Merger Sub to the Company in connection with the Merger Agreement. These representations and warranties relate to, among other things:

•	the due organization, valid existence and good standing of Parent and Merger Sub;

•	the corporate power and authority of Parent and Merger Sub to execute and deliver the Merger Agreement, to perform their obligations thereunder and to complete the transactions contemplated by the Merger Agreement;

•	the absence of conflicts with or violations of Parent’s or Merger Sub’s organizational documents or applicable laws as a result of entering into, delivering and performing its obligations under the Merger Agreement or consummating the transactions contemplated by the Merger Agreement;

•	the required regulatory filings and consents and approvals of governmental entities in connection with the Merger Agreement and the completion of the transactions contemplated by the Merger Agreement;

•	the absence of brokers;

•	the sufficiency of the funds of Parent and Merger Sub at the Closing to make all payments required to be made by Parent and Merger Sub under the Merger Agreement and to pay all fees and expenses required to be paid by Parent and Merger Sub in connection with the Merger;

•	the capitalization and limited operations of Merger Sub;

•	the absence of the need for a vote of Parent’s stockholders to adopt the Merger Agreement or to approve the Merger or the other transactions contemplated by the Merger Agreement;

•	the absence of material legal proceedings against Parent or Merger Sub and of any order or decree to which Parent or Merger Sub are subject;

•	the lack of ownership of Shares by Parent and Merger Sub; and

•	the accuracy of the information provided by Parent and Merger Sub to be included in the Information Statement.

The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will not survive the Effective Time or the termination of the Merger Agreement.

Conduct of the Company’s Business Prior to Closing

Between the date of the Merger Agreement and the Effective Time, except as otherwise required, contemplated or permitted by the Merger Agreement, as set forth in the corresponding section of the Disclosure Schedule, as required by applicable law or Nasdaq rule, or as consented to in writing by Parent (which consent may not be unreasonably withheld, conditioned or delayed), the Company will, and it will cause its subsidiaries to:

•	conduct the Company’s business in all material respects in the ordinary course consistent with past practice; and

•	use commercially reasonable efforts to:

•	preserve in all material respects its present relationships with each of its customers, suppliers, and other persons with whom the Company has material business relations;

•	maintain satisfactory relationships with and keep available the services of the Company’s current officers and other Key Employees of the Company (as defined in the Merger Agreement); and

•	preserve in all material respects its present relationships with governmental authorities and maintain in effect all material healthcare permits that are required for the Company or its subsidiaries to carry on their respective businesses as currently conducted.

Between the date of the Merger Agreement and the Effective Time, except as otherwise required, contemplated or permitted by the Merger Agreement, as set forth in the corresponding section of the Disclosure Schedule, as required by applicable law or Nasdaq rule, or as consented to in writing by Parent (which consent may not be unreasonably withheld, conditioned or delayed), the Company may not, and may not permit any of its subsidiaries to:

•	amend their governing documents;

•	issue, deliver, grant, sell, lease, sell and leaseback, pledge, license, transfer, mortgage, encumber, dispose of or otherwise subject to any lien (other than certain liens permitted under the Merger Agreement) (i) any securities of the Company or any of its subsidiaries (except for the issuance or transfer and delivery of Shares issuable or transferable in accordance with the terms of the Options or Restricted Shares or upon conversion of the Company’s outstanding convertible notes, in each case outstanding as of the date of the Merger Agreement, to the extent accounted for under the applicable plan), or (ii) any material property or assets, whether tangible or intangible, of the Company or any of its subsidiaries;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other equity interests, property or otherwise, with respect to any of the Company’s or its subsidiaries’ capital stock (except dividends or other distributions paid by any direct or indirect subsidiary to the Company or to any direct or indirect wholly-owned subsidiary of the Company);

•	reclassify, adjust, combine, split, subdivide or redeem, purchase or otherwise acquire, any securities of the Company or any of its subsidiaries, except for purchases of such securities pursuant to any employee benefit plan of the Company and the agreements underlying awards of such securities pursuant to such plans;

•	incur, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify the terms of, any indebtedness or authorize, issue, deliver, grant or sell any notes, bonds, debentures or other securities in respect of indebtedness or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the indebtedness of any other person, except for (i) borrowings under the Company’s current credit facilities in the ordinary course of business consistent with past practice, (ii) indebtedness of up to $100,000 in the aggregate with respect to capitalized lease obligations and (iii) indebtedness solely between or among the Company and any of its subsidiaries;

•	make any loans, advance or capital contributions to, or investments in, any other person (other than a subsidiary of the Company);

•	(i) enter into, amend or modify in any material respect, terminate, cancel or renew any material contract or contract that, if in effect on the date of the Merger Agreement would have been deemed a material contract under the terms of the Merger Agreement, other than in the ordinary course of business consistent with past practice, or (ii) assign or waive any material term or rights, claims, benefits or default under, or release, settle or compromise any material claim against the Company or material liabilities or obligation owing to the Company under, any material contract, other than in the ordinary course consistent with past practice;

•	acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) in one transaction or any series of related transactions, except in the ordinary course of business in a manner consistent with past practice or in respect of capital expenditures as contemplated by the budget set forth in the Disclosure Schedule, (i) any assets or (ii) any equity interests in any person or any business or division of any person or all or substantially all of the assets of any person (or business or division thereof), except to the extent (A) otherwise obligated pursuant to any agreement as of the date Merger Agreement or (B) solely among or between the Company and its wholly-owned subsidiaries;

•	authorize, incur or make any capital expenditures that exceed the aggregate amount of expenditures budgeted in the Company’s current capital expenditure plan set forth in the Disclosure Schedule;

•	except to the extent required under applicable law, the Merger Agreement or existing employee benefit plans of the Company as in effect on the date of the Merger Agreement, (i) increase in any respect, or accelerate the payment of, the compensation, bonus, bonus opportunity or fringe benefits of any Company employee except in the ordinary course of business in a manner consistent with past practice, (ii) make or grant, or accelerate the payment of, any retention, severance or termination pay not currently required to be paid under existing employee benefit plans to, or enter into, or amend, any employment, consulting or severance contract with, any present or former Company employee; (iii) enter into, adopt, amend or terminate any employee benefit plan; or (iv) enter into any employment, consulting, change of control or severance contract with any newly hired employee or consultant;

•	implement, adopt or make any change to the accounting methods used by it materially affecting its assets, liabilities or business, except for changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company’s SEC filings, if concurred with by the Company’s independent registered public accountants;

•	announce, implement or effect any material reduction in labor force, lay-off, early retirement program, group severance program or other program or effort concerning the termination of employment of Company employees other than routine employee terminations;

•	(i) make, change or rescind any tax election or tax accounting method, except as required by applicable law, (ii) fail to file material tax returns and other documents required to be filed with any governmental authority, subject to timely extensions permitted by applicable law, (iii) extend the statute of limitations with respect to any tax, (iv) file any amended tax return reflecting a material amount of income taxes or (v) settle or compromise any material federal, state, local or foreign tax liability;

•	waive, release, assign, settle or compromise any pending or threatened action that is material, that relates to the transactions contemplated by the Merger Agreement or that is brought by any current, former or purported holder of any securities of the Company or its subsidiaries in such capacity;

•	amend or modify the Company’s engagement letter with Jefferies in a manner that increases the fee or commission payable by the Company;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its subsidiaries (other than the Merger);

•	revalue in any material respect any of its material assets, including writing down the value of inventory or writing down notes or accounts receivable, other than (i) in the ordinary course of business consistent with past practice, (ii) as required by GAAP or Regulation S-X promulgated under the Exchange Act, (iii) or as otherwise specifically disclosed in the Company’s SEC filings;

•	fail to maintain in full force and effect (i) insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses and (ii) insurance policies covering all managed entities for which the Company is required to obtain and maintain insurance, in a form and amount consistent with prudent industry practice; or

•	take, agree, resolve or commit to take any of the foregoing actions.

Reasonable Best Efforts; Other Agreements

Reasonable Best Efforts

The Company, Parent and Merger Sub must use their reasonable best efforts to take, or cause to be taken, all actions or to do, or cause to be done, all things necessary, proper or advisable under applicable laws to achieve the satisfaction of the conditions to closing and to complete the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable.

Access

From the date of the Merger Agreement to the earlier of the Effective Time or the termination of the Merger Agreement, the Company must, and must cause its subsidiaries to (i) upon reasonable prior notice, give Parent and Merger Sub and their authorized representatives, reasonable access during normal business hours to the Company’s and its subsidiaries’ representatives, properties, offices, and other facilities and to the books and records of the Company and its subsidiaries, and (ii) furnish to Parent, as promptly as reasonably practicable, to Parent a copy of each report, schedule, registration statement and other document submitted or filed by the Company during such period with any governmental authority as Parent reasonably requests and all information concerning the Company’s business and properties as Parent may reasonably request, subject to compliance with applicable law and other than any such information that relates to the negotiation and execution of the Merger Agreement or any alternative acquisition proposals. The Company is not required to grant these access rights if such access would reasonably be likely to: (i) unreasonably disrupt or interfere with the business or operations of the Company or any of its subsidiaries, (ii) violate the terms of (a) a specified confidentiality agreement between the Company and an affiliate of Parent or (b) any contract to which the Company or any of its subsidiaries is a party (but the Company must use commercially reasonable efforts to obtain consent of the counterparties to provide access to such contracts), (iii) cause a risk of loss of attorney/client privilege or trade secret protection to the Company or any of its subsidiaries (but the Company must use its commercially reasonable efforts to develop an alternative to providing such information reasonably acceptable to Parent), (iv) disclose any confidential competitive information of the Company or any of its subsidiaries or affiliates, or (v) result in a violation of any applicable law.

The Company must also, subject to applicable antitrust laws, provide Parent and its representatives reasonable access to the executive officers of the Company and its subsidiaries and to information reasonably required for transition planning purposes, but such meetings must be conducted in such a manner that does not interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise unreasonably interfere with the prompt and timely discharge by such employees of the Company and its subsidiaries of their normal duties.

Other Agreements

The Merger Agreement contains specified other agreements, including agreements relating to the termination of certain agreements, notifications of certain matters likely to result in a breach or material adverse effect, confidentiality and publicity.

Financing

Parent has represented and warranted in the Merger Agreement that it will have sufficient cash on hand at the Closing to make all payments contemplated by the Merger Agreement in connection with the Merger, including the Merger Consideration. The Merger is not contingent on the receipt of any proceeds from any third party financing.

Conditions to Completion of the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to complete the Merger are subject to the satisfaction or waiver of specified conditions at or prior to the Effective Time, including:

•	the Requisite Common Stockholder Approval must have been received;

•	the Information Statement must have been cleared by the SEC and mailed to the Company’s stockholders at least twenty days prior to the closing date;

•	no law or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority, whether temporary, preliminary or permanent may be in effect enjoining, restraining, preventing or prohibiting completion of the Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger or any of the transactions contemplated the Merger Agreement illegal and no action brought by a governmental authority for purposes of obtaining such a restraint may be pending;

•	any applicable waiting period (and any extension thereof) under the HSR Act or any other applicable antitrust law must have terminated or expired;

•	any required regulatory approvals or permits must have been obtained; and

•	Parent and the Company must have received evidence of the effectiveness of a tail policy for director and officer insurance.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following additional conditions:

•	the representations and warranties of the Company set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the Effective Time (except to the extent that such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct only as of such earlier date), except where the failure of such representation and warranty to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein), would not, individually or in aggregate, have a Material Adverse Effect; but

•	the Company’s representations and warranties relating to (i) the Company’s organization and qualification (ii) the capitalization of the Company and its subsidiaries, (iii) the identity and jurisdiction of organization of the Company’s subsidiaries, and (iv) the authorization of the Merger Agreement and the Merger must be true and correct in all but de minimis respects at and as of the date of the Merger Agreement and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct in all but de minimis respects only as of such earlier date);

•	the Company’s representations and warranties relating to the due authorization and valid issuance of its capital stock must be true in correct in all material respects at and as of the date of the

Merger Agreement and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct in all material respects only as of such earlier date); and

•	the Company’s representations and warranties regarding the nonoccurrence of a Material Adverse Effect since May 31, 2016 must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Effective Time as if made at and as of the Effective Time;

•	the Company must have performed or complied in all material respects with all obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	Parent must have received from the Company:

•	a certificate certifying that certain closing conditions dealing with the accuracy of representations and warranties and compliance with covenants have been satisfied;

•	a good standing certificate, dated not more than 30 days prior to the closing date, from the secretary of state of the state of incorporation, formation or organization of the Company and each of its subsidiaries; and

•	a certificate that the Company is not and has not been a U.S. real property holding corporation;

•	none of the transaction documents may have been terminated, rescinded, withdrawn, amended or modified in any way prior to the Effective Time; and

•	since the date of the Merger Agreement, there must not have occurred any Material Adverse Effect.

Conditions to the Company’s Obligations

The Company’s obligations to complete the Merger are subject to the satisfaction or waiver by us on or prior to the Effective Time of the following conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time as if made at and as of the Effective Time (except to the extent that such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct only as of such earlier date); but

•	Parent and Merger Sub’s representations and warranties not qualified by materiality must be true and correct in all material respects; and

•	Parent and Merger Sub’s representations and warranties relating to (i) the organization and qualification of Parent and Merger Sub, (ii) the authorization of the Merger Agreement and the Merger by Parent and Merger Sub, and (iii) the capitalization and operation of Merger Sub, must be true and correct in all but de minimis respects at and as of the date of the Merger Agreement and as of the Effective Time as if made at and as of the Effective Time (except to the extent that such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct in all but de minimis respects only as of such earlier date);

•	Parent and Merger Sub must have performed or complied in all material respects with all obligations, agreements and covenants required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time;

•	the Company must have received from Parent and Merger Sub a certificate certifying that closing conditions dealing with the accuracy of representations and warranties and compliance with covenants have been satisfied.

Restrictions on Solicitations of Other Offers

Until the earlier of the Effective Time or the termination of the Merger Agreement, the Company may not, and may not permit any of its subsidiaries or any of its subsidiaries’ officers or directors, the senior management-level employees or above, or Jefferies to, and must direct its and its subsidiaries’ representatives (collectively with the Company, the “Non-Solicit Parties”), and must use commercially reasonable efforts in respect thereof, not to, directly or indirectly:

•	solicit, initiate, or knowingly take any action to encourage or facilitate the making or completion of any Acquisition Proposal, as defined below, or the making of any proposal that would reasonably be expected to lead to the making or completion of any Acquisition Proposal;

•	enter into, conduct, engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public material information relating to the Company or any of its subsidiaries, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, which prohibits interested stockholders from engaging in a business combination with the Company for a period of three years after becoming an interested stockholder unless additional conditions are met;

•	enter into any written or oral agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to the making or completion of any Acquisition Proposal; or

•	propose publicly to do any of the foregoing related to an Acquisition Proposal.

The Company must cause the Non-Solicit Parties to immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal. In addition, the Company is prohibited from furnishing any non-public information relating to the Company, or affording access to the books and records or representatives of the Company, to any third party that is seeking to or may make, or has made, an Acquisition Proposal, and, if requested in writing by Parent, the Company must use its commercially reasonable efforts to cause any such third party (or its agents or advisors) already in possession of non-public information in respect of the Company or its subsidiaries that was furnished by or on behalf of the Company or its subsidiaries to return or destroy (and confirm destruction of) all such information. The Company also may not terminate, waive, amend, release or modify any material provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal.

The Company is not required to cease furnishing, or to cause any third party to destroy, information to any third party to the extent any such information has been or is provided in connection with the Company’s or its subsidiaries’ bona fide business relationship with such third party (including if such third party is a customer, supplier or partner of the Company or any of its subsidiaries).

Until the earlier of the Effective Time or the termination of the Merger Agreement, the Company and the Board of Directors, as applicable, may not:

•	withhold, amend, withdraw (or modify or qualify in any material respect) the recommendation of the Board of Directors;

•	adopt, approve or recommend to the stockholders the adoption of any Acquisition Proposal;

•	publicly propose to take any such actions;

•	following public disclosure of an Acquisition Proposal during the Applicable Period (as defined below), fail to publicly confirm the recommendation of the Board of Directors within ten business days after such Acquisition Proposal has been publicly disclosed and within five business days after Parent requests confirmation in writing thereafter (but the Company has no obligation to make such reaffirmation on more than two separate occasions); or

•	enter into, or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or directly related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal or require the Company to abandon, terminate or fail to complete the Merger and other transactions contemplated by the Merger Agreement.

However, the Company is permitted, during the Applicable Period, to render inapplicable or exempt, or take any action to render inapplicable or exempt, any person from any standstill agreement or similar arrangement, or the provisions of any applicable takeover statute, to permit such person to make an Acquisition Proposal and engage in negotiations with respect to such proposal if the Board of Directors determines (upon the recommendation of the Special Committee and after consultation with the Company’s outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties or obligations under applicable Law. The Company is also permitted to (i) take and disclose a position pursuant to SEC rules with respect to a tender or exchange offer, such as a temporary “stop, look and listen” communication, or (ii) make any disclosure to its stockholders if, in the good faith judgment of the Board of Directors, after consultation with outside legal counsel, the failure to do so would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable laws or constitute a violation of disclosure requirements under applicable laws.

If the Company and Parent determine, notwithstanding the Written Consent, to seek the consent of its stockholders at a meeting or by a consent solicitation, during the period after such determination and prior to obtaining such consent (the “Applicable Period”), the Company is permitted to accept a Superior Proposal and the Board of Directors is permitted to change it recommendation to the Company’s stockholders, subject to compliance with the terms and conditions contained in the Merger Agreement.

An “Acquisition Proposal” means any unsolicited bona fide inquiry, proposal, indication of interest or offer made by any person or group of persons (other than Parent, Merger Sub or any of their affiliates) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, payment of an extraordinary dividend (whether in cash or other property) or similar transaction, (i) of assets or businesses of the Company and its subsidiaries that generate more than twenty percent (20%) of the net revenues or net income or that account for more than twenty percent (20%) of the total assets (based on fair market value) of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) of more than twenty percent (20%) of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company, in each case, other than the transactions contemplated by the Merger Agreement; but an inquiry, proposal, indication of interest or offer will not be deemed to be solicited by virtue of any actions taken by any Non-Solicit Party prior to the date of the Merger Agreement.

A “Superior Proposal” means any written Acquisition Proposal that the Board of Directors determines in good faith (upon recommendation of the Special Committee and after consultation with the Company’s outside legal counsel and financial advisor), taking into account, among other things, (a) all legal, financial, regulatory and other aspects of the proposal deemed relevant by the Board of Directors and the person making the proposal, including the financing terms thereof and the likelihood of completion (including the anticipated timing, conditions and prospects for completion of such proposal) and (b) any adjustments or revisions to the terms and conditions of the Merger Agreement proposed by Parent in an offer that is in writing in response to such

Acquisition Proposal, is more favorable to the stockholders of the Company than the transactions contemplated by the Merger Agreement; but, for purposes of the definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “twenty percent (20%)” will be deemed to be references to “fifty percent (50%).”

Termination of the Merger Agreement

The Merger Agreement may be terminated and the contemplated transactions may be abandoned at any time prior to the Effective Time:

•	by the mutual written consent of the Company and Parent;

•	by either the Company or Parent if:

•	the closing date has not occurred by April 29, 2017; however, if all conditions to closing, with the exception of the termination of any antitrust waiting periods, have been satisfied or waived by such date, then this date shall automatically be extended until July 29, 2017 (as it may be extended, the “End Date”); but, no party may terminate the Merger Agreement pursuant to this provision if the failure of the Closing to have occurred on or before April 29, 2017 is the result of such party’s failure to fulfill any of its obligations under the Merger Agreement (including, in the case of Parent, any breach by Merger Sub)

•	any law or order permanently restraining, enjoining or otherwise prohibiting completion of the Merger has become final and nonappealable; but the party seeking to terminate the Merger Agreement pursuant to this provision must have used its reasonable best efforts to have such law or order lifted prior to such law or order having become final and nonappealable; or

•	the Company determines, notwithstanding the Written Consent, to seek the consent of its stockholders at a meeting or by a consent solicitation and the Company’s stockholders do not approve the Merger and adopt the Merger Agreement at such meeting (or any adjournment or postponement thereof) or pursuant to such solicitation;

•	by the Company, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (other than covenants or agreements required to be performed by Parent or Merger Sub on the closing date), such that the closing conditions under the Merger Agreement would not be satisfied, and the breach is incurable or remains uncured until the earlier of 30 days after notice of the breach and the End Date; but the Company does not have the right to terminate the Merger Agreement under this provision if, at the time of delivery of such written notice, the Company is then in material breach of its obligations under the Merger Agreement; or

•	by Parent, if:

•	the Company breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, other than covenants or agreements required to be performed by the Company on the closing date, such that the closing conditions under the Merger Agreement would not be satisfied, and the breach is incurable or remains uncured until the earlier of 30 days after notice of the breach and the End Date; but Parent does not have the right to terminate the Merger Agreement under this provision (1) if, at the time of delivery of such written notice, Parent or Merger Sub is then in material breach of its obligations under the Merger Agreement or (2) during the pendency of an action by the Company for specific performance of the Merger Agreement; or

•

(i) the Board of Directors changes its recommendation with respect to the Merger (including if the Board of Directors or any committee thereof has resolved or publicly proposed to do so), (ii) after a tender offer or exchange offer during the Applicable Period that, if successful, would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) becoming a beneficial owner of twenty percent (20%) or more of the outstanding Shares is commenced (other than by Parent or Merger Sub) and Parent requests that the Board of Directors publicly confirms it recommendation with respect to the Merger, the Board of Directors fails to recommend that the Company’s stockholders not tender their Shares in such tender or exchange offer, or (iii) the Company materially breaches its obligations with respect to not soliciting additional offers (including if the Board of Directors or any committee thereof has resolved or publicly proposed to do so).

The Merger Agreement includes several additional provisions pursuant to which the parties may terminate the Merger Agreement, including a right by the Company to terminate in favor of a Superior Proposal, and a right by Parent to terminate if the Company does not obtain the Requisite Common Stockholder Approval by the day following the date of the Merger Agreement. These provisions expired following receipt of the Requisite Common Stockholder Approval and upon delivery of the Written Consent.

Termination Fees

If the Merger Agreement is terminated, the Company might be required to pay a termination fee to Parent, the amount of which depends on the circumstances under which the Merger Agreement is terminated. Following execution and delivery of the Written Consent on August 29, 2016, many of the scenarios under which the Company would be required to pay a termination fee have lapsed. If the Company and Parent mutually determine, notwithstanding the Written Consent, to seek the consent of the stockholders at a meeting or by a consent solicitation, and (i) the Board of Directors changes its recommendation during the Applicable Period due to receiving a Superior Proposal, or (ii) the Company is unable to obtain the Requisite Common Stockholder Approval following such solicitation, and the Company terminates the Merger Agreement as a result of either of the foregoing, contemporaneously with such termination, the Company must pay as a termination fee to Parent $10,000,000 or $2,686,000, respectively.

If the Merger Agreement is terminated under circumstances which require the Company to pay Parent a termination fee, as described above, Parent’s right to receive such termination fee will be the sole and exclusive remedy of Parent and Merger Sub against the Company and its subsidiaries and any of its and their respective former, current or future affiliates, partners, members, stockholders, managers, directors, officers, employees, agents or assignees, except in the case of fraud by the Company.

Effect of Termination

If the Merger Agreement is terminated, it will become null and void and of no effect with no liability to any person, except that termination of the Merger Agreement will not relieve any party to the Merger Agreement of any liability or damages to the other party resulting from any willful or intentional breach of the representations, warranties, covenants or agreements of such party in the Merger Agreement. However, as described above in “The Merger — Termination Fees,” the payment of a termination fee by the Company will, in certain circumstances, be Parent’s sole and exclusive remedy under the Merger Agreement.

Indemnification and Insurance

Parent and the Surviving Corporation must indemnify the Company’s officers and directors for a period of six years after the Closing. In addition, the Company must obtain prior to the Closing a directors and officers insurance policy with equivalent terms to the Company’s current policy, with a term of six years post-Closing. These obligations are described in greater detail in “Interests of the Company’s Directors and Executive Officers in the Merger — Indemnification of Directors and Executive Officers and Insurance” beginning on page 39, above.

Employee Matters

Parent must provide or cause to be provided to each Company employee who remains employed by Parent or any of its subsidiaries immediately following the Effective Time (each, a “Continuing Employee”): (i) a base salary or wages and cash bonus opportunities (other than any retention or other special or non-recurring bonus or cash awards) that are no less favorable, in the aggregate, to those that were provided to the Continuing Employee immediately before the Effective Time, and (ii) employee benefits (other than any retention, change of control, equity-based compensation, or other special or non-recurring bonus or cash awards) that are no less favorable, in the aggregate, than those provided to the Continuing Employee immediately prior to the Effective Time.

If, after the Effective Time, a Continuing Employee participates in an employee benefit plan of Parent, the Surviving Corporation or any of their subsidiaries, that is comparable to a plan in which a Continuing Employee participated prior to the Merger, Parent must ensure that each Continuing Employee receives full credit for eligibility and vesting purposes, but not for defined benefit pension benefit accrual or participation, retiree medical, or for purposes of any equity compensation program, for service with the Company and its subsidiaries prior to the Effective Time, to the same extent such service credit was granted under the Company’s employee benefit plans, as if such service had been performed with Parent or any of its subsidiaries, except to the extent that such service crediting would result in duplication of benefits for the same period of service and for purposes of any nonqualified retirement plan.

In addition, Parent must ensure that: (i) each Continuing Employee will be eligible to participate, without any waiting time, in any and all employee benefit plans of Parent providing group health benefits to the extent the plans replace coverage under a similar or comparable plan of the Company in which the Continuing Employee participated immediately before such replacement, (ii) for purposes of each employee benefit plan of Parent providing group health benefits to any Continuing Employee and his or her covered dependents, any pre-existing conditions or limitations, evidence of insurability, actively-at-work or similar requirements and eligibility waiting periods will be waived with respect to such Continuing Employees and his or her covered dependents, and (iii) each Continuing Employee and his or her covered dependents will receive full credit under Parent’s employee benefit plans for the plan year in which the Effective Time occurs towards applicable deductibles, co-insurance and annual out-of-pocket limits for expenses incurred prior to the Effective Time under the Company’s employee benefit plans in their plan year in existence at the Effective Time.

Amendment, Extension and Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time by a writing signed by the Company, Parent and Merger Sub (or in the case of a waiver, by the party against whom the waiver is to be effective). However, the Company may not consent to any amendment or waiver without the prior written consent of the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors), and, if any amendment or waiver will require further approval of the Company’s stockholders under the DGCL, the effectiveness of such amendment or waiver will be subject to the approval of the Company’s stockholders.

Specific Performance

Prior to the termination of the Merger Agreement and in addition to any other remedy to which they might be entitled at law or in equity, subject to the limitations set forth in the Merger Agreement, the Company and Parent are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Costs

Whether or not the Merger is completed, all fees, costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, will be paid by the party incurring such fees, costs and expenses. However, in any action brought by the Company, Parent or Merger Sub to enforce the terms and provisions of the Merger Agreement or the rights of any of the parties thereunder, the substantially prevailing party in such action will be entitled to receive from the other party all documented fees, costs and expenses (including attorneys’ fees and court costs) actually incurred by the prevailing party in such action.

WRITTEN CONSENT

Following the execution of the Merger Agreement on August 29, 2016, Ventures, the holder of 8,667,800 Shares representing approximately 76.07% of the issued and outstanding Shares, executed the Written Consent and delivered it to the Company. As a result, the Requisite Common Stockholder Approval has been obtained and no further action by any other Company stockholder is required under applicable law, the Merger Agreement, or otherwise, to adopt the Merger Agreement or approve the Merger. The Company is therefore not soliciting your vote or consent for the adoption of the Merger Agreement, and the Company will not call a meeting, or otherwise seek additional written consents, of stockholders for purposes of voting on or consenting to the adoption of the Merger Agreement.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action be given to those stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement and the accompanying notice constitute notice to you from the Company of the Written Consent executed and delivered on August 29, 2016, as required by Section 228 of the DGCL.

EFFECTIVENESS OF THE MERGER

Federal securities laws state that the Merger may not be completed until 20 days after the date of the mailing of this Information Statement, and the Merger will not occur until that time has elapsed. The Company expects the Merger to be completed on or prior to [●], 2016, subject to certain government regulatory reviews and approvals. However, there can be no assurance that the Merger will be completed at that time, or at all.

MARKET PRICE OF THE SHARES

The Shares are traded on Nasdaq under the symbol “USMD.” The following table sets forth the high and low sales prices of Shares for the periods indicated as reported by Nasdaq:

	Share Price
Fiscal Period	High	Low
Fiscal Year Ended December 31, 2014
First Quarter	$20.57	$12.12
Second Quarter	$14.58	$10.10
Third Quarter	$12.20	$8.38
Fourth Quarter	$11.60	$6.50
Fiscal Year Ended December 31, 2015
First Quarter	$21.70	$10.00
Second Quarter	$11.60	$8.25
Third Quarter	$10.51	$8.45
Fourth Quarter	$9.90	$6.78
Fiscal Year Ended December 31, 2016
First Quarter	$12.00	$6.53
Second Quarter	$22.95	$10.35
Third Quarter (through August 29, 2016)	$21.00	$16.30

The closing sale price of the Shares on Nasdaq (symbol: USMD) on August 29, 2016, the last trading day prior to public announcement of the Merger Agreement, was $20.44 per Share. Upon completion of the Merger, you will be entitled to receive $22.34 in cash, without interest, less any required withholding taxes, for each Share owned by you (unless you have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL with respect to such Shares).

On [●], 2016, the most recent practicable date before this Information Statement was mailed to the Company’s stockholders, the closing price for Shares on Nasdaq was $[●] per Share.

The Company has never declared or paid any cash dividends on its Shares and does not anticipate paying cash dividends in the foreseeable future.

APPRAISAL RIGHTS

The discussion of the provisions of Section 262 of the DGCL set forth below is not a complete summary regarding your appraisal rights under the DGCL and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this Information Statement as Annex C. Company stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL may result in loss of appraisal rights.

Upon completion of the Merger, Company stockholders, other than Ventures, which executed and delivered the Written Consent, may be entitled to appraisal rights pursuant to Section 262 of the DGCL if they fully comply with the procedures specified in that statute.

Pursuant to Section 262 of the DGCL, Company stockholders who do not vote in favor of or consent to the adoption of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Shares appraised by the Delaware Court of Chancery (the “Chancery Court”), and to receive payment in cash of the judicially determined fair value of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Chancery Court, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be fair value and the amount paid by the Surviving Corporation to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding).

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, the corporation must notify each of its stockholders who is entitled to appraisal rights that the merger has been approved and that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. Under Section 262 of the DGCL, the corporation may fix, in advance, a record date that shall not be more than 10 days prior to the date notice is given for the purpose of determining the stockholders entitled to receive notice of appraisal rights. In accordance with Section 262 of the DGCL, the Company fixed [●], 2016 as the record date for this purpose. This Information Statement constitutes such notice to the Company’s stockholders and a copy of Section 262 of the DGCL is attached to this Information Statement as Annex C.

In addition, if the notice does not notify the stockholders of the effective date of the merger, either the corporation before the effective date of the merger or the surviving corporation within 10 days after the effective date of the merger must notify the stockholders entitled to appraisal of the effective date of the merger; provided, however, that if such notice of the effective date of the merger is sent more than 20 days following the sending of the first notice, the notice of the effective date of the merger need only be sent to each stockholder who is entitled to appraisal rights and who has properly demanded appraisal of such stockholder’s shares in accordance with Section 262 of the DGCL. This Information Statement does not constitute notice of the effective date of the merger under Section 262 of the DGCL. Accordingly, the Company or the Surviving Corporation will send a separate notice to stockholders entitled to receive notice of the effective date of the Merger under Section 262 of the DGCL.

Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully. Failure to strictly and timely comply with the procedures specified in Section 262 of the DGCL may result in the loss of appraisal rights.

Filing Written Demand

Company stockholders who desire to exercise their appraisal rights must demand in writing appraisal of their Shares no later than 20 days after the date of mailing of this Information Statement, or by [●], 2016. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s Shares. If you wish to exercise your appraisal rights you must be the record holder of such Shares on the date the written demand for appraisal is made and you must continue to hold such Shares through the Effective Time. Accordingly, a stockholder who is the record holder of Shares on the date the written demand for appraisal is made, but who thereafter transfers such Shares prior to the Effective Time, will lose any right to appraisal in respect of such Shares.

Only a holder of record of Shares is entitled to demand an appraisal of the Shares registered in that holder’s name. A demand for appraisal in respect of Shares should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the Shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the Shares held for one or more beneficial owners while not exercising the rights with respect to the Shares held for other beneficial owners; in such case, however, the written demand should set forth the number of Shares as to which appraisal is sought and where no number of Shares is expressly mentioned the demand will be presumed to cover all Shares held in the name of the record owner. A beneficial owner of Shares held in “street name” who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such Shares. Any beneficial holder desiring appraisal who holds Shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such Shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the Shares, which may be the nominee of a central security depository if the Shares have been so deposited. Stockholders who hold their Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee. As required by Section 262 of the DGCL, a demand for appraisal must reasonably inform the Company of the identity of the holder(s) of record (which may be a nominee as described above) and of such holder’s intention to seek appraisal of such Shares. All written demands for appraisal pursuant to Section 262 of the DGCL should be sent or delivered to the Company at USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Irving, TX 75038, Attention: General Counsel.

At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding that has been timely filed in the Chancery Court will be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal made more than 60 days after the Effective Time, or, if the Chancery Court does not approve the dismissal of an appraisal proceeding as to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of Shares who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Chancery Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the Shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the Shares. Accordingly, any holders of Shares who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their Shares within the time and in the manner prescribed in Section 262 of the DGCL. The failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of Shares who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such Shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Chancery Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Chancery Court may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Chancery Court may dismiss that stockholder from the proceedings.

Because the Shares are listed on Nasdaq (a national securities exchange), the Chancery Court will dismiss the appraisal proceedings as to all holders of Shares who are otherwise entitled to appraisal rights unless (i) the total number of Shares entitled to appraisal exceeds 1% of the outstanding Shares eligible for appraisal, or (ii) the value of the consideration provided in the Merger for such total number of Shares exceeds $1 million.

Determination of Fair Value

After the Chancery Court determines the Company stockholders entitled to appraisal, the appraisal proceeding is conducted in accordance with the rules of the Chancery Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Chancery Court determines the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be fair value and the amount paid by the Surviving Corporation to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Company may pay to each stockholder entitled to appraisal an amount of cash, in which case interest will accrue after such only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Chancery Court, and (2) interest theretofore accrued, unless paid at that time.

In determining fair value, the Chancery Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their Shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their Shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value pursuant to Section 262 of the DGCL. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Chancery Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Parent nor the Company currently anticipate offering more than the applicable Merger Consideration to any Company stockholder exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a Share is less than the Merger Consideration.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action may be determined by the Chancery Court and taxed upon the parties as the Chancery Court deems equitable under the circumstances. Upon application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the Shares entitled to be appraised.

If any stockholder who demands appraisal of Shares pursuant to Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the stockholder’s Shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as indicated above, at any time within 60 days after the Effective Time, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration offered pursuant to the Merger Agreement.

Failure to comply strictly with the requirements of Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, and in view of the complexity of Section 262 of the DGCL, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of the Company’s outstanding Shares, as of August 30, 2016 by: (1) all persons that the Company knows are beneficial owners of more than 5% of the Shares; (2) each director; (3) each of the Company’s “named executive officers” as determined in accordance with Item 402 of Regulation S-K; and (4) all directors and executive officers as a group. The percentage of beneficial ownership is based on 11,393,942 Shares outstanding on August 30, 2016. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all Shares beneficially owned. The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, to the Company’s knowledge, the persons included in this table have sole voting and investment power with respect to all the Shares beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage Ownership
5% or more beneficial owners
UANT Ventures, L.P.(3)	8,736,782	76.22%
John M. House, M.D.(4)	896,245	7.86%
Directors (excluding Dr. House)
Steven Brock, M.D.(5)	64,061	*
Darcie Bundy	13,887	*
Breaux Castleman	14,491	*
Patrick Collini, M.D.(6)	187,671	1.65%
Charles Cook, M.D.(7)	194,068	1.70%
Frederick Cummings, M.D.(8)	61,070	*
Lawrence Darst	2,944	*
Russell Dickey, M.D.(9)	104,546	*
James Saalfield, M.D.(10)	156,277	1.37%
Paul Thompson, M.D.(11)	452,340	3.97%
Named Executive Officers (excluding Dr. House)
Jim Berend(12)	40,000	*
Michael Bukosky(13)	67,819	*
Executive Officers and Directors as a Group (14 persons)(14)	2,299,079	19.99%

*	Less than 1%

(1)	Unless otherwise noted, the address of each person listed in 6333 North State Highway 161, Suite 200, Irving, Texas 75038
(2)	Includes for each executive officer and director who is a partner of UANT Ventures, L.P. his or her pecuniary interest in the Shares and Options owned by UANT Ventures, L.P. Each executive officer or director who is a partner of UANT Ventures, L.P. has shared voting power and shared investment power with respect to his or her pecuniary interest in the Shares or Options owned by UANT Ventures, L.P.
(3)	Represents 8,667,800 Shares held directly and Options exercisable within 60 days to purchase 68,982 Shares held directly. The address of UANT Ventures, L.P. is 409 Rivervalley Ct., Arlington, Texas 76006.
(4)	Represents 101,299 Shares held directly, 756,334 Shares held indirectly through UANT Ventures, L.P., 13,248 Shares held indirectly through John M. House, MD, P.A. and Options exercisable within 60 days to purchase 1,801 Shares held indirectly through UANT Ventures, L.P. The Company issued a 7.25% convertible subordinated note due in 2020 in the original principal amount of $250,000 to Dr. House, which note is convertible into Shares. Upon conversion of the original principal balance of the note, Dr. House would be the beneficial owner of 23,563 Shares held directly.
(5)	Represents 19,114 Shares held directly and 39,197 Shares held indirectly through UANT Ventures, L.P. The Company issued a 5.00% convertible subordinated note due in 2019 in the original principal amount of $3,894,742 to AOB Surgical Group, Ltd., an entity of which Dr. Brock is a beneficial owner. The note is convertible into Shares and, upon conversion of the original principal balance of the note, Dr. Brock would be the beneficial owner of 5,750 Shares held indirectly through AOB Surgical Group, Ltd.

(6)	Represents 22,844 Shares held directly, 13,248 Shares held indirectly through M. Patrick Collini, MD, P.A., 130,929 Shares held indirectly through UANT Ventures, L.P. and Options exercisable within 60 days to purchase 1,800 Shares held indirectly through UANT Ventures, L.P. The Company issued a 7.25% convertible subordinated note due in 2020 in the original principal amount of $200,000 to Dr. Collini, which is convertible into Shares and, upon conversion of the original principal balance of the note, Dr. Collini would be the beneficial owner of 18,850 Shares held directly.
(7)	Represents 29,506 Shares held directly and 140,999 Shares held indirectly through UANT Ventures, L.P. The Company issued a 7.25% convertible subordinated note due in 2020 in the original principal amount of $250,000 to Dr. Cook, which is convertible into Shares and, upon conversion of the original principal balance of the note, Dr. Cook would be the beneficial owner of 23,563 Shares held directly.
(8)	Represents 24,033 Shares held directly and 37,037 Shares held indirectly through UANT Ventures, L.P.
(9)	Represents 30,223 Shares held directly and 39,825 Shares held indirectly through UANT Ventures, L.P. The Company issued a 5% convertible subordinated note due in 2019 in the original principal amount of $3,894,742 to AOB Surgical Group, Ltd., an entity of which Dr. Dickey is a beneficial owner. The note is convertible into Shares and, upon conversion of the original unpaid principal balance of the note, Dr. Dickey would be the beneficial owner of 34,498 Shares held indirectly through AOB Surgical Group, Ltd.
(10)	Represents 19,809 Shares held directly, 13,248 Shares held indirectly through James G. Saalfield MD, P.A., 121,464 Shares held indirectly through UANT Ventures, L.P. and Options exercisable within 60 days to purchase 1,756 Shares held indirectly through UANT Ventures, L.P.
(11)	Represents 42,861 Shares held directly and 409,479 Shares held indirectly through UANT Ventures, L.P.
(12)	Represents Options exercisable within 60 days to purchase 40,000 Shares held directly.
(13)	Represents 7,819 Shares held directly and Options exercisable within 60 days to purchase 60,000 Shares held directly.
(14)	Includes Options exercisable within 60 days to purchase 105,357 Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These documents contain additional information about the Company. You may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also made available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the Investor Relations page on the Company’s web site at http://www.usmdinc.com/investors/sec-filings. The Company’s website address is provided as an inactive textual reference only. The information provided on the Company’s website is not part of this Information Statement, and therefore is not incorporated herein by reference.

The Company’s annual, quarterly and current reports are not incorporated by reference in this Information Statement or delivered with it, but are available, without exhibits, to any person, including any beneficial owner, to whom this Information Statement is delivered, without charge, by mailing a request to USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Dallas, Texas 75038, Attn: Chief Financial Officer.

HOUSEHOLDING OF MATERIALS

Some brokers, banks, trusts and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this notice and Information Statement may have been sent to multiple stockholders in your household if no instruction to the contrary was received. The Company will promptly deliver a separate copy of the Information Statement to any holder of Shares at a shared address upon written or oral request. Please direct your inquiry or request by mail or telephone to the Company at:

6333 North State Highway 161, Suite 200

Irving, TX 75038

Telephone: (214) 493-4000

Attention: Chief Financial Officer

If you want to receive separate copies of annual reports or information statements in the future, or if you are receiving multiple copies of such documents and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and telephone number.

Annex A	Agreement and Plan of Merger, by and among the Company, WellMed Medical Management, Inc., a Texas corporation, and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, dated as of August 29, 2016

Annex B	Opinion, dated August 29, 2016, of Jefferies LLC

Annex C	Section 262 of the DGCL

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

USMD HOLDINGS, INC.

WELLMED MEDICAL MANAGEMENT, INC.

AND

PROJECT Z MERGER SUB, INC.

Dated as of August 29, 2016

A-ii

PAGE
Section 9.08.	Assignment; Benefit	A-51
Section 9.09.	Counterparts; Effect; Facsimile Signatures	A-52
Section 9.10.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	A-52
Section 9.11.	Specific Performance	A-53
Section 9.12.	Parent Guarantee	A-53
Section 9.13.	No Recourse	A-53
Section 9.14.	Time	A-53

APPENDICES, EXHIBITS AND SCHEDULES

Appendix A	Glossary of Defined Terms

Exhibit A	Form of Amended and Restated Certificate of Incorporation
Exhibit B	Form of Amended and Restated Bylaws
Exhibit C	Form of Ventures Consent

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 29, 2016 (this “Agreement”), is entered into by and among USMD Holdings, Inc., a Delaware corporation (the “Company”), WellMed Medical Management, Inc., a Texas corporation (“Parent”), and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Capitalized terms used in this Agreement have the meanings set forth or referenced in Appendix A.

RECITALS

A. The board of directors of the Company, acting upon the unanimous recommendation of a special transaction committee of the board of directors of the Company consisting solely of independent and disinterested directors (the “Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby in accordance with the DGCL, (iii) authorized the execution and delivery, by the Company of, and the performance by the Company of its obligations under, this Agreement, and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement.

B. The board of directors of each of Parent and Merger Sub has approved and declared advisable this Agreement and the transactions contemplated hereby and the execution, delivery and performance by Parent and Merger Sub of their respective obligations under this Agreement and the transactions contemplated hereby, and Parent, as the sole stockholder of Merger Sub, has agreed to adopt this Agreement immediately following the execution and delivery hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent.

Section 1.02. Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE VII, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Dallas, Texas time, on the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in

ARTICLE VII, excluding those conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing, at the offices of McDermott Will & Emery LLP, 2501 N. Harwood Street, Suite 1900, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03. Effective Time of the Merger. Subject to the provisions of this Agreement, concurrently with the Closing, the parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of the DGCL and shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04. Effects of the Merger; Further Action. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If at any time after the Effective Time any further action is necessary to vest in the Surviving Corporation the title to all property or rights of Merger Sub or the Company, the authorized officers and directors of the Surviving Corporation are fully authorized in the name of Merger Sub or the Company, as the case may be, to take, and shall take, any and all such necessary and lawful action.

Section 1.05. Certificate of Incorporation; Bylaws. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or repealed, subject to the limitations set forth in Section 6.05, in accordance with its terms and applicable Law, and (b) the bylaws of the Company shall be amended and restated to read in their entirety as set forth in Exhibit B hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation, until thereafter amended or repealed, subject to the limitations set forth in Section 6.05, in accordance with the terms thereof and the certificate of incorporation of the Surviving Corporation and applicable Law.

Section 1.06. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.01. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving

Corporation, and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates that, immediately prior to the Effective Time, represented the common stock of Merger Sub shall, without the necessity of presenting the same for exchange, be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Certain Company Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that is held by the Company in treasury, that is owned, directly or indirectly, by any wholly-owned subsidiary of the Company or that is owned, directly or indirectly, by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor (collectively, “Cancelled Shares”).

(c) Conversion of Company Common Stock. Subject to the provisions of this Section 2.01, each share of Company Common Stock (other than Cancelled Shares and other than Appraisal Shares), issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and be converted into the right to receive $22.34 per share in cash (the “Merger Consideration”), payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 2.04, of a certificate that immediately prior to the Effective Time evidenced such share (a “Certificate”) (or, if such share is held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such share on a book-entry statement; it being understood that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock).

Section 2.02. Treatment of Options and Other Equity-Based Awards.

(a) At the Effective Time, (i) each option to acquire shares of Company Common Stock held by any person (a “Company Option”), whether or not granted under the Company’s 2010 Equity Compensation Plan (the “Equity Compensation Plan”), including without limitation, any Assumed Option (as defined in the Equity Compensation Plan), and whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically cancelled without any action on the part of the holder thereof, and (ii) each Company Option that is outstanding and unexercised immediately prior to the Effective Time and by its terms has vested prior to the Effective Time or will vest immediately prior to or upon the occurrence of the Effective Time, shall be converted into the right to receive from Parent or the Surviving Corporation as promptly as practicable after the Effective Time (and in all events, not later than the later of (x) five (5) business days thereafter and (y) the end of the first payroll period ending after the Effective Time) an amount in cash equal to the product obtained by multiplying (A) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, by (B) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Company Option immediately prior to the Effective Time (such product, the “Option Cash Payment”), payable without interest, to the holder of such Company Option; provided, that if the per share exercise price of any such Company Option equals or exceeds the Merger Consideration, the holder thereof shall not be entitled to an Option Cash Payment in respect of such Company Option. From and after the Effective Time, all Company Options shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except solely in respect of vested Company Options the right to receive the Option Cash Payment, if any. Company Options that remain unvested at the Effective Time shall be cancelled in their entirety and no amounts shall be paid to the holder thereof.

(b) Each share of Company Common Stock awarded that is subject to a restriction that has not lapsed or other vesting conditions that remain unsatisfied as of immediately prior to the Effective Time (each such share shall be referred to as a share of “Company Restricted Stock”) and that is granted under the Equity Compensation Plan, including shares of Company Restricted Stock granted under the Equity Compensation Plan as required under the terms of the USMD Salary Deferral Plan, whether or not subject to any restriction or vested, that is outstanding immediately prior to the Effective Time shall become fully vested immediately prior to the Effective Time without any action on the part of the holder thereof, and the restrictions thereon shall lapse immediately prior to the Effective Time. All such shares of Company Restricted Stock shall be treated as outstanding shares of Company Common Stock for purposes of Section 2.01(c). Any Merger Consideration payable with respect to such shares of Company Restricted Stock shall be paid out of the Payment Fund in accordance with Section 2.04 (less any required Tax withholdings).

(c) Immediately after the Effective Time, Parent shall provide or cause to be provided to the Surviving Corporation cash in an amount sufficient to pay the aggregate Option Cash Payments.

(d) All payments provided to holders of Company Options pursuant to this Section 2.02 shall be made through Parent’s and the Surviving Corporation’s payroll systems, subject to withholding in accordance with the provisions of Section 2.04(g).

(e) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board shall take all requisite action, including adopting such resolutions and such other actions that are necessary to effectuate the treatment of Company Options and shares of Company Restricted Stock pursuant to this Section 2.02.

Section 2.03. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares (the “Appraisal Shares”) as shall be determined in accordance with the provisions of Section 262. From and after the Effective Time, each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to properly perfect or otherwise shall effectively waive, withdraw or otherwise lose the right to appraisal and payment under, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by, Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each of such Appraisal Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (as provided in Section 2.04(g), less any required Tax withholdings), payable without interest, as provided in Section 2.01(c), upon surrender of a Certificate or proper documentary evidence pursuant to Section 2.04, and such shares shall not be deemed to be Appraisal Shares. The Company shall give prompt written notice to Parent of any demands received by the Company for appraisal rights in respect of any shares of Company Common Stock, and Parent shall have the right to participate in and reasonably direct all negotiations and proceedings with respect to such demands. Except with the prior consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04. Exchange and Payment.

(a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint Computershare Trust Company, N.A., to act as agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of the Certificates in accordance with this ARTICLE II and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company and Parent, with the Paying Agent for the payment of the Merger Consideration in accordance with this ARTICLE II. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of holders of shares of Company Common Stock, cash in an amount sufficient to pay the aggregate Merger Consideration in exchange for all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than

Cancelled Shares or Appraisal Shares), payable upon due surrender of the Certificates pursuant to the provisions of this ARTICLE II (such cash in the aggregate being referred to as the “Payment Fund”). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, pending payment thereof by the Paying Agent to the Company’s stockholders; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of the Company’s stockholders. In the event any Appraisal Shares cease to be Appraisal Shares, Parent shall deposit, or cause to be deposited, with the Paying Agent in the Payment Fund, an amount equal to the product of (A) the Merger Consideration multiplied by (B) the number of such formerly Appraisal Shares. Parent shall promptly replace any portion of the Payment Fund, as necessary, so as to ensure that it is, at all times, maintained at a level sufficient to make prompt payment of the Merger Consideration. The Payment Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

(b) Termination of Payment Fund. The Surviving Corporation shall be entitled at any time after the 180th day following the first anniversary of the Effective Time to require the Paying Agent to deliver to it any portion of the Payment Fund that remains undistributed to the former holders of shares of Company Common Stock, and any such former holders who have not surrendered their Certificate (or effective affidavits of loss in lieu thereof) in accordance with this Section 2.04 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, without any interest thereon, upon due surrender of their Certificates (or effective affidavits of loss in lieu thereof), in each case, subject to any abandoned property, escheat or similar Law. Any net profit resulting from, or interest or income produced by, the Payment Fund shall be payable to the Surviving Corporation.

(c) Exchange and Payment Procedures. As soon as practicable after the Effective Time, and in any event not later than the third (3rd) business day following the Closing Date, Parent and the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates (or affidavits of loss together with any required bond or indemnity in lieu thereof) to the Paying Agent, shall be in customary form and substance reasonably acceptable to Parent and the Paying Agent, subject to the Company’s approval (not to be unreasonably conditioned, withheld or delayed), and shall be prepared prior to Closing) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which such shares of Company Common Stock previously represented by such Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (or, if such shares of Company Common Stock are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate (or effective affidavit of loss in lieu thereof) shall be entitled to receive from the Payment Fund in exchange therefor an amount in cash equal to the product of (i) the number of shares of Company Common Stock formerly represented by such holder’s properly surrendered Certificate (or effective affidavit of loss in lieu thereof) and (ii) the Merger Consideration (less any applicable withholding Taxes), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the share transfer books of the Company, the proper portion of the Merger Consideration may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer and other applicable Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on any amount payable upon due surrender of any Certificate (or any effective affidavit of loss in lieu thereof).

(d) No Further Ownership Rights in Company Common Stock; Share Transfer Books. Until duly surrendered as contemplated by Section 2.04(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an amount in cash equal to the product of (i) the number of shares of Company Common Stock formerly represented by such holder’s properly surrendered Certificate (or effective affidavit of loss in lieu thereof) and (ii) the Merger Consideration (less any applicable withholding Taxes), without any interest thereon, and the holders of Certificates shall not have any rights as stockholders of the Company. All cash paid upon the due surrender of a Certificate (or any effective affidavit of loss in lieu thereof) in accordance with the terms of this ARTICLE II shall be deemed to have been paid at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the Effective Time, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent, the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of Certificates shall be given a copy of the letter of transmittal referred to in Section 2.04(c) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this ARTICLE II.

(e) No Liability. Anything herein to the contrary notwithstanding, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Lost, Stolen, Defaced or Destroyed Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact reasonably acceptable to the Surviving Corporation by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation or the Paying Agent, the posting by such person of a bond in such reasonable and customary amount as Parent, the Surviving Corporation or the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate an amount in cash equal to the product of (i) the number of shares of Company Common Stock formerly represented by such holder’s properly surrendered Certificate (or effective affidavit of loss in lieu thereof) and (ii) the Merger Consideration (less any applicable withholding Taxes), without any interest thereon.

(g) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable to any person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”) or any provision of any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld, such amounts shall (i) shall be remitted by the applicable entity to the appropriate Governmental Authority and (ii) be treated for all purposes under this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Section 2.05. Adjustments. Without limiting the other provisions of this Agreement, if, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or similar transaction, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change and such adjustment shall provide the Company’s stockholders with the same economic effect as contemplated by this Agreement prior to such change; provided, however, that nothing in this Section 2.05 shall be deemed to permit or authorize the Company to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement, including pursuant to Section 5.01.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company 10-K and the Company 10-Q (excluding any documents incorporated by reference therein, exhibits attached thereto or any disclosures included in such sections that are opinions, assumptions or beliefs of the Company or general cautionary, predicative or forward-looking in nature); provided, that the disclosures in the Company 10-K or Company 10-Q shall not modify the representations and warranties of the Company in Section 3.05, Section 3.08, Section 3.12, Section 3.14, Section 3.23 and Section 3.24) or (ii) as disclosed in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as set forth in this ARTICLE III.

Section 3.01. Organization and Qualification. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing (or, as applicable, the equivalent thereof) under the Laws of the jurisdiction of its organization and has the requisite power and authority necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business, and is in good standing (or, as applicable, the equivalent thereof), in each jurisdiction where the character of its properties and assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent (i) a complete and correct copy of the certificate of incorporation and the bylaws of the Company (the “Company Organizational Documents”) and the certificates of incorporation and the bylaws (or similar organizational documents) of each subsidiary of the Company (the “Subsidiary Organizational Documents” and together with the Company Organizational Documents, the “Organizational Documents”), in each case as amended, modified or restated and currently in effect and (ii) a list of the directors, members and officers of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries are in material violation of any provision of the applicable Organizational Documents.

Section 3.02. Capitalization; Subsidiaries.

(a) The authorized capital stock of the Company consists of 49,000,000 shares of Company Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on August 12, 2016, (i) 11,393,942 shares of Company Common Stock were issued and outstanding (of which 31,801 shares are shares of Company Restricted Stock), (ii) no shares of Company Preferred Stock were issued and outstanding or reserved for issuance, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) 870,722 shares of Company Common Stock were subject to or reserved for issuance or transfer upon exercise of outstanding Company Options or lapse of restrictions on shares of Company Restricted Stock and (v) 1,502,985 shares of Company Common Stock were reserved for issuance upon conversion of the Company Convertible Notes. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive (or similar) rights.

(b) As of the close of business on August 12, 2016, the Company had outstanding Company Options to purchase 769,939 shares of Company Common Stock and 31,801 shares of Company Common Stock subject to certain restrictions as shares of Company Restricted Stock granted under the Equity Compensation Plan. The Equity Compensation Plan (including all amendments requiring approval) has been duly approved by the Company’s stockholders to the extent such approval is required under applicable Law or under the Company Organizational Documents. All shares of Company Common Stock subject to issuance or transfer in connection with the exercise, vesting or settlement of outstanding Company Options or shares of Company Restricted Stock granted under the Equity Compensation Plan, upon issuance or transfer on the terms and conditions specified in the Equity Compensation Plan or other relevant agreement pursuant to which such Company Option or share of Company Restricted Stock was granted, shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive (or similar) rights. Except (i) as set forth above and on Section 3.02(d) of the Disclosure Schedule, (ii) as a result of the exercise, vesting or settlement of the outstanding Company Options or shares of Company Restricted Stock granted under the Equity Compensation Plan, in each case granted prior to the date hereof, or (iii) for the Company Convertible Notes, there are no outstanding or authorized (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (3) preemptive or other outstanding rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments, options, warrants or other rights to acquire from the Company, or obligations of the Company to issue, any capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, (4) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the foregoing sections (1) – (4) collectively, “Company Securities”), and (5) shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock, voting securities or equity interests of any of the subsidiaries of the Company or any equity equivalents, interests in the ownership or earnings of any subsidiary of the Company or other similar rights (collectively, “Subsidiary Securities”). Except for the Company Convertible Notes, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any Subsidiary Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other person.

(c) None of the Company or any of its subsidiaries is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to Company Securities or Subsidiary Securities or any other Contract relating to disposition, voting or dividends with respect to any Company Securities or Subsidiary Securities or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board or the board of directors (or equivalent governing body) of any of its subsidiaries.

(d) Section 3.02(d) of the Disclosure Schedule contains a complete and correct list of each subsidiary of the Company and all other entities in which the Company owns, directly or indirectly, any shares of capital stock or other equity interests. Such list sets forth the jurisdiction of organization, the amount of all shares of capital stock or other equity interests therein owned by the Company, directly or indirectly, and, with respect to each subsidiary of the Company, describes all of its outstanding Subsidiary Securities and lists the holders thereof. Each of the outstanding shares of capital stock or other equity interests of each such subsidiary is duly authorized, validly issued, fully paid and non-assessable and was issued free of preemptive (or similar rights), and all such shares or other interests in any such subsidiary or person that are owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, limitations or restrictions in voting, dividend or transfer rights, charges or other encumbrances of any nature whatsoever (“Liens”), except for Permitted Liens and such transfer restrictions of general applicability as may be provided under the Securities Act and other applicable securities Laws. The Company does not directly or indirectly control or own any capital stock of, or other voting securities or equity or similar interests in, or investment in or have any obligation to invest in, any other entity, except as set forth on Section 3.02(d) of the Disclosure Schedule.

(e) Except as (i) set forth in Section 3.02(e) of the Disclosure Schedule and (ii) as may be incurred after the date hereof in accordance with Section 5.01, there is not any indebtedness for borrowed money, or guarantees of indebtedness for borrowed money of any person, by the Company or any of its subsidiaries.

(f) As of the date hereof, other than distributions by the Company’s subsidiaries in the ordinary course of business, there are no dividends or similar distributions that have accrued or been declared but are unpaid on the Company Common Stock, Company Preferred Stock, Company Restricted Stock or other equity interests of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any of the Company Securities, Subsidiary Securities, Company Restricted Stock, shares of capital stock or other equity interests of the Company or any of its subsidiaries, as applicable, in respect of any such holder’s ownership of such equity securities.

Section 3.03. Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize such execution and delivery of this Agreement or consummation of the transactions contemplated hereby, except for the Common Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present and voting in favor, the Company Board, acting upon the unanimous recommendation of the Special Committee, duly adopted resolutions, which, except as permitted by Section 6.03 after the date hereof, have not been subsequently terminated, rescinded, withdrawn, modified or amended in any way, (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby in accordance with the DGCL, (iii) authorizing the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and (iv) recommending that the stockholders of the Company adopt this Agreement (the actions in clause (iv), the “Company Board Recommendation”).

Section 3.04. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 3.04(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or violate the Organizational Documents; (ii) materially conflict with or materially violate any laws, statutes, codes, rules, regulations, ordinances, common laws or Orders of any Governmental Authority (collectively, “Laws”) applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound (assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of subsection (b) below have been obtained and all filings described in such clauses have been made); or (iii) result in any material breach or material violation of, constitute a material default, require consent or result in the loss of a material benefit under, give rise to any increased payment or any penalty or premium under, give rise to any right of termination, amendment, acceleration or cancellation of (in each case, with or without notice or lapse of time or both) any material Contract to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, or result in the creation of a Lien, other than a Permitted Lien, on any of the properties or assets of the Company or any of its subsidiaries.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any permit, license, franchise, authorization, certification, exemption, tariff, consent, approval, concession or franchise (collectively, “Approvals”) from, action by, filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), or state securities, takeover and “blue sky laws,” (ii) filings and recordings as may be required under the DGCL in connection with the Merger, including the filing and recordation of the Certificate of Merger, (iii) compliance with applicable requirements of the Marketplace Rules of Nasdaq, (iv) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, (v) any required filings with the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq, including the (A) Information Statement and, as applicable, the Proxy Statement, and (B) any such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Merger, (vi) filings and Healthcare Permits required by any healthcare regulatory Governmental Authority set forth on Section 3.04(b)(vi) of the Disclosure Schedule and (vii) such other Approvals, actions, filings or notifications of a type not referenced above the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05. SEC Filings; Financial Statements; Internal Controls.

(a) The Company has filed or furnished all forms, certifications, reports, schedules, declarations, statements, applications and other documents required to be filed with or furnished to the SEC by it prior to the date hereof and since July 1, 2013 (collectively, in each case as may have been amended since their filing, the “Company Reports”), each of which, as of their respective effective dates or filing dates, as applicable, and as amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), each as in effect on the date such Company Report was so filed or effective. Except to the extent that any information in any Company Report has been revised or superseded by a Company Report filed prior to the date hereof, none of the Company Reports (including any financial statements or schedules included therein), when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries is required to file any forms, reports or documents with the SEC under the Exchange Act. As of the date of this Agreement, there are no unresolved comments received by the Company from the Staff of the SEC with respect to any of the Company Reports.

(b) Each of the audited and unaudited financial statements (including any related notes) included in or incorporated by reference in the Company Reports, as amended or supplemented prior to the date hereof (collectively, together with all notes and schedule thereto, the “Financial Statements”), (i) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto when filed, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted for purposes of Quarterly Reports on Form 10-Q) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited consolidated interim financial statements, to normal year-end audit adjustments and the absence of notes not required by GAAP) and (iii) fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of the date thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the period then ended (subject, in the case of unaudited interim Financial Statements, to normal year-end audit adjustments which, individually or in the aggregate, were not, and would not be reasonably expected to be, material).

(c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient for the Company and its subsidiaries to comply in all material respects with all applicable legal and accounting requirements required by Rule 13a-15 and Rule 15d-15 under the Exchange Act; such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that all such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act regarding the Company’s and each of its subsidiaries’ disclosure controls and procedures. With respect to each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each amendment of any such report included in the Company Reports filed after the effective date of the Sarbanes-Oxley Act, the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company) have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. The Company has disclosed, based on its most recent evaluation of its disclosure controls and procedures prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which, at the time of such disclosure, were then reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that, at the time of such disclosure, involved management or other employees who then had a significant role in the Company’s internal controls over financial reporting. As used herein, the terms “significant deficiencies” and “material weaknesses” have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(d) Except (i) as set forth on Section 3.05(d) of the Disclosure Schedule, (ii) as reflected or reserved against in the Financial Statements, (iii) for liabilities and obligations incurred since May 31, 2016 (the “Balance Sheet Date”) in the ordinary course of business and consistent with past practice, none of which is a material liability for breach of contract, breach of warranty, tort or a violation of Law by the Company or any subsidiary of the Company, (iv) for liabilities or obligations that have been discharged or paid in full, (v) for liabilities and obligations (other than those incurred in the ordinary course of business, which are addressed by the foregoing clause (iii) and not this clause (v)), less than $1,500,000 in the aggregate, (vi) for liabilities incurred pursuant to this Agreement or in connection with the transactions contemplated hereby and (vii) for liabilities and obligations incurred under any executory Contract other than liabilities or obligations due to breaches by the Company or any subsidiary of the Company thereunder, neither the Company nor any subsidiary of the Company has incurred any liabilities or obligations of any nature that, whether or not accrued, contingent or otherwise and whether or not such liabilities or obligations would be required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its subsidiaries or in the notes thereto.

Section 3.06. Absence of Certain Changes or Events. Since the Balance Sheet Date through the date hereof,

(a) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, except in connection with this Agreement and the transactions contemplated hereby,

(b) there has not been a Material Adverse Effect, and

(c) there has not been any event, condition, action or effect that would constitute a breach of Section 5.01(d), Section 5.01(e), Section 5.01(f), Section 5.01(h), Section 5.01(i), Section 5.01(j), Section 5.01(k), or Section 5.01(o) if such sections had been in effect from the Balance Sheet Date to the date hereof.

Section 3.07. Absence of Litigation. As of the date hereof, there are no material legal or administrative suits, claims, demands, actions, complaints, proceedings, litigation, arbitrations, mediations, charges, inquiries or investigations (“Actions”) pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries or any assets, properties or rights of the Company or any of its subsidiaries or, to the Knowledge of the Company, any of the executive officers or directors of the Company in their capacity as such, in each case by or before any Governmental Authority. As of the date hereof, there is no material order, writ, judgment, injunction, ruling, decree, determination, or award by any Governmental Authority (“Order”) with respect to the Company or any of its subsidiaries, nor any of their respective properties.

Section 3.08. Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to the Company and its subsidiaries have been timely filed taking into account extensions validly obtained, and all such Tax Returns are complete and correct in all material respects. The Company and its subsidiaries have timely paid all material Taxes that are due, whether or not shown on any Tax Return, or that have been asserted in writing by any Governmental Authority to be due, from or with respect to it, except for matters contested in good faith or for which adequate reserves have been established in accordance with GAAP.

(b) There are no outstanding Contracts or waivers extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any subsidiary of the Company for any taxable period.

(c) No deficiencies for Taxes with respect to Company or any of its subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Authority in writing. No audit or other Action by any Governmental Authority has formally commenced and no written notification has been given to the Company or any subsidiary of the Company that such an audit or other Action is pending or threatened with respect to any material Taxes due from the Company or any subsidiary of the Company or any Tax Return filed by the Company or any subsidiary of the Company. Neither the Company nor any of its subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that such entity was required to file any Tax Return in such jurisdiction that was not filed.

(d) Neither the Company nor any of its subsidiaries is a party to, bound by or has any obligation under, any Tax sharing, Tax indemnity or similar Contract (other than an agreement or arrangement solely among members of an affiliated group of which the Company is the common parent).

(e) Neither the Company nor any of its subsidiaries (i) is currently or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or any of its subsidiaries) filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any person (other than the affiliated group of which the Company is the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Laws), or as a transferee or successor, by Contract or otherwise.

(f) Neither the Company nor any of its subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in connection with a distribution of stock qualifying for tax-free treatment under Section 355 of the Code at any time during the two (2) year period ending on the date of this Agreement.

(g) Neither the Company nor any of its subsidiaries has participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(h) The unpaid Taxes of the Company and its subsidiaries (i) did not, as of the Balance Sheet Date, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than any notes thereto) and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries in filing their Tax Returns.

(i) The net operating losses or other tax attributes of the Company and each of its subsidiaries, prior to giving effect to the transactions contemplated by this Agreement, are not currently subject to any limitation under Section 382, 383 or 384 of the Code.

Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.08 are the only representations and warranties in this Agreement with respect to Taxes.

Section 3.09. Employee Benefit Plans; ERISA.

(a) Section 3.09(a) of the Disclosure Schedule contains a complete and correct list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) (including “multiemployer plans” (within the meaning of ERISA Section 3(37))), stock purchase, stock option, stock ownership, other equity or equity-based compensation, severance, employment, retirement, pension, profit sharing, change-of-control, fringe benefit, vacation, disability, death benefit, hospitalization, medical, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries would reasonably be expected have any present or future material liability. All plans, programs, policies and arrangements required to be set forth in Section 3.09(a) of the Disclosure Schedule are collectively referred to as the “Company Plans.” Any current or former employee, consultant, independent contractor of the Company or any of its subsidiaries is referred to as a “Company Employee.”

(b) All Company Plans that are intended to qualify under Section 401(a) of the Code and any trust agreement that is intended to be tax exempt under Section 501(a) of the Code have been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code (or there remains a period of time under the applicable remedial amendment period with respect to such a Company Plan to request such a determination), and, to the Knowledge of the Company, nothing has occurred and no circumstances exist since the date of such letter which would reasonably be expected to adversely affect the qualified status of such plan.

(c) Neither the Company nor any subsidiary or ERISA Affiliate of the Company has, since July 1, 2013, contributed or has been obligated to contribute to, nor do any of them have any liability, contingent or otherwise, with respect to, any “employee pension plans”, as defined in Section 3(2) of ERISA, subject Title IV of ERISA or Section 412 of the Code, including a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA. Since July 1, 2013, neither the Company nor any ERISA Affiliate has maintained, established, sponsored, participated in, or contributed to a “funded welfare plan” within the meaning of Section 419 of the Code, a “voluntary employee beneficiary association” as defined in Section 501(c)(9) of the Code, a “multiple-employer welfare arrangement” as defined in Section 3(40) of ERISA or “employee stock ownership plan” as defined in Section 4975(e)(7) of the Code. With respect to each Company Plan set forth on Section 3.09(a) of the Disclosure Schedule, (i) the Company, its subsidiaries and their respective ERISA Affiliates have complied in all material respects with the minimum funding requirements of Sections 412 of the Code and 302 of ERISA, and there have been no applications for variance from minimum funding standards (as described in Section 412(c) of the Code or Section 302(c) of ERISA), (ii) there have been no material violations of the applicable benefits restrictions under Section 436 of the Code, (iii) no Lien on the assets of the Company, its subsidiaries or their respective ERISA Affiliates has arisen under ERISA or the Code, nor is such Lien expected to arise, (iv) no event described in Section 4043 (excluding events with respect to which reporting was waived) or 4062(e) of ERISA nor any transaction described in Section 4069 of ERISA has occurred or is reasonably expected to occur, and (v) all premiums described in Section 4006 of ERISA payable to the Pension Benefit Guaranty Corporation under Section 4007 of ERISA have been timely paid. Note of the Company, any of its subsidiaries or any of their respective ERISA Affiliates is party to any agreement intended to comply with Section 4204 of ERISA.

(d) With respect to each Company Plan, the Company has delivered or made available to Merger Sub a complete and correct (or, to the extent no such copy exists, an accurate description) copy of the plan document relating to such plan and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter or opinion letter issued by the Internal Revenue Service with respect to such plan; (iii) the most recent summary plan description prepared with respect to such Company Plan and other written communications by the Company that modify in any significant respect the benefits provided under the terms of any Company Plan in a manner not reflected in any of the documents provided pursuant to this Section 3.09(d); (iv) the three (3) most recent (A) annual reports on Form 5500 filed with the Internal Revenue Service and attached schedules, (B) audited financial statements and (C) actuarial valuation reports; (v) the results of the non-discrimination testing for each of the three (3) most recently completed years; (vi) all material correspondence with a Governmental Authority since July 1, 2013; and (vii) the results of the Company’s Section 280G analysis.

(e) All Company Plans are in material compliance with and have been administered in all material respects in form and operation in accordance with their terms and all requirements of applicable Laws, including the Code and ERISA, and none of the Company nor any of its subsidiaries has received any written claim or notice that any such Company Plan is not in compliance with its terms and all applicable Laws, regulations, rulings and other authority issued thereunder. There are no Actions pending (other than routine claims for benefits) or, to the Knowledge of Company, threatened alleging any breach of the terms of any Company Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such plan.

(f) All contributions, premiums and other payments required by Law or any Company Plan to have been made under any such plan to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof.

(g) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement, whether alone or in combination with any other event, shall result in (i) the payment to any Company Employee of any money or other property, or forgiveness of indebtedness of any Company Employee, (ii) the provision of any benefits or other rights of any individual or (iii) the increase, acceleration of vesting or provision of any payments, benefits or other rights provided to or for the benefit of any Company Employee (including the acceleration of any funding obligations), whether or not any such payment, right, benefit, increase, acceleration or provision could constitute a “parachute payment” within the meaning of Section 280G of the Code.

(h) None of the payments contemplated by the Company Plans or any other agreements to which the Company or any of its subsidiaries is a party, would, individually or in the aggregate, whether alone or in combination with any other event, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)) or would exceed the amount deductible pursuant to Section 162(m) of the Code. No individual has been promised any “gross-up” payment for excise taxes imposed by Section 280G and 4999 of the Code.

(i) There has been no amendment to, written interpretation of or announcement by the Company or any of its subsidiaries relating to, or any change in employee participation or coverage under, any Company Plan that would materially increase the expense of maintaining such Company Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date of this Agreement.

(j) No Company Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law for which the covered individual pays the full cost of coverage). To the Knowledge of the Company, there has been no communication (whether oral or written) to any Company Employee that would reasonably be expected to promise or guarantee any such health, medical, or other welfare benefits after retirement or other termination of employment.

(k) Each Company Plan that is subject to Section 409A of the Code has been administered in compliance in all material respects with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable Internal Revenue Service guidance (including notices, rulings and proposed and final regulations) promulgated thereunder.

(l) Each Company Plan that is also a “group health plan” for purposes of the Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152) (collectively, with the regulations and guidance issued thereunder, the “Affordable Care Act”) is in material compliance with the applicable terms of the Affordable Care Act. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to any Company Plan outside of the United States. The Company offers minimum essential health coverage, satisfying affordability and minimum value requirements, to its full-time employees sufficient to prevent liability for assessable payments under Sections 4980H(a) and 4980H(b) of the Code.

Section 3.10. Labor Matters.

(a) Section 3.10(a) of the Disclosure Schedule contains a complete and accurate list of the name, employee identification number, job title, base salary or wage rate, target incentive compensation (as applicable), commission rate (as applicable), bonus or commissions payments in the last two (2) years, other compensation, accrued or granted but unused paid leave balance, date of commencement of employment, work location, full time or part time status, exempt or non-exempt status, temporary or permanent status, status as a regular or leased employee, status as an active or inactive employee, and date of commencement of leave (as applicable) of each employee, officer, and director of the Company and any of its subsidiaries as of the date of this Agreement (or as of a day within the period of the five (5) days prior to the date of this Agreement).

(b) None of the Company Employees are, or have been since July 1, 2013, represented by any union with respect to their employment by the Company or such subsidiary. To the Knowledge of the Company, no labor organization or group of employees of the Company or any of its subsidiaries has made a demand for recognition or certification to the Company or any of its subsidiaries and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority, nor have any such demands, proceedings or petitions occurred since July 1, 2013. Since July 1, 2013, neither the Company nor any of its subsidiaries has experienced any union organization attempts, threatened strikes, work stoppages, slowdowns, lockouts, concerted refusals to work overtime, or other labor disputes.

(c) Except as set forth on Section 3.10(c) of the Disclosure Schedule, since July 1, 2013, the Company and each of its subsidiaries is, and during such period, has been, in compliance in all material respects with all applicable Employment Laws.

(d) Since July 1, 2013, neither the Company nor any of its subsidiaries has conducted a “mass layoff,” “relocation,” “plant closing,” or “termination” as defined by the federal Worker Adjustment and Retraining Notification Act, or any similar applicable state or local Law that requires advance notice of group personnel or employment actions.

(e) Except as set forth on Section 3.10(e) of the Disclosure Schedule, there is (i) no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations

Board or any similar state or local agency relating to an alleged material violation or material breach of any Employment Laws or (ii) no material Action pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries concerning employment-related matters, the Company Employees or a material violation of any Employment Laws or a material breach of any contractual obligations, including any material Actions pending with, or threatened in writing by, the Equal Employment Opportunity Commission, the Department of Labor, the Internal Revenue Service, the National Labor Relations Board, or any other Governmental Authority.

(f) To the Knowledge of the Company, no Company Employee is in violation in any material respect of any employment contract, confidentiality, non-competition, non-solicitation, or other proprietary rights agreement or any other contract relating to the right of such person to be employed by, or provide services to, the Company or any of its subsidiaries.

Section 3.11. Environmental.

(a) The Company and each of its subsidiaries is, and since July 1, 2013, has been, in compliance in all material respects with all applicable Environmental Laws.

(b) The Company and its subsidiaries have duly obtained, maintain, and are in compliance, in all material respects with, all material Approvals required under applicable Environmental Laws, and all such Approvals are valid and in good standing, and there is no action pending or, to the Knowledge of the Company, threatened to revoke, cancel, modify, suspend or terminate any such Approval.

(c) Neither the Company nor any of its subsidiaries has received any notice of any Order relating to or arising under Environmental Laws that is outstanding or unresolved and there is no pending or, to the Knowledge of the Company, threatened Action relating to any actual or alleged material violation of or material liability under Environmental Laws or with respect to the Release, disposal, transportation, spill, cleanup, investigation or other discard of Hazardous Materials.

(d) Neither the Company nor its subsidiaries has Released or arranged for the disposal or treatment of any Hazardous Materials in a manner that would reasonably be expected to give rise to material liabilities pursuant to any applicable Environmental Law.

(e) To the Knowledge of the Company, there is not on, in, under or from any Company Real Property: (i) any leaking underground storage tanks; (ii) any asbestos-containing materials or lead-based paint that must be removed or abated under applicable Environmental Laws; (iii) any landfills, dumps or surface impoundments used to treat or dispose of Hazardous Materials; or (iv) any other Hazardous Material that would reasonably be expected to give rise to material liabilities pursuant to any applicable Environmental Law.

(f) The Company and each of its subsidiaries has made available to Parent copies of all material environmental assessments, environmental reports, environmental audits and other material environmental documents in its possession or under its reasonable control related to any non-compliance by the Company or its subsidiaries, in any material respect, since July 1, 2013 or that is currently outstanding or unresolved with Environmental Laws or the environmental condition of any real property that the Company or its subsidiaries currently or formerly have owned, operated or leased.

Section 3.12. Compliance with Applicable Laws; Approvals from Governmental Authorities. Except as set forth in Section 3.12 of the Disclosure Schedule, (a) the Company and each of its subsidiaries and their relevant personnel and operations are, and since July 1, 2013, have been, in compliance in all material respects with all Laws applicable to them or by which any of their respective properties are bound, (b) neither the Company nor any of its subsidiaries has received written notice of any material violation of any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties are bound, (c) the

Company and its subsidiaries have, and are in compliance in all material respects with, all Approvals from any Governmental Authority necessary to conduct their businesses as now being conducted and to own, lease or operate their properties and assets, and there has occurred no material violation of, material default (with or without notice or lapse of time or both) under, or event giving to any person any right of termination, amendment or cancellation (with or without notice or lapse of time or both) of any such Approval and (d) neither the Company nor any of its subsidiaries has received written notice of any suspension, limitation, cancellation, revocation, modification of or refusal to renew any Approval from any Governmental Authority material to the Company and its subsidiaries taken as a whole. No representation or warranty is made in this Section 3.12 with respect to (i) compliance with the Securities Act and the Exchange Act, which is covered solely in Section 3.05, (ii) compliance with applicable Tax Laws, which is covered solely in Section 3.08, (iii) compliance with ERISA and other applicable Laws relating to employee benefits, which is covered solely in Section 3.09, (iv) compliance with applicable Employment Law matters, which is covered solely in Section 3.10, (v) compliance with applicable Environmental Laws, which is covered solely in Section 3.11, (vi) compliance with applicable Healthcare Laws, which is covered solely in Section 3.22 and Section 3.23 or (vii) compliance with applicable Information Privacy and Security Laws, which is covered solely in Section 3.24.

Section 3.13. Contracts.

(a) Section 3.13 of the Disclosure Schedule contains a correct and complete list of each of the following types of Contracts (including all modifications or amendments thereto) to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or its or any of their respective properties are bound as of the date of this Agreement:

(i) any Contract that is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) any Contract with any third party involving expenditures, liabilities or revenues in excess of $150,000 per year;

(iii) any material Contract between the Company or any of its subsidiaries, on the one hand, and any officer of the Company or any of its subsidiaries, on the other hand;

(iv) any Contract containing covenants restricting the Company or any of its subsidiaries (or, after the Closing, Parent or its subsidiaries) (A) from engaging in any line of business or competing with any person or operating at any location or hiring or soliciting for employment any person, or (B) requiring the disposition of any assets or line of business of the Company or any of its subsidiaries other than in the ordinary course of business (or, after the Closing, Parent or its subsidiaries);

(v) any Contract that contains any “most favored nation” provisions granted by the Company or any of its subsidiaries or pursuant to which the Company or any of its subsidiaries is (or, after the Closing, Parent or its subsidiaries would be) restricted from entering any territory, market or field or freely engaging in business anywhere in the United States of America and that is material to the Company or its subsidiaries taken as a whole;

(vi) any Contract that provides for continuing indemnification extending after the Closing by the Company or any of its subsidiaries of any person, except for any such Contract that is entered into in the ordinary course of business consistent with past practice;

(vii) any Contract with any third party that relates to the formation, creation, operation, management or control of any joint venture, limited liability company, partnership, profit sharing, joint development or other similar arrangement;

(viii) any Contract for the acquisition or disposition (by merger or otherwise), of any of the material assets or properties of the Company or any of its subsidiaries or any capital stock or other equity interests of any other person for aggregate consideration in excess of $250,000, with rights or obligations that remain outstanding, other than Contracts for the procurement or sale of assets or properties in the ordinary course of business consistent with past practice;

(ix) any Contract (A) evidencing Indebtedness by the Company or any of its subsidiaries having an outstanding or committed amount in excess of $100,000, other than (1) Indebtedness solely between or among any of the Company and any of its subsidiaries and (2) trade payables incurred in the ordinary course of business, or (B) relating to the mortgaging, pledging or otherwise placing of a Lien on any material asset or material group of assets of the Company or any of its subsidiaries, except for Permitted Liens;

(x) any Contract under which the Company or any of its subsidiaries has advanced or loaned any amount to, or guaranteed any obligations of, any third party (excluding, for avoidance of doubt, trade accounts receivable incurred in the ordinary course of business);

(xi) any Contract for the license or sublicense (whether as a licensor or a licensee) of any Intellectual Property or other intangible asset (excluding commercial off-the-shelf or shrink wrap software than has not been modified or customized), that provides for payment or receipt of $100,000 or more in each year of such Contract;

(xii) any collective bargaining agreement with any labor organization;

(xiii) any Contract under which any benefits to any Company Employee or officer or director of the Company or any of its subsidiaries will be materially increased, or the vesting of material benefits to any Company Employee or officer or director of the Company or any of its subsidiaries will be accelerated, in connection with the Merger;

(xiv) any executory Contract with any Material Payor;

(xv) any executory Contract with any Governmental Authority, including with respect to a Federal Health Care Program, that is material to the Company and its subsidiaries, taken as a whole;

(xvi) any lease or rental Contract involving real property or personal property and payments in excess of $100,000 per year; and

(xvii) any Contract that would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated hereunder;

provided, that (1) any Transaction Documents and (2) any Company Plans or agreements documenting any awards granted pursuant to such Company Plans shall not be required to be listed in Section 3.13 of the Disclosure Schedule and shall not be deemed a “Material Contract” for any purposes hereunder (whether or not filed pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act). The term “Material Contract” shall include: (x) each Contract of the type described in clauses (i) through (xvii), (y) each BAA, and (z) each Contract pursuant to which the Company licenses to or from a third party any Personal Information or any data derived from Personal Information for a commercial purpose.

(b) Each Material Contract is (1) valid and binding on the Company and each of its subsidiaries party thereto and, to the Company’s Knowledge, each other party thereto, and (2) in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company and each of its subsidiaries has performed in all material respects all obligations required to be performed by it under each Material Contract and has not materially violated or defaulted under, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material violation or default under, each Material Contract. To the Company’s Knowledge, each other party to each Material Contract has performed in all material respects all obligations required to be performed by it under such Material Contract and has not materially violated or defaulted under, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material violation or default under, each Material Contract. None of the Company or any of its subsidiaries knows of, or has received written notice of, any material violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract. The Company has made available to Parent for review, prior to the execution of this

Agreement, true and complete copies of all of the Material Contracts, which are not filed as exhibits to the Company Reports, and the Material Contracts filed as exhibits to the Company Reports are true and complete copies of such Contracts.

Section 3.14. Interested Party Transactions; Company Advances. Since April 29, 2016 to the date hereof, except for the transactions contemplated by this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K. Section 3.14 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and correct list of all loans made by the Company to any Company Employees, including the current outstanding balance thereunder.

Section 3.15. Brokers. No broker, finder or investment banker, other than the Financial Advisor, the fees and expenses of which shall be paid by the Company, is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries. True and correct copies of all agreements between the Company and the Financial Advisor concerning this Agreement and the transactions contemplated hereby, including any fee arrangements, have been previously made available to Parent.

Section 3.16. Company Vote Required. The only vote or consent of holders of any class of capital stock of the Company necessary to adopt this Agreement is the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting as a single class (such vote or consent, “Common Stockholder Approval”). UANT Ventures, L.P. (“Ventures”) is the holder of a majority of the outstanding shares of Company Common Stock.

Section 3.17. Intellectual Property.

(a) The Company or its subsidiaries exclusively owns free and clear of all Liens (except for Permitted Liens) and exclusively licenses or has the defensible right to use, pursuant to a valid and enforceable written agreement, all material Intellectual Property used in or held for use in the businesses of the Company or any of its subsidiaries as currently conducted (“Company Intellectual Property”). The Company Intellectual Property constitutes all material Intellectual Property used in the conduct of the business of the Company and its subsidiaries as currently conducted, and the Company and each of its subsidiaries has valid, sufficient and enforceable rights to such Company Intellectual Property.

(b) As of the date hereof, no written claim of invalidity or conflicting ownership rights has been made or, to the Knowledge of the Company, threatened by a third party with respect to any Company Intellectual Property and no Company Intellectual Property is the subject of any pending or, to the Knowledge of the Company, threatened Action challenging or other orders, judgments or agreements restricting the Company’s ownership rights in or use of such Company Intellectual Property. Except as set forth in Section 3.17(b) of the Disclosure Schedule, there are no royalties or fees payable by the Company or any of its subsidiaries by reason of the ownership, development, use, license, sublicense, sale, distribution or other disposition of the Company Intellectual Property, in each case, in the ordinary course of business. As of the date hereof, no registration for or application to register any Company Intellectual Property (“Registered Intellectual Property”) has been cancelled, abandoned or adjudicated invalid, and all Registered Intellectual Property is subsisting and in good standing, except where such cancellation or abandonment was made in the ordinary course of business and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.17(b) of the Disclosure Schedule sets forth a complete and accurate list of (i) all Registered Intellectual Property, if any, indicating for each such item the registration or application number and the applicable filing jurisdiction, and (ii) all material unregistered trademarks, service marks, and copyrights (including Software) owned by the Company or any of its subsidiaries.

(c) To the Knowledge of the Company, the conduct of the business of the Company and its subsidiaries (including their respective products and services), as currently conducted, does not infringe or misappropriate the

Intellectual Property rights of any person. As of the date hereof, no person has given written notice to the Company or any of its subsidiaries or, to the Knowledge of the Company, has threatened that the conduct of such business (including such products and services) is infringing or has infringed any person’s Intellectual Property rights, or that the Company or any of its subsidiaries has misappropriated or violated such person’s trade secrets. To the Knowledge of the Company, no valid basis exists for any such claim or notice. To the Knowledge of the Company, none of the Company Intellectual Property has been or is currently being infringed, misappropriated or otherwise violated by any third party, and no such claims have been made by the Company or any of its subsidiaries.

(d) The Company and each of its subsidiaries have taken commercially reasonable measures to safeguard the confidentiality of all Company Intellectual Property comprising trade secrets or other confidential information, and to the Knowledge of the Company no unauthorized use or disclosure of any such trade secrets or material confidential information has occurred.

(e) To the Knowledge of the Company, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement concerning the Company’s or any of its subsidiaries’ use of or rights to any Company Intellectual Property, will not cause the forfeiture or termination of or other modification to, or give rise to a right of forfeiture or termination of or other modification to, any rights in or to the Company Intellectual Property, or impair any right of Parent or the Surviving Corporation to (i) any Company Intellectual Property and (ii) make, use, sell, license or dispose of, or to bring any action for the infringement of, any Company Intellectual Property, all in the same form and manner as the Company or any of its subsidiaries has prior to the date hereof.

(f) Section 3.17(f) of the Disclosure Schedule lists all third party Intellectual Property licensed by the Company (“Licensed Intellectual Property”) requiring payments in excess of $100,000 per year, other than commercially available “off the shelf” Software that has not been modified or customized.

(g) Except for those physicians who executed certain physician employment agreements with the Company, no current or former officers or directors of the Company and its subsidiaries, or any current or former employees or consultants of the Company and its subsidiaries who are or were at any time involved in the design, development or implementation of material Company Intellectual Property for or on behalf of the Company or any of its subsidiaries, or who may be or were exposed to any trade secret or confidential know-how of the Company or any of its subsidiaries, have executed and delivered to the Company or one of its subsidiaries, as applicable, an agreement assigning to the Company or subsidiary their entire right, title and interest in and to such Intellectual Property and protecting the secrecy, confidentiality and value of such trade secrets and confidential information. Section 3.17(g) of the Disclosure Schedule identifies by name, and employer, all individuals who have participated in the design, development or implementation of Company Intellectual Property for or on behalf of the Company or any of its subsidiaries.

(h) The Company and its subsidiaries have sufficient rights to use all material computer software, middleware and systems, information technology equipment, and associated documentation used in connection with the operation of the business of the Company and its subsidiaries (the “IT Assets”), all of which rights shall survive unchanged the consummation of the transactions contemplated hereby.

(i) Section 3.17(i) of the Disclosure Schedule lists all Software that is distributed as “open source software” or under a similar licensing or distribution model (collectively, “Open Source Software”) that has been incorporated into and/or distributed with any products or services of the Company or any of its subsidiaries in any way.

(j) Section 3.17(j) of the Disclosure Schedule lists all source code of any Software owned or controlled by the Company or any subsidiary that has been licensed or otherwise provided to any third party, and describes the purpose of any such license or provision, the scope of any such license or use by any such third party of the provided source code, and the restrictions on use and/or disclosure of such source code by any such third party. Except for authorized employees of the Company or its subsidiaries who access or use source code owned or controlled by the Company or any subsidiary in the course of their authorized activities or employment, no person has any right to access or use any source code owned or controlled by the Company or any subsidiary.

Section 3.18. Insurance. All material insurance policies to which any of the Company and its subsidiaries is either an insured or a beneficiary and all insurance policies for any managed entities of the Company or any of its subsidiaries that the Company or any of its subsidiaries is required to maintain (the “Insurance Policies”) are with reputable insurance carriers (other than existing self-insurance) and maintain in such amounts and cover such risks as the Company reasonably believes are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all premiums due and payable in respect of each Insurance Policy have been paid, (b) neither the Company nor any of its subsidiaries is in breach or default of any of the Insurance Policies and neither the Company nor any of its subsidiaries has taken any action or failed to take any actions which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies, (c) none of the Company and its subsidiaries has received written notice from any insurer or agent of any intent to cancel, terminate or deny coverage under any such Insurance Policy, and (d) the Insurance Policies are valid and enforceable policies. Section 3.18 of the Disclosure Schedule lists each of the Insurance Policies and sets forth for each such Insurance Policy the (i) policy type, (ii) insurance carrier name, (iii) insured entity(ies), (iv) effective date, (v) limits of liability, (vi) deductible/self-insured retention, (vii) policy number, and (viii) premium.

Section 3.19. Property.

(a) Personal Property. Each of the Company and its subsidiaries has good and valid title to, or, in the case of leased tangible personal properties and assets, valid leasehold interests in, all of the material tangible personal properties and assets used in the conduct of the business of the Company and its subsidiaries as currently conducted. All of the Company’s and each of its subsidiaries’ material tangible personal properties and assets are free and clear of any Lien, except for Permitted Liens.

(b) Real Property. Neither the Company nor any of its subsidiaries owns any real property. Section 3.19(b) of the Disclosure Schedule identifies all land, buildings and structures leased or otherwise occupied by the Company or its subsidiaries as lessee, sublessee or licensee (the “Leased Real Property”) including the street address, the title and date of the lease, sublease or other occupancy agreement to which the Company or its subsidiaries is a party, the name of the entity holding such leasehold, subleasehold or other occupancy interest, and the name of the other parties thereto (such Leased Real Property, including all improvements thereon, referred to collectively as the “Company Real Property”). The Company Real Property set forth in Section 3.19(b) of the Disclosure Schedule comprises all of the material real property currently used in the operation of the business of the Company and its subsidiaries as of the date hereof.

(c) The Company has made available to Parent and Merger Sub true and complete copies of (i) the Company’s headquarters lease for premises leased in the building located at 6333 North State Highway 161, Suite 200, Irving, Texas, (ii) real property leases for sites at which the Company’s hospitals, cancer treatment centers and primary care and specialty clinics are located and (iii) all other real property leases for any real property used and occupied by the Company or its subsidiaries (collectively, the “Company Leases”). The Company and its subsidiaries have a valid leasehold interest in each Leased Real Property, and each Company Lease is in full force and effect (except to the extent it has expired or been terminated in accordance with its terms) and is a legal, valid and binding obligation of the Company or its subsidiaries and is enforceable against the Company or its subsidiaries in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws of general applicability, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company and its subsidiaries have not exercised or given notice of exercise, nor, to the Knowledge of Company, has any lessor or landlord exercised or given any notice of exercise, of any option, right or first offer or right of first refusal contained in any Company Lease. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any other party to any Company Lease, is in material breach of or in material default under any of the Company Leases and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time, or both, would constitute a material breach or material default under any Company Lease on the part of the Company or its subsidiaries, nor to the Knowledge of the Company, any other party to any Company Lease. The Company’s or its subsidiaries’ leasehold interest in each Leased Real Property is free and clear of all Liens, except for Permitted Liens. The Company does not owe any material brokerage commissions or material finder’s fees with respect to any Company Leases.

(d) Section 3.19(d) of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all leases, subleases or similar agreements relating to any Company Real Property under which the Company or any of its subsidiaries is the landlord or the sublandlord other than leases, subleases and similar agreements that do not provide for annual rent in excess of $100,000 (such leases, subleases and similar agreements, collectively, the “Real Property Subleases”). Each Real Property Sublease is valid and binding on the Company or its subsidiaries party thereto and each Real Property Sublease is in full force and effect (except to the extent it has expired or been terminated in accordance with its terms) and is a legal, valid and binding obligation of the Company or its subsidiaries and is enforceable against the Company or its subsidiaries in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws of general applicability, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(e) As of the date hereof, there are no condemnation or compulsory purchase proceedings pending or, to the Knowledge of the Company, threatened with respect to any portion of the Company Real Property that would reasonably be likely to materially impair or materially interfere with the continued use and operation of Company Real Property in the business of the Company and its subsidiaries as currently conducted; and the Company has received no written notice indicating that any of the Company Real Property or the condition or operation of the Company’s or its subsidiaries’ business, or any of the buildings, structures, fixtures and other improvements thereon contravenes or violates in any material respect any building, zoning, fire safety, health safety or other applicable Law.

(f) All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the “Real Property Permits”) of all Governmental Authorities, boards of fire underwriters, associations or any other person having jurisdiction over the Company Real Property that are required to use or occupy the Company Real Property or operate the Company’s business as currently conducted thereon, have been issued and are in full force and effect, except where the failure of the Company to obtain or maintain such Real Property Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.20. Certain Payments. Neither the Company nor any of its subsidiaries (nor, to the Knowledge of the Company, any of their respective directors, executives, representatives, agents or employees, in each case, acting for or on behalf of the Company or its subsidiaries, as applicable) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 3.21. Healthcare Permits. All Healthcare Permits applicable to the Company, each of its subsidiaries, and, to the Knowledge of the Company each of the Company Employees that are required for the operation of the Company and its subsidiaries: (a) have been obtained, are in effect and are set forth in Section 3.21 of the Disclosure Schedule, (b) are valid and in good standing in each jurisdiction in which such Healthcare Permits were issued or are operable, and (c) have not been subject to revocation or forfeiture.

Section 3.22. Participation in Governmental and Other Third Party Payor Programs.

(a) Section 3.22 of the Disclosure Schedule lists all provider numbers for the Company and each subsidiary of the Company that participates in any Federal Health Care Program. Since July 1, 2013, there have been no audits, or investigations, and, to the Knowledge of the Company, no event has occurred or facts exist which reasonably might be expected to result in the revocation, suspension, termination, probation, restriction, limitation, nonrenewal or other materially adverse modification of the participation of the Company, any subsidiary, or, to the Knowledge of the Company, any Company Employee, in any Federal Health Care Program.

(b) Since July 1, 2013, neither the Company nor any of its subsidiaries and none of their respective directors, officers, employees and, to the Knowledge of the Company, independent contractors, has been (i) debarred, excluded or suspended from participating in any Federal Health Care Program, (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act or (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs. There is no action pending, or, to the Knowledge of the Company, threatened, which has resulted in or would reasonably be expected to result in any revocation, suspension, termination, probation, material restriction, material limitation, non-renewal or other materially adverse modification (excluding routine audits or adjustments in the ordinary course of business) of the participation by the Company or any subsidiary in any Third Party Payor Program or of any supplier or provider number, or result in the Company’s or any of its subsidiaries’ exclusion from any Third Party Payor Program.

(c) The Company and each of its subsidiaries that participates in any Federal Health Care Program is duly enrolled and certified therein, and has the requisite provider and supplier numbers to bill the Medicare program, the respective Medicaid program in the state or states in which such entity operates, and all other Third Party Payor Programs that the Company or each of such subsidiaries currently bills to such programs. The Company and each of its subsidiaries is operating and, since July 1, 2013, has operated in material compliance with all Third Party Payor Program rules and regulations and all provisions of each Third Party Payor Program contract to which it is a party or by which it is bound.

(d) Neither the Company nor any of its subsidiaries is party to an individual or corporate integrity agreement with the Office of the Inspector General of the United States Department of Health and Human Services or otherwise has any continuing reporting obligations pursuant to any deferred prosecution, settlement or other agreement with any Governmental Authority.

(e) The Company and each of its subsidiaries has, since July 1, 2013, (i) timely filed all reports required to be filed with respect to each Third Party Payor Program, all of which were prepared and filed in compliance with applicable Laws and applicable payor requirements, except as would not reasonably be expected to result in material liability to the Company or its subsidiaries, taken as a whole, and (ii) paid all material known and undisputed refunds and overpayments due with respect to any such report. All claims submitted by or on behalf of the Company or any of its subsidiaries have been submitted in material compliance with applicable Laws and the rules, regulations, policies and procedures of the applicable third party payors, except as has not resulted in, and would not reasonably be expected to result in, material liability to the Company or its subsidiaries, taken as a whole, and there are no material pending or, to the Knowledge of the Company, threatened, audits (including written notice of an intent to audit), investigations, appeals, adjustments or Actions for or relating to such claims (excluding routine audits or adjustments in the ordinary course of business). All claims submitted by the Company or its subsidiaries were for goods actually sold to or services actually performed for eligible patients.

Section 3.23. Healthcare Laws. Except as set forth on Section 3.23 of the Disclosure Schedule, the Company and its subsidiaries and their respective directors, managers, officers and employees, (a) are, and since July 1, 2013, have been, in compliance in all material respects with all applicable Healthcare Laws; and (b) to the Knowledge of the Company, since July 1, 2013, have not received any notice of any alleged material violation of, or any citation for material non-compliance with any applicable Healthcare Law.

Section 3.24. Privacy and Data Security.

(a) Except as set forth on Section 3.24 of the Disclosure Schedule, each of the Company’s and each of its subsidiaries’ receipt, collection, monitoring, maintenance, creation, transmission, use, analysis, disclosure, storage, disposal and security of Personal Information, since July 1, 2013, has complied in all material respects, and complies in all material respects, with (i) any Contracts, including BAAs, to which the Company or its subsidiaries is a party, (ii) applicable Information Privacy and Security Laws, (iii) if applicable, PCI DSS, and (iv) all patient, consumer or employee consents and authorizations that apply to the Company’s and/or its subsidiaries’ receipt, access, use and disclosure of Personal Information. Each of the Company and each of its subsidiaries has all necessary authority, consents and authorizations to receive, access, use and disclose the Personal Information in the Company’s and/or each of its subsidiaries’ possession or under its control in connection with the operation of the Company and/or its subsidiaries. The Company and each of its subsidiaries has materially complied with their privacy policies that apply to any Personal Information received, created, used or disclosed by the Company or any of its subsidiaries, as applicable.

(b) Except as set forth on Section 3.24 of the Disclosure Schedule, the Company and each of its subsidiaries is a party to a BAA with the applicable third party in each instance where the Company or its subsidiaries (as the case may be) (i) acts as a Business Associate to that third party or (ii) provides protected health information (as defined in 45 C.F.R. § 160.103) to a third party service provider of the Company or its subsidiaries, in each case as required by, and in material conformity with, applicable Information Privacy and Security Laws and the applicable Contracts to which the Company or its subsidiaries is a party.

(c) Employees of the Company and each of its subsidiaries who have access to Personal Information have received documented training (in accordance with commercially reasonable standards) with respect to (i) compliance with all applicable Information Privacy and Security Laws, to the extent training is required by such laws and (ii) to the extent applicable, the PCI DSS.

(d) Since July 1, 2013, the Company and each of its subsidiaries has adopted written policies and procedures that apply to the Company and/or each of its subsidiaries with respect to privacy, data protection, security, and the collection, disclosure and use of protected health information (as defined in 45 C.F.R. § 160.103) gathered or accessed in the course of the operations of the Company and its subsidiaries, and those policies and procedures are reasonable and comply with HIPAA.

(e) Except as set forth in Section 3.24 of the Disclosure Schedule, the Company and each of its subsidiaries has commercially reasonable safeguards in place to protect the confidentiality, integrity and security of its Personal Information and IT Assets against any unauthorized control, use, access, interruption, modification or corruption in material conformance with Information Privacy and Security Laws.

(f) Except as set forth in Section 3.24 of the Disclosure Schedule, since July 1, 2013, there has been no data security breach of any IT Asset, or unauthorized access, use, acquisition or disclosure of any Personal Information, owned, used, stored, received, or controlled by or on behalf of the Company or any its subsidiaries, including any unauthorized access, use or disclosure of Personal Information that would constitute a breach for which notification to individuals and/or Governmental Authorities is required under any applicable Information Privacy and Security Laws or Contracts to which the Company or its subsidiaries is a party.

(g) Since July 1, 2013, the Company and each of its subsidiaries has identified and investigated each Security Incident (as defined in 45 C.F.R. § 164.304) to identify successful Security Incidents. For each successful Security Incident, the Company and each of its subsidiaries has identified, documented, investigated, responded to, and mitigated (to the extent practicable) each such Security Incident related to Personal Information or other confidential data of the Company and each of its subsidiaries or a customer of the Company or its subsidiaries transmitted, processed, maintained, stored or otherwise available on or through the Company’s or its subsidiaries’ IT Assets and taken all other actions with respect to those Security Incidents as required by the Information Privacy and Security Laws.

(h) Except as set forth on Section 3.24 of the Disclosure Schedule, as of the date hereof there are no Orders or Actions pending or, to the Knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or its “workforce” (as defined under HIPAA) by any person or by or before any Governmental Authority for: (i) a violation of any Information Privacy and Security Laws; (ii) any alleged “breach” (as defined in 45 C.F.R. § 164.402); and/or (iii) the Company’s or any if its subsidiaries’ processing of Personal Information.

(i) The (execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby complies in all material respects with the Company’s and each of its subsidiaries’ applicable privacy notices and policies and with all applicable Information Privacy and Data Security Laws.

(j) Except as set forth on Section 3.24 of the Disclosure Schedule, the Company and each of its subsidiaries has performed a security risk assessment that meets (i) the standards set forth at 45 C.F.R. § 164.308(a)(1)(ii)(A), including an assessment as described at 45 C.F.R. § 164.306(d)(3), taking into account factors set forth in 45 C.F.R. § 164.306(a)–(c) and (ii) any requirements to perform security assessments under any Information Privacy and Security Law (collectively, the “Security Risk Assessment”). The Company has made available to Parent and Merger Sub true and complete copies of (i) the most recent Security Risk Assessment conducted by the Company and its subsidiaries and (ii) all written mitigation plans of the Company and its subsidiaries associated with such Security Risk Assessment. Except as set forth on Section 3.24 of the Disclosure Schedule, the Company and each of its subsidiaries has addressed and fully resolved or mitigated (in accordance with HIPAA and applicable industry standards (excluding PCI DSS)) all material, critical or high risk threats and deficiencies identified in every Security Risk Assessment and has developed and implemented plans to address other identified threats and deficiencies.

Section 3.25. Information in the Information Statement and Proxy Statement. The Information Statement or, if applicable, the Proxy Statement (and any amendments thereof or supplements thereto), at the date mailed or otherwise provided to the Company’s stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion in the Information Statement or Proxy Statement. The Information Statement or Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.26. Takeover Statutes. Assuming the accuracy of the representations in Section 4.09, the Company has taken all such actions as are necessary such that the restrictions on “business combinations” between the Company and an “interested stockholder” (as such terms are defined in Section 203 of the DGCL (“Section 203”)) set forth in Section 203 do not apply to this Agreement, the Merger, or the other transactions contemplated hereby. No Takeover Statute applies to this Agreement, the Merger, or the other transactions contemplated hereby.

Section 3.27. Opinion of Financial Advisor. The Special Committee has received (and the Company Board has relied on) the written opinion of Jefferies LLC (the “Financial Advisor”) to the effect that, as of the date of the opinion and subject to the factors and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent and its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. A complete copy of the written opinion will be made available to Parent solely for informational purposes as soon as practicable after the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as set forth in this ARTICLE IV.

Section 4.01. Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing (or, as applicable, the equivalent thereof) under the Laws of the jurisdiction of its organization and has the requisite power and authority necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of the certificate of incorporation and the bylaws (or similar organizational documents) of Merger Sub, as amended, modified or restated and currently in effect. Said certificate of incorporation and bylaws (or similar organizational documents) are in full force and effect and no other organizational documents are applicable to or binding upon Merger Sub.

Section 4.02. Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and shall be adopted by the sole stockholder of Merger Sub pursuant to Section 6.09 and no other corporate proceedings on the part of each of Parent and Merger Sub are necessary to authorize such execution and delivery of this Agreement or consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them each in accordance with their terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.03. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or violate the certificate of incorporation or the bylaws (or, as applicable, the equivalent thereof) of either Parent or Merger Sub; (ii) materially conflict with or materially violate any Laws applicable to either Parent or Merger Sub or by which it or its properties are bound (assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made); or (iii) result in any material breach or material violation of, constitute a material default, require consent or result in the loss of a material benefit under, give rise to a right to permit or require the purchase or sale of assets or securities under, give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of either Parent or Merger Sub (in each case, with or without notice or lapse of time or both) pursuant to, any Contract to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their properties are bound.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any Approvals from, action by, filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements of the Exchange Act or state securities, takeover and “blue sky laws,” (ii) filings and recordings as may be required under the DGCL in connection with the Merger, including the filing and recordation of the Certificate of Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, and (iv) such other Approvals, actions, filings or notifications of a type not referenced above the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.04. Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Parent, Merger Sub or their affiliates.

Section 4.05. Sufficient Funds. Parent and Merger Sub have full access to, and will have at the Closing, sufficient funds to make all payments contemplated by this Agreement in connection with the Merger, including (a) the payment of all amounts payable pursuant to ARTICLE II and (b) all fees and expenses required to be paid by Parent or Merger Sub in connection with the Merger.

Section 4.06. Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Other than as contemplated by this Agreement, Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any person other than Parent may, directly or indirectly, acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement; except for its formation, has not engaged in any other business activities or incurred any liabilities or obligations prior to the date of this Agreement, and prior to the Effective Time, will have conducted its operations only as contemplated hereby and will have incurred no liabilities or obligations other than as contemplated hereby.

Section 4.07. No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution and delivery of this Agreement.

Section 4.08. Absence of Litigation. There are no material Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub. Neither Parent nor Merger Sub is subject to any material Order.

Section 4.09. Ownership of Shares. As of the date hereof, none of Parent, Merger Sub or any of their respective “affiliates” or “associates” “owns” (as such terms are defined in Section 203) any shares of Company Common Stock. Each of Parent and Merger Sub is not, and at no time since July 1, 2013, has been, an “interested stockholder” of the Company as defined in Section 203.

Section 4.10. Information in the Information Statement and Proxy Statement. The information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Information Statement or, if applicable, the Proxy Statement (or any amendments thereof or supplements thereto) will not, at the date mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent and Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Information Statement or Proxy Statement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.01. Conduct of Business by the Company Pending the Merger. During the period from and after the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, unless (a) otherwise required, contemplated or permitted by this Agreement, (b) set forth on Section 5.01 of the Disclosure Schedule, (c) required by applicable Law or Nasdaq rule or (d) Parent gives its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall, and shall cause its subsidiaries to conduct the Company’s business in all material respects in the ordinary course consistent with past practice, and use commercially reasonable efforts to (i) preserve in all material respects its present relationships with each of its customers, suppliers, and other persons with whom the Company has material business relations, (ii) maintain satisfactory relationships with and keep available the services of the Company’s current officers and other Key Employees, and (iii) preserve in all material respects its present relationships with Governmental Authorities and maintain in effect all material Healthcare Permits that are required for the Company or its subsidiaries to carry on their respective businesses as currently conducted. During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, the Company shall not, and shall not permit any of its subsidiaries to, unless (A) otherwise required, contemplated or permitted by this Agreement (including to the extent required to comply with the Company’s obligations in the immediately preceding sentence), (B) forth on Section 5.01 of the Disclosure Schedule, (C) required by applicable Law or Nasdaq rule or (D) Parent gives its written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

(a) amend the Company Organizational Documents;

(b) issue, deliver, grant, sell, lease, sell and leaseback, pledge, license, transfer, mortgage, encumber, dispose of or otherwise subject to any Lien (other than any Permitted Lien) (i) any Company Securities or Subsidiary Securities (except for the issuance or transfer and delivery of shares of Company Common Stock issuable or transferable in accordance with the terms of the Company Options or shares of Company Restricted Stock or upon conversion of the Company Convertible Notes, in each case outstanding as of the date of this Agreement, which were granted under the Equity Compensation Plan, to the extent accounted for under the Equity Compensation Plan), or (ii) any material property or assets, whether tangible or intangible, of the Company or any of its subsidiaries, in each case, other than (A) in the ordinary course of business and in a manner consistent with past practice, (B) pursuant to Contracts in existence on the date of this Agreement or (C) dispositions of equipment and property no longer used in the operation of the business;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other equity interests, property or otherwise, with respect to any of the Company’s or its subsidiaries’ capital stock (except dividends or other distributions paid by any direct or indirect subsidiary to the Company or to any direct or indirect wholly-owned subsidiary of the Company);

(d) reclassify, adjust, combine, split, subdivide or redeem, purchase or otherwise acquire, any Company Securities or Subsidiary Securities, except for purchases of Company Securities or Subsidiary Securities pursuant to any Company Plan and the agreements underlying awards of Company Securities or Subsidiary Securities pursuant to such Company Plans;

(e) incur, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify the terms of, any Indebtedness or authorize, issue, deliver, grant or sell any notes, bonds, debentures or other securities in respect of Indebtedness or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the Indebtedness of any other person, except for (i) borrowings under the Company’s current credit facilities in the ordinary course of business consistent with past practice, (ii) Indebtedness of up to $100,000 in the aggregate with respect to capitalized lease obligations, and (iii) Indebtedness solely between or among the Company and any of its subsidiaries;

(f) make any loans, advance or capital contributions to, or investments in, any other person (other than a subsidiary of the Company);

(g) (i) enter into, amend or modify in any material respect, terminate, cancel or renew any Material Contract or Contract that, if in effect on the date hereof would have been a Material Contract, other than in the ordinary course of business consistent with past practice, or (ii) assign or waive any material term or rights, claims, benefits or default under, or release, settle or compromise any material claim against the Company or material liabilities or obligation owing to the Company under, any Material Contract, other than in the ordinary course consistent with past practice;

(h) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) in one transaction or any series of related transactions, except in the ordinary course of business in a manner consistent with past practice or in respect of capital expenditures as contemplated by the budget set forth on Section 5.01(i) of the Disclosure Schedule, (i) any assets or (ii) any equity interests in any person or any business or division of any person or all or substantially all of the assets of any person (or business or division thereof), in the case of the foregoing clauses (i) and (ii), except to the extent (A) otherwise obligated pursuant to any agreement as of the date hereof, a copy of which has previously been made available to Parent, or (B) solely among or between the Company and its wholly-owned subsidiaries;

(i) authorize, incur or make any capital expenditures that exceed the aggregate amount of expenditures budgeted in the Company’s current capital expenditure plan set forth on Section 5.01(i) of the Disclosure Schedule;

(j) except to the extent required under applicable Law, this Agreement or existing Company Plans as in effect on the date of this Agreement, (i) increase in any respect, or accelerate the payment of, the compensation, bonus, bonus opportunity or fringe benefits of any Company Employee except in the ordinary course of business in a manner consistent with past practice, (ii) make or grant, or accelerate the payment of, any retention, severance or termination pay not currently required to be paid under existing Company Plans to, or enter into, or amend, any employment, consulting or severance Contract with, any present or former Company Employee; (iii) enter into, adopt, amend or terminate any Company Plan; or (iv) enter into any employment, consulting, change of control or severance Contract with any newly hired employee or consultant;

(k) implement, adopt or make any change to the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company Reports, each as concurred with by the Company’s independent registered public accountants;

(l) (i) make, change or rescind any Tax election or Tax accounting method, except as required by applicable Law; (ii) fail to file material Tax Returns and other documents required to be filed with any Governmental Authority, subject to timely extensions permitted by applicable Law; (iii) extend the statute of limitations with respect to any Tax; (iv) file any amended Tax Return reflecting a material amount of income Taxes; or (v) settle or compromise any material federal, state, local or foreign Tax liability;

(m) waive, release, assign, settle or compromise any pending or threatened Action that is material, that relates to the transactions contemplated hereby or that is brought by any current, former or purported holder of any securities of the Company or its subsidiaries in such capacity;

(n) amend or modify the Company’s engagement letter with the Financial Advisor in a manner that increases the fee or commission payable by the Company;

(o) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

(p) announce, implement or effect any material reduction in labor force, lay-off, early retirement program, group severance program or other program or effort concerning the termination of employment of Company Employees other than routine employee terminations;

(q) revalue in any material respect any of its material assets, including writing down the value of inventory or writing down notes or accounts receivable, other than (i) in the ordinary course of business consistent with past practice, (ii) as required by GAAP or Regulation S-X promulgated under the Exchange Act, (iii) or as otherwise specifically disclosed in the Company Reports;

(r) fail to maintain in full force and effect (i) insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses and (ii) insurance policies covering all managed entities for which the Company is required to obtain and maintain insurance, in a form and amount consistent with prudent industry practice; or

(s) take, agree, resolve or commit to take any of the actions described in Section 5.01(a) through Section 5.01(r).

Notwithstanding any of the foregoing, nothing in this Section 5.01 shall be construed to prohibit the Company or any of its subsidiaries from engaging in any act which the Company or its applicable subsidiary reasonably believes is necessary for patient safety needs or to comply with the requirements of any Governmental Authority.

Section 5.02. No Control of Operations. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Section 5.03. Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent and Merger Sub of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be expected to cause any representation or warranty of the Company contained in ARTICLE III of this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, only to the extent that such breach would reasonably be expected to result in any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.02(a) or Section 7.02(b) to fail to be satisfied at the Closing, and (ii) any material failure of the Company or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions not to be satisfied at the Closing; and

(b) Parent and Merger Sub shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be expected to cause any representation or warranty of Parent or Merger Sub contained in ARTICLE IV of this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, only to the extent that such breach would reasonably be expected to result in any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.03(a) or Section 7.03(b) to fail to be satisfied at the Closing, and (ii) any material failure of the Parent, Merger Sub or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions not to be satisfied at the Closing;

provided, however, in the case of the foregoing clauses (a) and (b), that such notice shall not be deemed to (i) modify or cure any breach of any representations or warranties contained in this Agreement, (ii) supplement or update the Disclosure Schedule, or (iii) have any effect for the purpose of determining satisfaction of the conditions set forth in ARTICLE VII.

Section 5.04. Takeover Statutes. If any Takeover Statute is or may be come applicable to the transactions contemplated hereby after the date of this Agreement, Parent and the Company shall each use its respective commercially reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such Takeover Statute on the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01. Company Stockholder Approval; Preparation of the Information Statement; Proxy Statement.

(a) Subject to and in accordance with the Company Organizational Documents and applicable Laws, including Section 228 and Section 251(c) of the DGCL, immediately following the execution and delivery of this Agreement by the parties hereto, the Company shall seek to obtain as promptly as practicable, and in any event, on or before 5:00 p.m., Dallas, Texas time, on the day immediately following the date of this Agreement (the “Stockholder Approval Deadline”), an irrevocable written consent from Ventures in substantially the form attached to this Agreement as Exhibit C in order to satisfy the Common Stockholder Approval in lieu of a meeting pursuant to Section 228 of the DGCL (such written consent, as duly executed and delivered by Ventures, the “Ventures Consent”) for the purpose of adopting this Agreement. Promptly following the receipt by the Company of the Ventures Consent, if delivered to the Company from Ventures, the Company shall deliver to Parent a copy of the executed Ventures Consent (including by facsimile or other electronic image scan transmission).

(b) If the Ventures Consent is obtained and delivered to Parent before the Stockholder Approval Deadline, as soon as reasonably practicable, and in any event within ten (10) days, thereafter, the Company shall, with the assistance of Parent, giving good faith consideration to Parent’s comments, prepare and file with the SEC an information statement in preliminary form of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the Merger and this Agreement (including therein a notice of appraisal rights in accordance with Section 262(d) of the DGCL and the notices of action by written consent required by Section 228(e) of the DGCL) (collectively, as amended or supplemented, the “Information Statement”). Notwithstanding the foregoing, if, and only if, an Alternative Approval Determination is made, as soon as reasonably practicable thereafter, the Company shall, with the assistance of Parent, giving good faith consideration to Parent’s comments, and in lieu of the Information Statement, prepare and file with the SEC preliminary proxy materials constituting the Proxy Statement and shall take, in accordance with the Company Organizational Documents and applicable Laws, all reasonable actions necessary to seek the Common Stockholder Approval, as mutually agreed by the Company and Parent, by either: (1) soliciting the written consent of the Company’s stockholders by proxy (the “Company Stockholders Consent”) or (2) soliciting the vote of the Company’s stockholder at a meeting of the Company’s stockholders (the “Company Stockholders Meeting”). Unless the Company Board has made a Change in Board Recommendation in accordance with Section 6.03, the Company shall include the Company Board Recommendation in any Proxy Statement filed by the Company in accordance herewith.

(c) The Company shall use commercially reasonable efforts to have the Information Statement or Proxy Statement, as applicable, cleared by the SEC as promptly as practicable and shall thereafter file with the SEC and mail to the Company stockholders as promptly as practicable the definitive Information Statement or Proxy Statement, as applicable, and all other materials required for obtaining either the Company Stockholders Consent or holding the Company Stockholders Meeting. The Company shall (i) use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or any required amendments with respect to the preliminary Information Statement or Proxy Statement, as applicable, and resolve such comments with the SEC, and (ii) as promptly as reasonably practicable after the date on which the Company files the definitive Information Statement or Proxy Statement, as applicable, in compliance with the Exchange Act, cause such filing to be mailed to the stockholders of the Company. Each of Parent, Merger Sub and the Company shall furnish all information concerning itself and the transactions contemplated by this Agreement as may be reasonably requested by the SEC in connection with the preparation, filing and distribution of an Information Statement or a Proxy Statement, as applicable. The Company shall notify Parent and Merger Sub promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or Proxy Statement, as applicable, or for additional information and shall consult with Parent and Merger Sub regarding, and supply Parent and Merger Sub with copies of, all correspondence between the Company and its officers, directors, employees, accountants, consultants, auditors, counsel, financial advisors and other agents and representatives (collectively, “Representatives”), on the one hand, and the SEC and its staff, on the other hand, with respect to the Information Statement or Proxy Statement, as applicable. Prior to filing or mailing any proposed amendment of or supplement to the Information Statement or Proxy Statement, as applicable, or responding to any comments of the SEC with respect thereto, the Company shall (x) provide Parent a reasonable opportunity to review and comment on such document or response and (y) give reasonable consideration to all additions, deletions or changes suggested thereto by Parent and its legal counsel. If at any time prior to obtaining the Company Stockholders Consent or the Company Stockholders Meeting any information relating to the Company or Parent, or any of their respective affiliates, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Information Statement or Proxy Statement, as applicable, so that such filing shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or as otherwise required by applicable Law or any applicable rules or regulations of Nasdaq, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company, in each case as and to the extent required by applicable Law or any applicable rules or regulations of Nasdaq.

(d) If an Alternative Approval Determination is made, the Company shall seek the Company Stockholders Consent unless the Company and Parent mutually determine, in good faith, that seeking the Company Stockholders Consent may be reasonably expected to be adverse to the Company or otherwise delay the consummation of the transactions contemplated by this Agreement, in which case the Company shall hold a Company Stockholders Meeting in accordance herewith. If there is an Alternative Approval Determination and the parties have determined (and such determination is made in accordance with the immediately preceding sentence) to hold a Company Stockholders Meeting, the Company, acting through the Company Board, shall promptly and duly call, give notice of, convene and hold as soon as reasonably practicable following confirmation by the SEC that the SEC has no further comments to the Proxy Statement a Company Stockholders Meeting, and shall use its commercially reasonable efforts to solicit and obtain the Common Stockholder Approval at such Company Stockholders Meeting. Subject to termination of this Agreement pursuant to Section 8.01, if there is an Alternative Approval Determination and the parties have determined (and such determination is made in accordance with the first sentence of this Section 6.01(d)) to seek the Company Stockholders Consent and such Company Stockholders Consent is not obtained, the Company shall be required to hold the Company Stockholders Meeting and comply with its other obligations under this Agreement regardless of whether the Company Board has effected a Change in Board Recommendation (as defined in Section 6.03(c)) in accordance with Section 6.03(c). Notwithstanding any provision of this Agreement to the contrary, the Company may, after consultation with Parent, determine to adjourn, recess or postpone the Company Stockholders Meeting (i) to the extent required by Law or fiduciary duty, (ii) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, (iii) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, solely for the purpose of obtaining, and for the time reasonably necessary to obtain, such a quorum, or (iv) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), sufficient votes to constitute the Common Stockholder Approval have not been obtained, solely for the purpose of soliciting, and for the time reasonably necessary to solicit, additional proxies and votes to obtain Common Stockholder Approval.

(e) All documents that the Company, Parent or Merger Sub are responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply in all material respects with the requirements of applicable Law, including the Exchange Act.

Section 6.02. Access to Information; Confidentiality of Information.

(a) From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, the Company shall, and shall cause its subsidiaries and its and their respective Representatives to afford Parent and Merger Sub and their Representatives, upon reasonable prior notice, reasonable access during normal business hours to the Representatives, properties, offices and other facilities and to the books and records of the Company and its subsidiaries and the Company shall furnish as promptly as reasonably practicable to Parent (i) a copy of each report, schedule, registration statement and other document submitted or filed by the Company during such period with any Governmental Authority as Parent may reasonably request and (ii) all information concerning its business and properties as Parent may reasonably request, subject to compliance with applicable Law and other than any such information that relates to the negotiation and execution of this Agreement or any Acquisition Proposals (it being understood that information relating to any Acquisition Proposal shall be governed by Section 6.03). The foregoing notwithstanding, the Company shall not be required to afford such access if such access would reasonably be likely to (i) unreasonably disrupt or interfere with the business or operations of the Company or any of its subsidiaries, (ii) violate the terms of the Clean Room Agreement or any other Contract to which the Company or any of its subsidiaries is a party (provided that, in the case of the other Contracts, the Company shall use commercially reasonable efforts to obtain consent of the counterparties to provide access to such other Contracts), (iii) cause a risk of loss of attorney/client privilege or trade secret protection to the Company or any of its subsidiaries (provided that the Company shall use its commercially reasonable efforts to develop an alternative to providing such information reasonably acceptable to Parent), (iv) disclose any confidential competitive information of the Company or any of its subsidiaries or affiliates (except pursuant to, and in accordance with, the terms of the Clean Room Agreement), or (v) result in a violation of any applicable Law.

(b) Subject to prior consultation with the Company and applicable Antitrust Law, the Company shall provide Parent and its Representatives reasonable access during normal business hours upon prior notice, from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, to the executive officers of the Company and its subsidiaries and to information reasonably required for the purpose of transition planning and to enable Parent to make presentations to, and discuss with, certain employees of the Company and its subsidiaries, as reasonably determined and agreed to by the Company and Parent, Parent’s plans and strategies for post-Closing operations subject to necessary antitrust safeguards. The Company shall have the right to have a Representative present at all meetings between Parent and its Representatives and any employees of the Company and its subsidiaries. Any such meetings shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise unreasonably interfere with the prompt and timely discharge by such employees of the Company and its subsidiaries of their normal duties. Parent shall not provide any written information or written materials to any employees of the Company and its subsidiaries at any such meetings or otherwise without the prior written consent of the Company.

(c) The Company shall, if practicable, provide Parent (i) its financial results for any period after the date of this Agreement prior to making any such financial results publicly available and (ii) any report or document (other than reports under Section 16 of the Exchange Act) to be filed with the SEC after the date of this Agreement prior to any such filing, it being understood that, in either case, Parent shall have no liability solely by reason of being provided with any such documents. Parent shall maintain the confidentiality of all such information until such information is otherwise made public by the Company.

(d) Parent and Merger Sub shall hold any nonpublic information, including all information provided pursuant to Section 6.02(a), Section 6.02(b) and Section 6.02(c), in confidence to the extent required by, and in accordance with, the provisions of that certain agreement, dated September 16, 2015, between Optum, Inc. and the Company (the “Non-Disclosure Agreement”).

Section 6.03. No Solicitation of Transactions.

(a) Subject to Section 6.03(b), Section 6.03(c), Section 6.03(d), Section 6.03(e), and Section 6.03(f), until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.01, the Company shall (x) not, and shall not permit any of its subsidiaries, its subsidiaries’ officers or directors, the senior management-level employees or above, or the Financial Advisor to (collectively with the Company, the “Company Non-Solicit Parties”), and (y) direct its and its subsidiaries’ Representatives (other than Representatives that are Company Non-Solicit Parties) (collectively, the “Other Non-Solicit Parties” and together with the Company Non-Solicit Parties, the “Non-Solicit Parties”) not to (and shall use commercially reasonable efforts in respect thereof), directly or indirectly, (i) solicit, initiate, or knowingly take any action to encourage or facilitate the making or completion of any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to the making or completion of any Acquisition Proposal, (ii) enter into, conduct, engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public material information relating to the Company or any of its subsidiaries, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal, (iii) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, (iv) enter into any written or oral agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to the making or completion of any Acquisition Proposal or (v) propose publicly to do any of the foregoing related to an Acquisition Proposal. Without limiting the ability of the Non-Solicit Parties to take actions described in Section 6.03(b), the Company shall cause the Company Non-Solicit Parties, and shall direct the Other Non-Solicit Parties to immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal. Subject to Section 6.03(b) and Section 6.03(c), the Company shall not furnish any non-public information relating to the Company, or afford access to the books and records or Representatives of the Company, to any third party that is seeking to or may make, or has made, an Acquisition Proposal, and, if requested in writing by Parent, shall use its commercially reasonable efforts to cause any such third party (or its agents or advisors) already in possession of non-public information in respect of the Company or its subsidiaries that was furnished by or on behalf of the Company or its subsidiaries to return or destroy (and confirm destruction of) all such information; provided, that, notwithstanding the foregoing, the Company shall not be required to cease furnishing, or cause any third party to destroy, information to any third party to the extent any such information has been or is hereafter provided in connection with the Company’s or its subsidiaries’ bona fide business relationship with such third party (including if such third party is a customer, supplier or partner of the Company or any of its subsidiaries); provided, that the Company determines in good faith that any such information so provided is not reasonably expected to be used in connection with an Acquisition Proposal and, in the case of third party relationships existing prior to or as of the date hereof, such information is consistent with information historically provided to such third party and in the case of new relationships, consistent with the types of information historically provided to similar third parties. The Company shall not terminate, waive, amend, release or modify any material provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal; provided, however, that nothing in this Section 6.03 shall prohibit the Company from rendering inapplicable, exempting or taking any action to render inapplicable or exempt any person from any standstill agreement or similar arrangement, or the provisions of any Takeover Statute, to permit such person to make an Acquisition Proposal and engage in negotiations with respect to such proposal, subject to the other provisions of this Section 6.03, provided, that the Company Board determines (upon recommendation of the Special Committee and after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties or obligations under applicable Law.

(b) Notwithstanding anything to the contrary in Section 6.03(a), and subject to Section 6.03(c), if at any time during the Applicable Period the Company receives an Acquisition Proposal from any person that did not result from or arise in connection with a material breach of Section 6.03(a), and the Company Board determines in good faith (upon recommendation of the Special Committee and after consultation with its outside legal counsel and financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Non-Solicit Parties may (i) negotiate and enter into an Acceptable Confidentiality Agreement with such person, (ii) furnish information and data (including any non-public information) regarding, and afford access to, officers, employees, agents, properties, offices and facilities and to the books, personnel, Contracts and records of the Company and its subsidiaries to such person and its representatives pursuant to an Acceptable Confidentiality Agreement; and (iii) enter into, maintain and participate in discussions or negotiations with such person and its representatives with respect to such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations. The parties agree that nothing in this Agreement shall prevent the Non-Solicit Parties, following receipt of an Acquisition Proposal from a person, from (x) contacting such person solely in order to request clarification of the terms and conditions of any Acquisition Proposal made by such person to the extent necessary to determine whether such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal or (y) directing any persons to this Agreement.

(c) The Company Non-Solicit Parties may not (and shall direct the Other Non-Solicit Parties not to (and shall use commercially reasonable efforts in respect thereof) take the actions described in Section 6.03(b)(ii)-(iii) unless:

(i) the Company has (A) previously received from such person an executed Acceptable Confidentiality Agreement and (B) previously (or within one business day following disclosure to such other person) made available to Parent any non-public information to be provided to such person to the extent not previously provided to Parent;

(ii) the Company Board has determined in good faith, upon recommendation from the Special Committee and (A) after consultation with its outside financial and legal advisors, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) after consultation with its legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties or obligations under applicable Law; and

(iii) the Company has delivered to Parent written notice prior to taking any such action described in Section 6.03(b)(ii)-(iii) (A) stating that the Company Board intends to take such action and (B) including a copy of such Acquisition Proposal (including any materials relating to such person’s proposed equity and debt financing, if any, but excluding the identity of (and specifically identifying information regarding) such person) and an executed copy of the Acceptable Confidentiality Agreement.

(d) Except as set forth in Section 6.03(e), the Company and/or the Company Board, as applicable, shall not:

(i) (A) withhold, amend, withdraw (or modify or qualify in any material respect) the Company Board Recommendation, (B) adopt, approve or recommend to stockholders the adoption of any Acquisition Proposal, (C) publicly propose to take any such actions described in the foregoing clauses (A) and (B), or (D) following public disclosure of an Acquisition Proposal during the Applicable Period, fail to publicly confirm the Company Board Recommendation promptly, and in any event within ten (10) business days after such Acquisition Proposal has been publicly disclosed, and within five (5) business days after Parent so requests in writing thereafter (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions) (each such action set forth in this Section 6.03(d)(i) being referred to herein as a “Change in Board Recommendation”); or

(ii) enter into, or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or directly related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than any Acceptable Confidentiality Agreements entered into in accordance with Section 6.03(b)(i)) or require the Company to abandon, terminate or fail to consummate the Merger and other transactions contemplated by this Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, at any time during the Applicable Period (and, for the avoidance of doubt, only during such period), the Company Board may make a Change in Board Recommendation if and only if (x) the Company Board determines that, subject to complying with Section 6.03(e)(i) – Section 6.03(e)(iii), an Acquisition Proposal constitutes a Superior Proposal or (y) subject to complying with Section 6.03(e)(i) – Section 6.03(e)(iii), an Intervening Event has occurred and is continuing, solely to the extent that with respect to the prior clauses (x) or (y), the Company Board has determined (upon recommendation of the Special Committee and after consultation with its outside legal counsel) that the failure to do so would be inconsistent with the directors’ fiduciary duties or obligations under applicable Law. The Company Board may not make a Change in Board Recommendation as described in Section 6.03(d) unless:

(i) the Company has (1) given Parent at least six (6) business days’ prior written notice of its intention to make a Change in Board Recommendation, which written notice shall state that the Company Board has determined the existence of a Superior Proposal or an Intervening Event, and shall provide, as applicable, (x) the identity of the person making such Superior Proposal (including the identity of such person’s proposed equity financing sources), a description of the material terms of such Superior Proposal, and unredacted (other than with respect to any financing fees) copies of the proposed agreements and equity financing commitments, and any amendments or modifications thereto, or (y) a summary describing, in all material respects, the Intervening Event; and (2) during such six (6) business day period, negotiated, (and has directed the Other Non-Solicit Parties to negotiate (and shall use commercially reasonable efforts in respect thereof)), in good faith with Parent and its affiliates and their respective representatives (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Company Board would no longer be permitted to make a Change in Board Recommendation;

(ii) during such six (6) business day period, either (1) Parent shall not have proposed written revisions, binding on Parent upon acceptance by the Company, to the terms and conditions of this Agreement or (2) if Parent shall have proposed written revisions, binding on Parent upon acceptance by the Company, to the terms and conditions of this Agreement, the Company Board shall have determined (upon recommendation of the Special Committee and after consultation with its outside legal counsel and financial advisor of nationally recognized reputation) that in the case of a Superior Proposal, the third party’s Acquisition Proposal remains a Superior Proposal with respect to Parent’s revised written proposal, or in the case of an Intervening Event, such Intervening Event is continuing; and

(iii) the Company shall keep Parent reasonably and promptly informed of the status and any material developments with respect to any such Acquisition Proposal or Intervening Event.

(f) Nothing contained in this Section 6.03 shall prohibit the Company from (i) complying with its disclosure obligations under U.S. federal or state securities Laws with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rules 14e-2(a) or 14d-9 under the Exchange Act (or any similar communication to stockholders) or (ii) making any disclosure to the Company’s stockholders, if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, failure to do so would be inconsistent with the Company Board’s fiduciary duties or obligations or constitute a violation of disclosure requirements under applicable Law; provided, however, that a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (and no other material communication other than as contemplated by the foregoing as to receipt and operation), or any disclosure that constitutes a “stop, look and listen” communication of the type contemplated by Section 14d-9(f) under the Exchange Act (and no other material communication other than as contemplated by Section 14d-9(f)) or similar communication to the stockholders of the Company, shall not constitute a Change in Board Recommendation (including for purposes of Section 6.03(e)(ii)) or an approval or recommendation with respect to any Acquisition Proposal, and the Company considers in good faith comments from Parent with respect to such statement or disclosure (to the extent reasonably practicable based on the time required to make such statement or disclosure and other relevant circumstances).

Section 6.04. Employee Matters.

(a) Except as contemplated herein, from the Effective Time through the first anniversary of the Effective Time, Parent shall provide or cause to be provided to each Company Employee who remains in the employment of Parent or any of its subsidiaries immediately following the Effective Time (a “Continuing Employee”): (i) a base salary or wages and cash bonus opportunities (other than any retention or other special or non-recurring bonus or cash awards) that are no less favorable, in the aggregate, to those that were provided to the Continuing Employee immediately before the Effective Time; and (ii) employee benefits (other than any retention, change of control, equity-based compensation, or other special or non-recurring bonus or cash awards) that are no less favorable, in the aggregate, than those provided to the Continuing Employee immediately prior to the Effective Time.

(b) Parent shall ensure that Continuing Employees receive credit (for purposes of eligibility to participate and vesting, but not for defined benefit pension benefit accrual or participation, retiree medical, or for purposes of any equity compensation program) for service with the Company and its subsidiaries prior to the Effective Time (to the same extent such service credit was granted under the Company Plans) under the comparable employee benefit plans, programs and policies of Parent, the Surviving Corporation and any of their subsidiaries in which such employees become participants (the “Parent Employee Plans”), as if such service had been performed with Parent or any of its subsidiaries, except to the extent that such service crediting would result in duplication of benefits for the same period of service and for purposes of any nonqualified retirement plan. In addition, Parent shall ensure that: (i) each Continuing Employee shall be eligible to participate, without any waiting time, in any and all Parent Employee Plans providing group health benefits to the extent such Parent Employee Plans replace coverage under a similar or comparable Company Plan in which such Continuing Employee participated immediately before such replacement, (ii) for purposes of each Parent Employee Plan providing group health benefits to any Continuing Employee and his or her covered dependents, any pre-existing conditions or limitations, evidence of insurability, actively-at-work or similar requirements and eligibility waiting periods shall be waived with respect to such Continuing Employees and his or her covered dependents; and (iii) each Continuing Employee and his or her covered dependents shall receive full credit under Parent Employee Plan’s for the plan year in which the Effective Time occurs towards applicable deductibles, co-insurance and annual out-of-pocket limits for expenses incurred prior to the Effective Time under the Company Plans in the Company Plan’s plan year in existence at the Effective Time; provided that the Surviving Corporation provides Parent with the information reasonably required to process such information, and Parent, as the sole stockholder of the Surviving Corporation, shall reasonably facilitate the provision of such information, to the extent available. Nothing in this Section 6.04(b) is intended to amend any employee benefit plans, obligate Parent to maintain any particular employee benefit plan or arrangement, or prevent Parent from modifying or terminating any employee benefit plans in a manner permissible under the terms thereof.

(c) Nothing contained in this Section 6.04, express or implied (i) shall be construed to establish, amend, or modify any Parent Employee Plan, program, agreement or arrangement or (ii) is intended to confer upon any person (including Continuing Employees, retirees, or dependents or beneficiaries of employees or retirees) any rights as a third-party beneficiary of this Agreement.

(d) If requested in writing by Parent at least ten (10) business days prior to the anticipated Closing Date, on or prior to Closing, the Company and its applicable subsidiaries shall adopt written resolutions of the applicable board of directors in a form reasonably satisfactory to Parent providing for the termination of each Company Plan qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), to cease contributions to the Company 401(k) Plan and to one hundred percent (100%) vest all participants under the Company 401(k) Plan, such termination and vesting to be effective no later than the business day preceding the Closing Date; provided, however, that the Company 401(k) Plan termination may be made contingent upon the consummation of the transactions contemplated by this Agreement.

Section 6.05. Indemnification and Insurance.

(a) The Surviving Corporation, Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses existing as of the date hereof in favor of the current or former directors, officers or employees, as the case may be, of the Company or its subsidiaries as provided in the Company Organizational Documents shall survive the Merger, be honored by the Surviving Corporation and its subsidiaries and shall continue in full force and effect. For a period of six (6) years from the Closing Date, the Company (and following the Effective Time, the Surviving Corporation) shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the respective certificates of incorporation and bylaws or similar organizational or governing documents of the Company and its subsidiaries as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions except as either required by applicable Law or to make changes permitted by applicable Law that would enhance the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its subsidiaries to indemnification or advancement of expenses. From and after the Effective Time, Parent shall cause the Company (and following the Effective Time, the Surviving Corporation) and its subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.05.

(b) Without limiting Section 6.05(a) or any rights of any Indemnified Party (as defined below) pursuant to any indemnification arrangement, from and after the Closing through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent, the Company (and following the Effective Time, the Surviving Corporation) and their respective subsidiaries shall indemnify, defend and hold harmless each current and former officer or director of the Company and its subsidiaries (each, taken together with such person’s heirs, executors or administrators, an “Indemnified Party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable and documented fees, costs and expenses, including attorneys’ fees, investigation expenses and disbursements (collectively, “Costs”), incurred in connection with any threatened or actual Action directly or indirectly arising out of or pertaining to (i) the fact that an Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including any claim in connection with this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the Company Organizational Documents and the DGCL. In the event of any such Action, each Indemnified Party shall be entitled to the prompt advancement (and Parent shall use commercially reasonable efforts to make or cause to be made such advancement within ten (10) business days following a request, but in no event shall such advancement be made later than thirty (30) days following any such request) of expenses actually and reasonably incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation to the fullest extent permitted by the Company Organizational Documents and the DGCL following request by the Indemnified Party therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the DGCL, (x) without limiting the foregoing, each Indemnified Party may retain the Company’s regularly engaged independent legal counsel (provided that such engagement would not create or develop into a conflict for such legal counsel under applicable rules of professional conduct) or other counsel satisfactory to such Indemnified Party, subject to the consent of the insurance carrier under the Tail Policy (if and to the extent required under the Tail Policy), and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly following receipt of statements therefor; provided that, Parent shall not be required to pay the fees and expenses of more than one (1) legal counsel to represent the Indemnified Parties in connection with a specific Action or series of factually related Actions unless the engagement of one (1) legal counsel to represent all Indemnified Parties in such Action(s) would create, or reasonably be expected to develop into, a conflict under applicable Law or rules of professional conduct for such legal counsel, in which case, the foregoing limitation on Parent’s obligation to pay the fees and expense of legal counsel shall not be applicable, and (y) none of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent and (z) Parent and the Surviving Corporation shall use commercially reasonable efforts to reasonably cooperate in the defense of any matter for which the Indemnified Party could seek indemnification hereunder, in each case at its own expense. With respect to any determination of whether an Indemnified Party is entitled to indemnification by the Company (and following the Effective Time, the Surviving Corporation) under this Section 6.05(b), the Indemnified Party shall have the right to require that such determination be made by special, independent legal counsel selected by the Indemnified Party, subject to the consent of the insurance carrier under the Tail Policy (if and to the extent required under the Tail Policy), and approved by the Company or Surviving Corporation, as applicable, (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed material services for Parent, the Company or the Surviving Corporation or any of their respective Affiliates within the last three (3) years; provided that Parent shall not be required to pay the fees and expenses of more than one (1) special, independent legal counsel to determine whether more than one Indemnified Party is entitled to indemnification under this Section 6.05(b) in connection with a specific Action or series of factually related Actions unless the engagement of one (1) special, independent legal counsel to make such determination for all such Indemnified Parties would create, or reasonably be expected to develop into, a conflict under applicable Law or rules of professional conduct for such legal counsel, in which case, the foregoing limitation on Parent’s obligation to pay the fees and expense of special, independent legal counsel shall not be applicable.

(c) Prior to the Effective Time, the Company shall purchase a directors’ and officers’ liability insurance “tail” policy or “runoff” policy covering a period of six (6) years from and after the Effective Time (the “Tail Policy”) with respect to acts and omissions occurring on or prior to the Effective Time, which policy (i) must include at least the same coverage as that which currently exists for each Indemnified Party under the Company’s current directors’ and officers’ liability insurance (on terms and conditions which are not less advantageous to any beneficiary thereof) and (ii) shall be purchased from the Company’s current carrier or another carrier with a rating no lower than the A.M. Best rating of A; provided that the annual premium for the Tail Policy does not exceed 300% of the aggregate premiums paid by the Company for directors’ and officers’ liability insurance in 2015. Parent and the Surviving Corporation shall maintain the Tail Policy in full force and effect and shall honor all obligations thereunder.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.05 shall continue in full force and effect until the final disposition of such Action.

(e) Parent and the Surviving Corporation shall pay, or shall cause to be paid, all reasonable expenses, including reasonable attorneys’ fees, that may be actually incurred by any Indemnified Party in enforcing the obligations of this Section 6.05; provided that such Indemnified Party is the prevailing party in any such Action.

(f) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational or governing documents of the Company or any of its subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. Subsequent amendment, termination or repeal of the certificates of incorporation, bylaws or other organizational or governing documents of the Company or any of its subsidiaries or of the Surviving Corporation shall not diminish or impair the rights of any Indemnified Party. The provisions of this Section 6.05 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(g) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume or succeed to the obligations set forth in this Section 6.05.

(h) From and after the Effective Time, Parent and the Surviving Corporation and its subsidiaries shall honor and perform in all respects to the maximum extent permitted by applicable Law, in accordance with their respective terms, each of the covenants contained in this Section 6.05.

Section 6.06. Regulatory Approvals and Other Matters.

(a) Subject to the terms and conditions set forth in this Agreement, and except with respect to filings and approvals required pursuant to Antitrust Laws, which are exclusively set forth in Section 6.06(b) – Section 6.06(c), each party shall reasonably cooperate and use its respective commercially reasonable efforts to (i) prepare promptly and file, as promptly as practicable all necessary documentation, (ii) effect all necessary applications, notices, petitions, filings and other documents, as promptly as practicable or (iii) make or obtain all necessary Approvals from any Governmental Authority and all other persons necessary or advisable to consummate the transactions contemplated hereby. Parent and the Company shall consult with each other with respect to the obtaining of all such necessary or advisable Approvals. Each of Parent and the Company shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated hereby, which approval shall not be unreasonably withheld, conditioned or delayed. Each party shall promptly notify the other party of any failure or prospective failure to make or obtain any such Approvals and shall provide, as promptly as practicable, copies of all consents obtained by it.

(b) Each of Parent and the Company shall (i) prepare and file any notification and report forms and related material required under the HSR Act, and any additional filings or notifications and related material required under any additional applicable Antitrust Laws or that are necessary, proper or advisable to permit consummation of the transactions contemplated hereby, as promptly as practicable (but in no event later than five (5) business days from the date hereof except by mutual consent confirmed in writing); (ii) provide or cause to be provided as promptly as practicable any information and documentary material that may be requested by the U.S. Department of Justice (the “DOJ”) or Federal Trade Commission (the “FTC”) under the HSR Act or by any Governmental Authority with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”); and (iii) use their reasonable best efforts to secure as promptly as is practicable the termination or expiration of any waiting periods under any applicable Antitrust Law, to obtain the approval of any Governmental Antitrust Authority, as applicable, for the Merger and the other transactions contemplated hereby. Parent shall pay all filing fees under the HSR Act and any other Antitrust Laws. Subject to applicable Law prohibiting or otherwise limiting the exchange of information, each of Parent and the Company shall promptly inform each other of any material communication (or other correspondence or memoranda) received from, or given to, the DOJ, the FTC, or any other Governmental Antitrust Authority. Neither Parent nor the Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any additional applicable Antitrust Laws, without the prior written consent of the other.

(c) Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Parent or any of its affiliates be required to, nor shall the Company or any of its affiliates, without prior written consent of Parent, (i) pay any sums or concede anything of value in excess of $100,000, (ii) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective subsidiaries or affiliates, or otherwise take or commit to take any action that would reasonably limit Parent’s, the Company’s or any of their respective affiliates’ freedom of action with respect to, or their ability to retain, one or more businesses, product lines or assets, (iii) terminate, modify or extend any existing relationships and contractual rights and obligations of the Company or Parent or their respective subsidiaries or affiliates, (iv) establish or create any relationships and contractual rights and obligations of the Company or Parent or their respective subsidiaries or affiliates, (v) terminate any relevant venture or other arrangement, (vi) effectuate any other change or restructuring of the Company or Parent or their respective subsidiaries or affiliates (and, in each case, to enter into agreements or stipulate to the entry of an Order or file appropriate applications with the appropriate Governmental Antitrust Authority) or (vii) litigate or defend against any Action brought by a Governmental Antitrust Authority, including any Action brought by a Governmental Antitrust Authority seeking a temporary restraining order or an injunction challenging any of the transactions contemplated by this Agreement as violative of any Antitrust Laws. In addition, Parent and its affiliates shall be permitted to acquire any equity interest in, acquire all or substantially all of the assets of, merge, consolidate, enter into a share exchange or business combination with, or enter into any other similar transaction or series of transactions with, any person and the parties agree that, except as otherwise provided in this Agreement, no such transaction shall be a breach of this Agreement.

(d) If any administrative or judicial Action is instituted (or threatened to be instituted) by or before a Governmental Authority challenging the transactions contemplated hereby as violating any applicable Laws, each of the Company, Parent and Merger Sub shall, and shall cause their respective affiliates to, cooperate and use their reasonable best efforts to avoid and resolve any such Action.

Section 6.07. Public Announcements. The initial press release concerning the Merger and announcing this Agreement shall be a joint press release of the Company and Parent to be reasonably agreed upon by Parent and Company, and, thereafter, neither the Company, Parent nor Merger Sub shall, or permit their Representatives to, issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or any transaction contemplated hereby, except to the extent required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Authority, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement, allow the other party reasonable time to comment on such release or public statement in advance of such issuance and shall accept any reasonable comments of such party; provided that the restrictions in this Section 6.07 shall not apply to any communication regarding a Change in Board Recommendation.

Section 6.08. Rule 16b-3. Prior to the Effective Time, the Company and the Company Board shall take all such steps as may be required, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, to cause any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated hereby by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company to be exempt under Rule 16b-3.

Section 6.09. Merger Sub. Parent shall take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) cause the Surviving Corporation to perform its obligations under this Agreement.

Section 6.10. Company Convertible Notes. Each holder of a Company Convertible Note shall have executed a Company Convertible Note Acknowledgment (collectively, “Convertible Note Acknowledgments”) dated as of, and delivered to Parent on or before, the date hereof and binding as of the date hereof and effective as of the Effective Time, pursuant to which each holder of Company Convertible Notes shall acknowledge and agree to the treatment of the Company Convertible Notes as contemplated by this Agreement, including Section 2.01(c).

Section 6.11. Further Assurances. Subject to the other terms and conditions hereof (including Section 6.01 and Section 6.06), the Company, Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions or to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to achieve the satisfaction of the conditions set forth in ARTICLE VII, and to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation, Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all such necessary actions.

Section 6.12. Termination of Certain Agreements. Evidence of termination of the Management Agreement, dated June 21, 2006, between Urology Associates of North Texas, L.L.P. and U.S. Medical Development, Inc. d/b/a USMD Cancer Treatment Centers shall have been delivered on or prior to the date hereof to Parent, such termination to be effective as of the Effective Time (the “MSA Termination Agreement”).

Section 6.13. Employment Agreements. Each of the Key Employees shall have entered into the Employment Agreements, dated as of, and delivered to Parent on or before, the date hereof and effective as of the Effective Time (collectively, the “Employment Agreements”).

Section 6.14. Non-Competition and Non-Solicitation Agreement. John House shall have entered into the Non-Competition and Non-Solicitation Agreement, dated as of, and delivered to Parent on or before, the date hereof and effective as of the Effective Time (collectively, the “Non-Competition and Non-Solicitation Agreement”).

Section 6.15. Option Holder Acknowledgments. Each holder of Company Options shall have executed an option holder acknowledgment dated as of, and delivered to Parent on or before, the date hereof and effective as of the Effective Time, pursuant to which each holder of Company Options shall acknowledge and agree to the treatment of the Company Options as contemplated by this Agreement, including Section 2.02 (collectively, the “Option Holder Acknowledgments”).

Section 6.16. Resignation of Directors. Prior to the Effective Time, the Company shall use reasonable efforts to cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company Board effective at the Effective Time.

Section 6.17. Plan Adoption. Parent and the Surviving Corporation shall, promptly after the Closing, adopt and implement, or cause to be adopted and implemented, the plans disclosed in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement.

Section 6.18. Treatment of Ancillary Services. During the period from and after the Effective Time to the first anniversary of the Closing Date, (x) each of the Ancillary Services (as defined below) shall continue to be operated and controlled by the Company and its affiliates and subsidiaries, and (y) except as required pursuant to any Contract existing as of the date hereof, or subsequently entered into in accordance with Section 5.01, and except with the prior written consent of a majority of the physicians who are Company Employees affected thereby, none of Parent or the Surviving Corporation, directly or indirectly, shall elect to take any of the following actions: (a) the sale, conveyance, contribution or other transfer or modification of the Company’s downstream entities’ ownership interests or management rights in either USMD Hospital of Arlington or USMD hospital of Fort Worth to any person, (b) the sale, conveyance, contribution or other transfer or modification of USMD Diagnostics, LLC or its assets, including, but not limited to, its independent diagnostic testing facilities and certified laboratories to any person, (c) the sale, conveyance, contribution or other transfer of USMD CTC, LLC or its assets to any person, (d) the sale, conveyance, contribution or other transfer or assignment of the rights or obligations held by MCNT, PLLC under any physician employment agreement in effect as of the Effective Date to any other affiliate of Parent or other person without the express written consent of the physician who is a party to such physician employment agreement, or (e) the sale, conveyance, contribution or other transfer of the limited partnership interests in Metro I Stone Management, Ltd., held by USMD, Inc. to any person (the assets, ownership interests, and services set forth in the foregoing clause (a) through clause (e) are, collectively, the “Ancillary Services”). Notwithstanding the foregoing, for the avoidance of doubt, Parent may transfer any such Ancillary Service to any of its affiliates or subsidiaries in connection with any internal reorganization; provided, that, following such transfer and until the first anniversary of the Closing Date, such Ancillary Service continues to remain an affiliate, or owned by an affiliate, of the Company, as applicable.

ARTICLE VII

CONDITIONS

Section 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver by Parent, Merger Sub and the Company at or prior to the Effective Time of each of the following conditions:

(a) Common Stockholder Approval. The Common Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Organizational Documents. The Information Statement, if any, shall have been cleared by the SEC and mailed to stockholders of the Company (in accordance with Regulation 14C of the Exchange Act) at least twenty (20) days prior to the Closing Date.

(b) No Order or Actions. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority, whether temporary, preliminary or permanent (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or any of the other transactions contemplated hereby or making the consummation of the Merger or any of the transactions contemplated hereby illegal and no Actions brought by a Governmental Authority shall be threatened or pending before any Governmental Authority of competent jurisdiction for purposes of obtaining a Restraint.

(c) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any Antitrust Law shall have been terminated or shall have expired.

(d) Regulatory Consents. All Approvals or Healthcare Permits set forth in Section 7.01(d) of the Disclosure Schedule shall have been obtained.

(e) Tail Policy. Each of Parent and the Company shall have received evidence of the effectiveness of the Tail Policy.

Section 7.02. Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver by Parent and Merger Sub at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.05(a) – (c), Section 3.06(b) and Section 3.08) shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 3.01 (with respect to the Company and any of its operating subsidiaries only), Section 3.02(a) (first and second sentence only), Section 3.02(b) (first sentence only), Section 3.02(d) (first and third sentence only) and Section 3.03 shall be true and correct in all but de minimis respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects only as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 3.02 (other than the representations and warranties set forth in Section 3.02(a) (first and second sentence only), Section 3.02(b) (first sentence only), Section 3.02(d) (first and third sentence only), Section 3.05(a) – (c) and Section 3.08 shall be true and correct in all material respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), and (iv) the representations and warranties of the Company set forth in Section 3.06(b) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations, agreements and covenants, required by this Agreement to be performed or complied with by the Company at or prior to the Effective Time.

(c) Company Closing Deliveries.

(i) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(ii) Parent shall have received a recent (which shall be a date not more than thirty (30) days prior to the Closing Date) good standing certificate (or equivalent) from the secretary of state of the state of incorporation, formation or organization of the Company and each of its subsidiaries.

(iii) Parent shall have received a duly executed certification in compliance with Treasury Regulations Section 1.897-2(h), certifying that the Company is not and has not been a U.S. real property holding corporation.

(iv) No Transaction Documents shall have been terminated, rescinded, withdrawn, amended or modified in any way prior to the Effective Time.

(d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

Section 7.03. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Laws:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement (other than the representations and warranties set forth in Section 4.01, Section 4.02 and Section 4.06) that are qualified by materiality shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the (x) representations and warranties of Parent and Merger Sub set forth in this Agreement that are not qualified by materiality shall be true and correct in all material respects and (y) the representations and warranties of Parent and Merger Sub set forth in Section 4.01 and Section 4.02 and Section 4.06 shall be true and correct in all but de minimis respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects only as of such earlier date).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of each of Parent and Merger Sub by its respective Chief Executive Officer or the Chief Financial Officer certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

Section 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was primarily caused by such party’s breach of any provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.11.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01. Termination or Abandonment. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (in all cases by action of the respective board of directors of the terminating party or parties (or, in the case of the Company, the Special Committee, if in existence)), whether before or after the Common Stockholder Approval:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Closing shall not have occurred by 5:00 p.m., Dallas, Texas time, on April 29, 2017 (the “End Date”); provided, that, if on April 29, 2017, (A) the condition set forth in Section 7.01(c) is not satisfied and (B) all other conditions to the Closing are satisfied (or waived) or, with respect to those conditions which by their terms cannot be satisfied until the Closing, are capable of being satisfied on such date, then, the End Date shall automatically be extended until July 29, 2017; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party where the failure of such party to fulfill any of its obligations under this Agreement (including a breach of any representation or warranty of such party resulting in the failure of the condition described in Section 7.02(a) or Section 7.03(a), as applicable) has primarily resulted in, or been the principal cause of, the failure of the Closing to have occurred on or before the End Date (including, in the case of Parent, any breach by Merger Sub);

(ii) if any Restraint having the effect set forth in Section 7.01(b) shall be in effect and is or shall have become final and nonappealable; provided, that, in the case of any such final, nonappealable Restraint, the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have used its reasonable best efforts to have such Restraint lifted prior to such Restraint having become final and nonappealable to the extent required by Section 6.06; provided further that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party where the failure of such party to fulfill any of its obligations under, or a breach of any representation or warranty of such party set forth in, this Agreement has primarily resulted in, or been the principal cause of, the issuance of such Restraint; or

(iii) if a Company Stockholders Meeting is held or a Company Stockholders Consent is sought pursuant to Section 6.01, if the Common Stockholder Approval is not obtained at such Company Stockholders Meeting (including any adjournments or postponements thereof) or pursuant to such Company Stockholders Consent.

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform

(A) would give rise to a Parent Material Adverse Effect or the failure of a condition set forth in Section 7.01 or Section 7.03 to be satisfied or the failure of the Closing to occur, and (B) is either incurable or, if curable, is not cured by Parent or Merger Sub by the earlier to occur of (1) the thirtieth (30th) day following receipt by Parent of written notice of such breach or failure to perform delivered by the Company, or (2) the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(i) if, at the time of delivery of such written notice, the Company is then in material breach of its obligations under this Agreement; provided, further, however, that the foregoing cure period shall not be available with respect to a breach or failure to perform any covenant or agreement required to be performed by Parent or Merger Sub on the Closing Date; it being acknowledged and agreed that any termination by the Company pursuant to this Section 8.01(c)(i) shall not constitute a Change in Board Recommendation; or

(ii) if, during the Applicable Period, the Company Board effects a Change in Board Recommendation due to a Superior Proposal and the Company has complied in all material respects with Section 6.03; provided that (A) as a condition of any termination of this Agreement by the Company pursuant to this Section 8.01(c)(ii), the Company will pay the Termination Fee prior to or substantially contemporaneously with such termination and (B) the Company Board has authorized the Company (subject to termination of this Agreement) to enter into a definitive agreement in respect of such Superior Proposal.

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.01 or Section 7.02 to be satisfied or failure of the Closing to occur, and (B) is either incurable or, if curable, is not cured by the Company by the earlier to occur of (1) the thirtieth (30th) day following receipt by the Company of written notice of such breach or failure to perform delivered by Parent, or (2) the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(i) (x) if, at the time of delivery of such written notice, Parent or Merger Sub is then in material breach of its obligations under this Agreement or (y) during the pendency of an Action by the Company for specific performance of this Agreement; provided, further, however that the foregoing cure period shall not be available with respect to a breach or failure to perform any covenant or agreement required to be performed by the Company on the Closing Date;

(ii) if (A) the Company Board effects a Change in Board Recommendation (including if the Company Board or any committee thereof shall have resolved or publicly proposed to do so), (B) after a tender offer or exchange offer during the Applicable Period that, if successful, would result in any person or “group” (as defined in our under Section 13(d) of the Exchange Act) becoming a beneficial owner of twenty percent (20%) or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or Merger Sub) and Parent requests that the Company Board publicly confirm the Company Board Recommendation in accordance with Section 6.03(d)(i)(D), the Company Board shall have failed to recommend that the Company’s stockholders not tender their shares of Company Common Stock in such tender or exchange offer in accordance with Section 6.03(d)(i)(D) or (C) the Company materially breaches its obligations in Section 6.03 (including if the Company Board or any committee thereof shall have resolved or publicly proposed to do so); or

(iii) if the Ventures Consent is not delivered to Parent on or prior to the Stockholder Approval Deadline.

A terminating party shall provide written notice of termination to the other party or parties specifying the provisions hereof pursuant to which such termination is made and the reason(s) therefor.

Section 8.02. Termination Fees.

(a) If, but only if, this Agreement is terminated by:

(i) the Company pursuant to Section 8.01(c)(ii) (Superior Proposal), then, prior to or concurrently with such termination by the Company, the Company shall pay to Parent, by wire transfer of immediately available funds to one or more accounts designated by Parent in writing, $10,000,000 in cash (the “Termination Fee”); or

(ii) Parent pursuant to (A) Section 8.01(d)(ii)(A) in the case of a Change in Board Recommendation in response to a Superior Proposal, (B) Section 8.01(d)(iii) (Ventures Consent), (C) Section 8.01(d)(ii)(A) in the case of a Change in Board Recommendation in response to an Intervening Event (other than a Parent Material Adverse Effect), (D) Section 8.01(d)(ii)(B) (Tender Offer) or (E) Section 8.01(d)(ii)(C) (No Shop), then the Company shall, by the second (2nd) business day following the date of termination of this Agreement, pay to Parent, by wire transfer of immediately available funds to one or more accounts designated by Parent in writing, the Termination Fee.

(b) If, but only if, this Agreement is terminated by the Company or Parent pursuant to (A) Section 8.01(b)(i) (End Date) and the Common Stockholder Approval has not been obtained following a Company Stockholders Meeting or Company Stockholders Consent or (B) Section 8.01(b)(iii) (No Vote), then, the Company shall, by the second (2nd) business day following the date of termination of this Agreement, pay to Parent, by wire transfer of immediately available funds to one or more accounts designated by Parent in writing, $2,686,000 in cash (the “Naked-No Fee”), and, in the case of any event under this Section 8.02(b), (x) prior to such termination (in the case of a termination described in the foregoing clause (A) of this Section 8.02(b)) or prior to either the Company Stockholders Meeting or the end of the applicable solicitation period for the Company Stockholders Consent (in the case of a termination described in the foregoing clause (B) of this Section 8.02(b)), an Acquisition Proposal shall have been publicly announced, commenced, disclosed or otherwise publicly made known to the Company or Company Board (in any of the foregoing cases, other than pursuant to any disclosure made, directly or indirectly, by Parent, Merger Sub or any of their respective affiliates or Representatives), and (y), within twelve (12) months following the date of such termination, the Company enters into or consummates a Qualifying Transaction, the Company shall pay to Parent, by wire transfer of immediately available funds to one or more accounts designated by Parent in writing, the Termination Fee (net of the Naked-No Fee previously paid to Parent or its designee pursuant to this Section 8.02(b)) by the second (2nd) business day following the date on which the Company consummates such Qualifying Transaction.

(c) Notwithstanding anything to the contrary contained in this Agreement, except in the case of fraud by the Company, Parent’s right to receive the Termination Fee or the Naked-No Fee, as applicable, from the Company pursuant to this Section 8.02 if, as and when due and payable shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its subsidiaries and any of its and their respective former, current or future affiliates, partners, members, stockholders, managers, directors, officers, employees, agents or assignees in the case of: (i) a termination of this Agreement pursuant to Section 8.01(b)(i) (if the Common Stockholder Approval has not been obtained following a Company Stockholders Meeting or Company Stockholders Consent), Section 8.01(b)(iii), Section 8.01(c)(ii), Section 8.01(d)(ii)(A) or Section 8.01(d)(ii)(B); or (ii) a termination of this Agreement pursuant to Section 8.01(d)(ii)(C) at any time other than during the Applicable Period. In no event shall Parent and Merger Sub be entitled to more than one recovery of the Termination Fee or the Naked-No Fee, as applicable, for a termination of this Agreement pursuant to any of Section 8.01(b)(i), Section 8.01(b)(iii), Section 8.01(c)(ii) or Section 8.01(d)(ii). The Company, Parent and Merger Sub acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Any amount not promptly paid when due under this Section 8.02 shall accrue interest from the date such payment was required to be paid at a rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be paid.

(d) In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement will become null and void, except that (i) the provisions of this Section 8.02 and the provisions in ARTICLE IX (other than

Section 9.11, which shall not survive the termination of this Agreement) shall survive the termination hereof and (ii) in the event this Agreement is terminated by a party pursuant to Section 8.01(c)(i), Section 8.01(d)(i) or, solely if such termination is during the Applicable Period, Section 8.01(d)(ii)(C), the liability of any party for damages for any willful or intentional breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement, except for the limitations set forth in Section 8.02 with respect to the Company. Except as provided in this Section 8.02, upon termination pursuant to this ARTICLE VIII, there will be no liability on the part of Parent, Merger Sub, the Company or its subsidiaries or their respective former, current or future partners, members, stockholders, directors, managers, officers, affiliates, employees, agents or assignees.

Section 8.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that (i) the Company may not consent to any amendment or waiver without the prior written consent of the Special Committee (or, if the Special Committee is no longer in existence, the Company Board) and (ii) without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Common Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Non-Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto by any party shall survive the Effective Time or, except as provided in Section 8.02(c), the termination of this Agreement pursuant to Section 8.01, as the case may be, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or after termination of this Agreement, including those contained in Section 6.04 and Section 6.05.

Section 9.02. Fees and Expenses. Except as provided otherwise in Section 6.06(b), and Section 8.02 whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses. Notwithstanding anything to the contrary in this Agreement, all fees, costs and expenses of the Company, Parent and Merger Sub incurred in connection with any Action brought by the Company, Parent or Merger Sub to enforce the terms and provisions of this Agreement or the rights of any of the parties hereunder, the substantially prevailing party in such Action shall be entitled to receive from the other party (Parent and Merger Sub, in the event that the Company is the prevailing party, and the Company, in the event that Parent and Merger Sub are the prevailing parties) all documented fees, costs and expenses (including attorneys’ fees and court costs) actually incurred by the prevailing party in such Action.

Section 9.03. Certain Definitions. Capitalized terms used in this Agreement have the meanings set forth or referenced in Appendix A.

Section 9.04. Notices. All notices, requests, consents, claims, demands, waivers and other communications that are required or may be given in accordance with the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered personally by hand, (b) the day following the day (except, if not a business day, then the next business day) on which the same has been delivered by a nationally recognized overnight delivery service (charges prepaid), (c) on the third (3rd) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) on the date so delivered, or if delivered after 5:00 p.m., local time of the recipient, or on a day other than a business day, then on the next proceeding business day, when transmitted by facsimile or email in portable document format (PDF), upon written confirmation(other than the automatic confirmation that it is received from the recipient’s facsimile machine) of receipt by the recipient of such notice and if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing from time to time by the party to receive such notice in the manner provided in this Section 9.04:

If to the Company, to:

USMD Holdings, Inc.

6333 North State Highway

161, Suite 200, Irving, TX 75038

Attention: General Counsel

Facsimile: (817) 419-4620

E-mail: chris.carr@usmd.com

with a copy to:

McDermott Will & Emery, LLP

2501 North Harwood Street, Suite 1900

Dallas, Texas 75201

Attn: P. Gregory Hidalgo

Facsimile: (972) 232-3098

E-mail: ghidalgo@mwe.com

and

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn: Alan Bogdanow

Facsimile: (214) 999-7857

E-mail: abogdanow@velaw.com

If to Parent or Merger Sub, to:

WellMed Medical Management, Inc.

c/o UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Chief Legal Officer

Facsimile: (952) 936-3007

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1200 Seventeenth Street, Suite 1500

Denver, Colorado 80202

Attn: Timothy R. Aragon, Esq.

Facsimile: (303) 899-7333

Email: timothy.aragon@hoganlovells.com

Section 9.05. Interpretation; Disclosure Schedule.

(a) When a reference is made in this Agreement to Appendices, Articles, Sections, Schedules or Exhibits, such reference shall be to an Appendix, Article, Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed in each case to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including the exhibits and schedules hereto, and not to any particular provision of this Agreement. The term “or” is not exclusive. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun in the masculine, feminine, and neuter gender shall include any other gender and words in the singular form shall be construed to include the plural and vice versa. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to “dollars” or “$” shall mean United States dollars. Any reference to days means calendar days unless business days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a business day, the period shall end on the next succeeding business day. References to “written” or “in writing” include in electronic form.

(b) Except as otherwise provided in this Agreement, all payments pursuant hereto shall be made by wire transfer in United States Dollars in immediately available funds without any set-off, deduction, or counterclaim whatsoever.

(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(d) The parties acknowledge and agree that (i) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Parent and Merger Sub and (ii) the inclusion of any information in the Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Disclosure Schedule, that such information is required to be listed in the Disclosure Schedule or that such items are material to the Company’s business, the Company or any of its subsidiaries. The headings, if any, of the individual sections of the Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Disclosure Schedule is arranged in sections corresponding to those contained in ARTICLE III merely for convenience, and the disclosure of an item or information in one section of the Disclosure Schedule as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on the face of such item, notwithstanding the presence or absence of an appropriate section of the Disclosure Schedule with respect to such other representations or warranties or the presence or absence of a reference thereto in either the Disclosure Schedule or in the particular representation or warranty.

(e) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties hereto to determine whether any obligation, item, or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement (other than with respect to any representation, warranty, or provision of this Agreement in which such specification occurs).

(f) To the extent that a representation or warranty contained in this Agreement addresses a particular issue with specificity (a “Specific Representation”), and the representation or warranty set forth in Section 3.05(d) also addresses such issue, then such Specific Representation shall be deemed to control whether there has been a breach of representation or warranty with respect to such issue.

Section 9.06. Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.07. Entire Agreement; No Other Representations or Warranties.

(a) This Agreement (including the Disclosure Schedule and the appendices, exhibits and schedules to this Agreement), the Non-Disclosure Agreement and any documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations, representations, correspondence, undertakings, and communications, both written and oral, among the parties with respect thereto.

(b) EACH PARTY AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT, NONE OF THE COMPANY, PARENT OR MERGER SUB MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY OTHER PARTY OR ANY OTHER PARTY’S REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION.

(c) Parent and Merger Sub acknowledge and agree (each for itself and on behalf of its affiliates and Representatives) that (i) in making their determination to proceed with the transactions contemplated by this Agreement, Parent and Merger Sub have made their own independent inquiry and investigation into the Company and its subsidiaries, their businesses and operations and the transaction contemplated hereby and (ii) Parent and Merger Sub have not relied, and are not acting in reliance, on any representation, warranty or other statement of the Company, any of its subsidiaries or any of their respective Representatives, other than the representations and warranties of the Company expressly set forth in ARTICLE III of this Agreement.

Section 9.08. Assignment; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided that no such permitted assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Any purported assignment or delegation not permitted under this Section shall be null and void ab initio and shall have no force or effect. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended or shall be interpreted to confer on any person other than the parties or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement (except as provided in Section 6.05 and ARTICLE I and ARTICLE II concerning payment to the holders of Company Common Stock, Company Options and Company Restricted Stock, which provisions shall inure to the benefit of the persons benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein; provided, however, that, prior to the Effective Time, the rights and remedies conferred on the holders of Company Common Stock, Company Options and Company Restricted Stock pursuant to ARTICLE I and ARTICLE II concerning the payments provided therefor under ARTICLE II may only be enforced by the Company acting on the behalf of such holders).

Section 9.09. Counterparts; Effect; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile, email in portable document format (PDF), or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, email in portable document format (PDF), or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 9.10.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed and construed in accordance with the internal Laws of the State of Delaware, without regard to any applicable conflicts of law provisions or rules (whether of the State of Delaware or any other jurisdiction) that may require the application of the Laws of any jurisdiction other than those of the State of Delaware.

(b)    The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County or the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such Action shall be heard and determined in the aforementioned courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in this Section 9.10 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c)    EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL OF ITS RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY, OR OTHERWISE,

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11.    Specific Performance. Each party acknowledges that the other parties hereto would be irreparably damaged in the event that any of such party’s covenants or obligations contained in this Agreement were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to seek and obtain temporary or permanent injunctive relief to prevent any breach or violation of this Agreement and to enforce specifically the covenants and obligations set forth in this Agreement, without proof of actual damages, in any court of competent jurisdiction specified in Section 9.10, this being in addition to any other right or remedy to which such party may be entitled to at law or in equity, and no bond or other security may be required from any party in connection therewith. If any action is brought by a party to enforce this Agreement, the other parties hereby waive the defense that there is an adequate remedy at law.

Section 9.12.    Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger and the other transactions contemplated hereby. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated hereby, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.12 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 9.13.    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such entity. No past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party shall have any liability for any obligations or liabilities of any party under this Agreement for any claim or cause of action based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 9.14.    Time. Time is of the essence in each and every provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

COMPANY
USMD Holdings, Inc.

By:	/s/ John House, M.D.

Name: John House, M.D.
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PARENT

WELLMED MEDICAL MANAGEMENT, INC.

By:	/s/ George M. Rapier III, M.D.

Name:	George M. Rapier III
Title:	Chief Executive Officer

MERGER SUB
PROJECT Z MERGER SUB, INC.

By:	/s/ George M. Rapier III, M.D.

Name:	George M. Rapier III, M.D.
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

APPENDIX A

Glossary of Defined Terms

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality, nondisclosure and standstill terms not less favorable to the Company in any material respect than those set forth in the Non-Disclosure Agreement, and with respect to any Protected Information (as defined in the Clean Room Agreement), the Clean Room Agreement; provided that such confidentiality agreement shall not prohibit compliance with any of the provisions of Section 6.03; provided further that an Acceptable Confidentiality Agreement may include provisions that are less favorable in the aggregate to the Company than those contained in the Non-Disclosure Agreement and, with respect to any Protected Information (as defined in the Clean Room Agreement), the Clean Room Agreement, so long as the Company offers to amend the Non-Disclosure Agreement or Clean Room Agreement, as applicable, concurrently with the execution of such Acceptable Confidentiality Agreement to include substantially similar provisions for the benefit of the parties thereto.

“Acquisition Proposal” means any unsolicited bona fide inquiry, proposal, indication of interest or offer made by any person or group of persons (other than Parent, Merger Sub or any of their affiliates) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, payment of an extraordinary dividend (whether in cash or other property) or similar transaction, (i) of assets or businesses of the Company and its subsidiaries that generate more than twenty percent (20%) of the net revenues or net income or that account for more than twenty percent (20%) of the total assets (based on fair market value) of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) of more than twenty percent (20%) of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company, in each case, other than the transactions contemplated hereby; provided, that an inquiry, proposal, indication of interest or offer shall not be deemed to be solicited by virtue of any actions taken by any Non-Solicit Party prior to the date of this Agreement.

“affiliate” means, unless otherwise indicated, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified, and the term “controls” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person specified, whether through ownership of voting securities, by Contract or otherwise.

“Alternative Approval Determination” means either (i) Parent and the Company mutually determine, in good faith, after consulting with their respective outside legal counsel, that the Ventures Consent is insufficient for any reason to satisfy the Common Stockholder Approval or (ii) Parent and the Company mutually determine, in good faith, after consulting with their respective outside legal counsel, that the Company is required by applicable Law to obtain the Common Stockholder Approval by another means.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation Laws, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and the Federal Trade Commission Act of 1914.

“Applicable Period” means the period beginning on the date of this Agreement and ending on the earlier of (i) the delivery of the Ventures Consent and (ii) termination of this Agreement pursuant to Section 8.01; provided, that if there shall be a Company Stockholders Consent or Company Stockholders Meeting as determined in accordance with Section 6.01, the Applicable Period shall also include the period beginning on the date of the Alternative Approval Determination and ending on the earlier of (x) the receipt of Common Stockholder Approval by either the Company Stockholders Consent or the Company Stockholders Meeting and (y) the termination of this Agreement pursuant to Section 8.01(b)(i).

A-A-1

“BAA” means any Contract that addresses the provisions for “business associate contracts” required by 45 C.F.R. § 164.504(e) or § 164.314(a).

“Business Associate” means a “business associate” as defined in 45 C.F.R. § 160.103 of HIPAA.

“business day” means any day that Nasdaq is normally open for trading and that is not a Saturday, Sunday or other day on which banks in the City of Dallas, Texas are authorized or required by Law to close for regular banking business.

“Clean Room Agreement” means that certain Clean Team Confidentiality Agreement dated as of March 18, 2016 between the Company and Optum, Inc.

“Company 10-K” means Items 1 (Business), 2 (Properties), 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), 8 (Financial Statements, including the Notes to the Consolidated Financial Statements), 11 (Executive Compensation), and 12 (Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters), 14 (Principal Accounting Fees and Services) of the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2016 and as such items are amended, as applicable, on Form 10-K/A April 29, 2016.

“Company 10-Q” means Items 1 (Financial Statements) and 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016.

“Company Board” means the board of directors of the Company, the Special Committee or any other committee of the board of directors of the Company, as the context requires.

“Company Convertible Notes” means, collectively, the Company’s 7.25% Convertible Subordinated Notes due 2020, the Company’s 7.75% Subordinated Notes due 2020 and the Company’s 5% Subordinated Notes due 2019.

“Contract” means any contract, obligation, plan, undertaking, arrangement, commitment, note, loan, credit agreement, debenture, bond, mortgage, indenture, agreement, deed of trust, lease, license or other legally binding commitment or agreement, whether written or oral.

“control” including the terms “controlling,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by Contract or otherwise.

“Employment Law” means any Law applicable to hiring, termination, collective bargaining, compensation, harassment, discrimination, and retaliation in employment, affirmative action, immigration, work authorization, terms and conditions of employment, payroll tax withholding and deductions, unemployment compensation, worker’s compensation, worker classification (including the proper classification of workers as contingent workers, independent contractors and consultants), privacy, records and files, social security contributions, wages, hours of work, occupational safety and health, and all other employment practices.

“Environmental Law” means any applicable Law binding on the Company or its operations or property as of or prior to the date hereof relating in any way to the environment, natural resources or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. sec. 5101 et seq., or any equivalent state or local Law.

A-A-2

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. §1320a-7b(f), including Medicare, Medicaid, TRICARE, Children’s Health Insurance Plan (CHIP) and similar or successor programs.

“Governmental Authority” means any Federal, national, state, or local government or regulator or any court, arbitrator, agency or commission or other governmental, taxing or regulatory (including a stock exchange or other self-regulatory body) authority, official or bureau, board, political subdivision, tribunal, agency or other governmental instrumentality (including a public utility commission, public services commission or similar regulatory body), domestic, foreign or supranational; provided, however, that the term “Governmental Authority” as such term is used in Section 7.01(b) only, shall not include any arbitrator.

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any applicable Environmental Law as “hazardous,” “toxic,” a “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, urea formaldehyde insulation, and chlorofluorocarbons.

“Healthcare Laws” means all Laws and Orders related to health care providers and facilities, participation in Federal Health Care Programs, the practice of medicine, institutional and professional licensure, pharmacology and dispensing medicines or controlled substances, medical documentation and professional orders, medical record retention, laboratory services, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from persons excluded from participation in Federal Health Care Programs, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, and advertising or marketing of health care services, or otherwise relating to the regulation, provision or administration or, or payment for, healthcare products or services, including (i) all Laws relating to the billing or submission of claims, reimbursement or fraud and abuse, including, but not limited to, the False Claims Act (31 U.S.C. § 3729, et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), federal and state anti-kickback statutes (including 42 U.S.C. § 1320a-7b), federal and state referral laws (including 42 U.S.C. §1395nn), criminal false claims statutes (e.g. 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. §1320a-7a(a)(5)), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.), the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95), the Deficit Reduction Act of 2005 (P.L. 109-171, 120 Stat. 4), the Controlled Substances Act (21 U.S.C. 801, et seq.) and HIPAA, and the rules and regulations promulgated under the foregoing statutes, as well as all applicable counterpart state Laws to any of the foregoing; (ii) Medicare (Title CVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iii) Medicaid (Title XIX of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iv) TRICARE (10 U.S.C. Section 1071 et seq.), as amended and the regulations promulgated thereunder; (v) the Affordable Care Act, and the regulations promulgated thereunder; (vi) quality, safety and medical necessity Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (vii) Laws relating to the regulation of the corporate practice of medicine; and (viii) licenses, permits or authorization Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services.

A-A-3

“Healthcare Permits” means all Approvals, registrations, certificates or certificates of need, orders, qualifications, accreditations and other rights required by any Governmental Authority that are applicable to healthcare service providers providing the items and services that the Company and its subsidiaries provide.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder), the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, and the implementing regulations of each.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time with respect to any person, any obligations (including, without limitation, principal, premium, accrued interest, reimbursement or indemnity obligations, bonds, financing arrangements, prepayment and other penalties, breakage fees, sale or liquidity participation amounts commitment and other fees and related expenses) and all other amounts payable in connection therewith (a) with respect to indebtedness of such person, in respect of borrowed money, issued in substitution for or exchange of borrowed money, or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), including factoring arrangements or asset securitizations; (b) representing foreign exchange contracts, interest rate and currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (c) representing obligations to pay the deferred purchase price of goods and services (including any potential future earnout, indemnification, purchase price adjustment, release of “holdback” or similar payment, but excluding trade payables incurred in the ordinary course of business); (d) representing obligations under leases required in accordance with GAAP to be recorded as capital leases; (e) representing obligations secured by a Lien, other than a Permitted Lien, on the assets of such person; (f) representing obligations under conditional sale or other title retention agreements relating to any property purchased; (g) except for the Company Convertible Notes, any loans of any kind or nature between the Company, on the one hand, and any stockholder or any of its affiliates (other than the Company or any of its subsidiaries) or any stockholders, officers, directors, employees or agents of any such entities, on the other hand; or (h) any guarantee of any such obligations described in clauses (a) through (g) of this definition by such person.

“Information Privacy and Security Laws” means all Laws that are applicable to Company or its subsidiaries concerning the privacy, protection, transfer or security of Personal Information, and all regulations promulgated by Governmental Authorities thereunder, which include (to the extent applicable), but are not limited to, the following Laws and their implementing regulations or regulatory guidance, each as amended from time to time: HIPAA, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state data security Laws, state social security number protection laws, state data breach notification laws, state consumer protection Laws, any Healthcare Laws pertaining to privacy or data security, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing, and email marketing).

“Intellectual Property” means all United States and foreign intellectual property rights, confidential information, and proprietary information, including, but not limited to, (a) patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof) and patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, Internet domain names, assumed names and corporate names, together with the goodwill of the business associated with and symbolized by such trademarks, service

A-A-4

marks, trade dress, trade names and corporate names, in each case whether or not registered; (c) published and unpublished works of authorship, whether copyrightable or not, including all statutory and common law copyrights associated therewith; (d) all registrations, applications, extensions and renewals for any of the items listed in clauses (b) and (c); (e) trade secrets; (f) websites; (g) all computer programs, including operating systems, applications, routines, interfaces, all algorithms, whether in source code or object code, and all associated documentation (collectively, “Software”); (h) lists of customers and potential customers (including any lists of electronic mail addresses of customers and potential customers); formulae; compositions; know how; research and development information; artwork and graphic design; manuscripts; drawings; specifications; lists of suppliers and service providers; pricing and cost information and records; test reports; manuals; financial, business, sales and marketing proposals, research, data, and plans; technical and computer data; databases; documentation; promotional materials and related information; (i) other intellectual property, confidential information and proprietary rights, in each case in any medium, including digital, and in any jurisdiction, together with all causes of action, judgments, settlements, claims and demands of any nature related thereto, including the right to prosecute any past, present or future infringements or other violations thereof; and (j) all tangible embodiments of any of the foregoing.

“Intervening Event” means a material fact, event, change, development or set of circumstances that first occurs, arises or becomes known to the Company or the Company Board after the date of this Agreement, to the extent that such material fact, event, change, development or set of circumstances or the consequences thereof were not reasonably foreseeable as of or prior to the date of this Agreement, except that in no event will (a) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (b) any action taken by the parties pursuant to or in compliance with this Agreement, including any action taken in connection with seeking any Approval or (c) changes in the market price or trading volume of the Company Common Stock or the Company or any Company subsidiary meeting or exceeding internal or published projections, forecasts or revenue or earnings predictions for any period (except that the underlying causes of such change or result will not be excluded by this clause (c), except to the extent such underlying causes are otherwise excluded pursuant to clause (a) or (b)) constitute an “Intervening Event” or be taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to result.

“Key Employees” means John House and Richard Johnston.

“Knowledge” or “Knowledge of Parent” or “Knowledge of Merger Sub” or “Knowledge of the Company” means, (a) in the case of the Company, the actual knowledge of the executive officers, including, for the avoidance of doubt, the Chief Executive Officer, President, Chief Financial Officer, Chief Operations Officer, Chief Physician Officer, Chief Information Officer, Chief Accounting Officer, the General Counsel and Chief Compliance Officer of the Company and the actual knowledge of such individuals after reasonable inquiry, (b) in the case of Parent, the actual knowledge of Bryn Grundhoefer and Joe Zimmerman and the actual knowledge of such individuals after reasonable inquiry and (c) in the case of Merger Sub, the actual knowledge of Michael Dempsey, Kuai Leong and John Liethen and the actual knowledge of such individuals after reasonable inquiry.

“Material Adverse Effect” means any event, circumstance, condition, change, effect, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, no event, circumstance, condition, change, effect, state of fact, development or occurrence to the extent arising out of, attributable to or resulting from the following shall be deemed to constitute a Material Adverse Effect or shall be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) the announcement, pendency or consummation of the Merger (including any loss of or adverse change in the relationship of the Company and its subsidiaries with their respective employees, partners, customers or suppliers related thereto); (ii) changes in general economic, or financial market or political conditions; (iii) changes in the industries in which the Company and its subsidiaries operate; (iv) any changes (after the date hereof) in GAAP;

A-A-5

(v) any acts of terrorism (including cyberattacks or cyber terrorism) or declared or undeclared acts of war or natural disasters; or (vi) the failure, in and of itself, by the Company to meet internal or analysts’ estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period or a decline, in and of itself, in the price or trading volume of shares of Company Common Stock (it being understood that the cause of such failure or decline may be taken into consideration when determining whether a Material Adverse Effect has occurred); provided, further, in the case of clauses (ii) – (v), such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent that such event, circumstance, condition, change, effect, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries operate.

“Material Payor” means the ten (10) largest payors of the Company and its subsidiaries, taken as a whole, determined based on payments received from such payors during the twelve (12) month period ended December 31, 2015.

“Nasdaq” means the Nasdaq Global Market.

“Parent Material Adverse Effect” means any event, circumstance, condition, change, effect, state of facts, development or occurrence that, individually or in the aggregate, would reasonably be expected to prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or materially impair or delay the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.

“party” means the Company, Merger Sub, Parent or the Surviving Corporation, as the context requires.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Permitted Liens” means (i) Liens for Taxes, assessments, or other charges of any Governmental Authority or levies that are not yet due or payable and which are not delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its subsidiaries in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, and similar Liens imposed by applicable Law and arising in the ordinary course of business for amounts not yet due or delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its subsidiaries in accordance with GAAP; (iii) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, or other types of social security and other restrictions or rights required to be granted to Governmental Authorities or otherwise imposed by Governmental Authorities under applicable Law; (iv) Liens securing obligations that are reflected as liabilities on the consolidated balance sheet of the Company and its subsidiaries or in the notes thereto; (v) Liens securing payment, or any obligation, of the Company or its subsidiaries with respect to the Company’s current credit facilities; (vi) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements; and (vii) covenants, conditions, restrictions, easements, imperfections of title and other similar non-monetary matters affecting title to the Company Real Property that do not materially impair the occupancy or use of such Company Real Property for the purposes for which it is currently used in connection with such person’s businesses; (viii) any right of way or easement related to public roads and highways that do not materially impair the occupancy or use of such Company Real Property for the purposes for which it is currently used in connection with the businesses of the Company or its subsidiaries; (ix) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Company Real Property that are not violated by the current use and operation of such Company Real Property; (x) Liens, the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s audited balance sheets; and (xi) statutory, common law or contractual Liens of landlords or Liens against the interests of the landlord or owner of any Company Real Property unless caused by the Company or any of its subsidiaries.

A-A-6

“person” means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, unincorporated organization or other business entity or “group” (as defined in the Exchange Act), including a Governmental Authority.

“Personal Information” means, collectively (i) any information that identifies, or in combination with other information may identify, an individual who is a patient, consumer or employee, including, without limitation, name, address, telephone number, health information (including protected health information (as defined in 45 C.F.R. § 160.103)), social security number, drivers’ license number, government issued identification number, any financial account numbers or log-in information, Internet Protocol addresses or other persistent device identifiers, or any other data that can be used to identify, contact, or precisely locate an individual; or (ii) any information that is governed, regulated or protected by one or more Information Privacy and Security Laws, including but not limited to, HIPAA; or (iii) any information that is covered by the PCI DSS. The term “Personal Information” does not include publicly available information relating to business contacts of business partners or vendors of the Company or its subsidiaries that is lawfully made available to the public.

“Proxy Statement” means a proxy statement relating to the matters to be submitted to the stockholders of the Company for the purpose of (i) obtaining the Company Stockholder Consent or (ii) convening a Company Stockholders Meeting, including any amendments or supplements thereto and any other required proxy materials (including the letter to stockholders, notice of meeting and form of proxy).

“Qualifying Transaction” means a transaction in respect of any Acquisition Proposal, except that references in the term “Acquisition Proposal” to “twenty percent (20%)” shall be deemed to be references to “fifty percent (50%)” for purposes of this definition.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

“Straddle Period” means a taxable period that includes, but does not end on, the Closing Date.

“subsidiary” or “subsidiaries” mean, with respect to a party, any person (other than an individual) of which at least fifty percent of the voting securities or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions (or, in the case of a partnership, more than 50% of the partnership interests) with respect to such person is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

“Superior Proposal” means any written Acquisition Proposal that the Company Board determines in good faith (upon recommendation of the Special Committee and after consultation with its outside legal counsel and financial advisor), taking into account, among other things, (a) all legal, financial, regulatory and other aspects of the proposal deemed relevant by the Company Board and the person making the proposal, including the financing terms thereof and the likelihood of consummation (including the anticipated timing, conditions and prospects for completion of such proposal) and (b) any adjustments or revisions to the terms and conditions of this Agreement proposed by Parent in an offer that is in writing in response to such Acquisition Proposal pursuant to Section 6.03(e)(ii), is more favorable to the stockholders of the Company than the transactions contemplated hereby; provided that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “twenty percent (20%)” shall be deemed to be references to “fifty percent (50%).”

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

A-A-7

“Taxes” means all federal, state, local or foreign taxes of any kind, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

“Third Party Payor Programs” means all third party payor programs (including Medicare, Medicaid, TRICARE, Children’s Health Insurance Plan (CHIP), or any other federal or state health care programs, as well as Blue Cross and Blue Shield, managed care plans, workers compensation or any other private insurance program).

“Transaction Documents” means, collectively, the Convertible Note Acknowledgments, the MSA Termination Agreement, the Employment Agreements, the Non-Competition and Non-Solicitation Agreement, and the Option Holder Acknowledgments.

Actions	A-12
Affordable Care Act	A-15
Agreement	A-1
Ancillary Services	A-43
Appraisal Shares	A-4
Approvals	A-10
Balance Sheet Date	A-11
Cancelled Shares	A-3
Certificate	A-3
Certificate of Merger	A-2
Certificates	A-3
Change in Board Recommendation	A-35
Closing	A-1
Closing Date	A-2
Code	A-6
Common Stockholder Approval	A-19
Company	A-1
Company 401(k) Plan	A-37
Company Board Recommendation	A-9
Company Common Stock	A-3
Company Employee	A-13
Company Intellectual Property	A-19
Company Leases	A-21
Company Non-Solicit Parties	A-34
Company Option	A-3
Company Organizational Documents	A-7
Company Plans	A-13
Company Preferred Stock	A-7
Company Real Property	A-21
Company Reports	A-10
Company Restricted Stock	A-3
Company Securities	A-8
Company Stockholders Consent	A-31
Company Stockholders Meeting	A-31
Continuing Employee	A-37
Convertible Note Acknowledgments	A-41
Costs	A-38
Delaware Secretary of State	A-2
DGCL	A-1

Disclosure Schedule	A-7
DOJ	A-40
Effective Time	A-2
Employment Agreements	A-42
End Date	A-45
Equity Compensation Plan	A-3
ERISA	A-13
Exchange Act	A-10
Financial Advisor	A-25
Financial Statements	A-10
FTC	A-40
GAAP	A-10
Governmental Antitrust Authority	A-40
Indemnified Party	A-38
Information Statement	A-31
Insurance Policies	A-21
IT Assets	A-20
Laws	A-9
Leased Real Property	A-21
Licensed Intellectual Property	A-20
Liens	A-8
Material Contract	A-18
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
MSA Termination Agreement	A-42
Naked-No Fee	A-47
Non-Competition and Non-Solicitation Agreement	A-42
Non-Disclosure Agreement	A-34
Non-Solicit Parties	A-34
Option Cash Payment	A-3
Option Holder Acknowledgments	A-42
Order	A-12
Organizational Documents	A-7
Other Non-Solicit Parties	A-34
Parent	A-1
Parent Employee Plans	A-37
Paying Agent	A-4

A-A-8

Payment Fund	A-5
Real Property Permits	A-22
Real Property Subleases	A-22
Registered Intellectual Property	A-19
Representatives	A-32
Restraints	A-43
Sarbanes-Oxley Act	A-10
SEC	A-10
Section 203	A-25
Section 262	A-4
Securities Act	A-10
Security Risk Assessment	A-25

Software	A-A-5
Special Committee	A-1
Specific Representations	A-51
Stockholder Approval Deadline	A-31
Subsidiary Organizational Documents	A-7
Subsidiary Securities	A-8
Surviving Corporation	A-1
Tail Policy	A-39
Termination Fee	A-47
Ventures	A-19
Ventures Consent	A-31

A-A-9

Exhibit A

Form of Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

USMD HOLDINGS, INC.

ARTICLE I

NAME

The name of the corporation is USMD Holdings, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle, and the name of the registered agent for service of process at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock having a par value of $0.01 per share.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors. The directors of the Corporation shall serve until the annual meeting of the stockholders of the Corporation or until their successor is elected and qualified. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of the directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the board of directors.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under

Ex. A-1

Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors and officers to the fullest extent permitted by law. The Corporation, by approval of its board of directors, may in its discretion, indemnify the Corporation’s employees and agents. Any repeal or modification of this Article VI shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware in force at the time may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

Ex. A-2

Exhibit B

Form of Amended and Restated Bylaws

AMENDED AND RESTATED

BYLAWS

OF

USMD HOLDINGS, INC.

(Effective as of                         , 2016)

ARTICLE I

OFFICES, CORPORATE SEAL

Section 1.01. Registered Office. The registered office of the corporation in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate filed with the Secretary of State of Delaware changing the registered office.

Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Delaware, as the directors shall, from time to time, determine.

Section 1.03. Corporate Seal. The corporation shall have no seal.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Place and Time of Meetings. All meetings of the stockholders shall be held at such place as may be designated from time to time by the Board of Directors and, in the absence of such designation, shall be held at the principal executive office of the corporation. The directors shall designate the time of day for each meeting of the stockholders and, in the absence of such designation, every meeting of stockholders shall be held at ten o’clock a.m. local time at the place of such meeting. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, the corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors. If an annual meeting is held, then at such meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.03. Special Meetings. Special meetings of the stockholders, called by the Board of Directors or the Chief Executive Officer, may be held at any time and for any purpose or purposes, unless otherwise prescribed by statute. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws).

Section 2.04. Quorum, Adjourned Meetings. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction

Ex. B-1

of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Section 2.05. Voting. Unless otherwise provided in the Delaware General Corporation Law or in the corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the corporation’s capital stock that has voting power and that is held by such stockholder. Cumulative voting shall not be allowed in the election of directors or for any other reason. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.06. Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statute or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.07. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed

Ex. B-2

by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.08. List of Stockholders. After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.09. Notice of Meetings. Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

Section 2.10. Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

Section 2.11. Written Action. Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the corporation within sixty days of the delivery of the earliest-dated consent. A telegram, cablegram or other electronic transmission, including e-mail, consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from

Ex. B-3

which the corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.12. Remote Communication. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.

ARTICLE III

DIRECTORS

Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

Section 3.02. Number. The number of directors of the corporation shall be determined from time to time by the Board of Directors but in no case shall the number of directors be less than one.

Section 3.03. Nomination and Term of Office. The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the corporation, or such other officer of the corporation as may be designated by the Board of Directors, no later than ninety days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the corporation’s stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.09 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.04. Board Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any director on one day’s notice to each other director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any

Ex. B-4

successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

Section 3.05. Waiver of Notice. A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

Section 3.07. Remote Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.09. Vacancies; Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. The previous sentence notwithstanding, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

Section 3.10. Removal. Any or all of the directors may be removed from office at any time, with or without cause, in accordance with Section 141(k) of the Delaware General Corporation Law.

Section 3.11. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minute book.

Section 3.12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act

Ex. B-5

at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the resolution of the Board of Directors appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3.13. Compensation. The Board of Directors shall from time to time determine the amount and type of compensation, if any, to be paid to directors for their service on the Board of Directors and its committees. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01. Offices Created; Election. The corporation shall have such officers as the Board of Directors, the Chief Executive Officer, if any, or the President, if any, from time to time may elect; provided, however, that the Chief Executive Officer and the President shall be elected by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person. The Board of Directors, the Chief Executive Officer or the President may elect officers at any time.

Section 4.02. Term of Office. Each officer shall hold office until his or her successor has been elected and qualified, unless a different term is specified at the time such officer is elected, or until his or her earlier death, resignation or removal.

Section 4.03. Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the Board of Directors, the Chief Executive Officer or the President; provided, however, that the Chief Executive Officer or the President shall be removed only by the Board of Directors.

Section 4.04. Resignation. An officer may resign at any time by giving written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

Section 4.05. Vacancies. A vacancy in any office may be filled by the Board of Directors, the Chief Executive Officer or the President; provided, however, that any vacancy in the office of Chief Executive Officer shall be filled, if at all, by the Board of Directors.

Section 4.06. Powers. Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (1) set forth in these Bylaws (if any are so set forth), (2) specified

Ex. B-6

at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President or (3) commonly incident to the office held. An officer elected or appointed pursuant to Section 4.01 may, without the approval of the Board of Directors, the Chief Executive Officer or the President, as applicable, delegate some or all of the duties and powers of an office to other persons.

Section 4.07. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer, if any: (1) shall have general active management of the business of the corporation; (2) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (3) shall perform such other duties as from time to time may be assigned by the Board of Directors. If at any time the corporation does not have a President, or the President is absent, disqualified from acting, unable to act or refuses to act, then the Chief Executive Officer shall have the powers and authority of the President under the Delaware General Corporation Law and these Bylaws.

Section 4.08. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer, if any: (1) shall cause to be kept accurate financial records for the corporation; (2) shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all the transactions and of the financial condition of the corporation; and (3) shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time.

Section 4.09. President. The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign to the President. If the Chief Executive Officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of, the Chief Executive Officer.

Section 4.10. Vice Presidents. The Vice Presidents, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer and the President and shall have such powers and duties as the Board of Directors, the Chief Executive Officer or the President may assign to them.

Section 4.11. Treasurer. The Treasurer, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Treasurer.

Section 4.12. Secretary. The Secretary, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Secretary.

Section 4.13. Other Officers. Any other officer elected by the Board of Directors, the Chief Executive Officer or the President shall have those powers and shall perform those duties that are (1) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President and (2) commonly incident to the office held.

Section 4.14. Fidelity Bonds. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Ex. B-7

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificate for Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates, and, if stock is issued in uncertificated form, each holder thereof, shall be entitled upon request to have a certificate (representing the number of shares registered in certificate form) signed in the name of the corporation by the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered, or of other consideration as may be allowed under Section 152 of the Delaware General Corporation Law.

Section 5.03. Transfer of Shares. The shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

Section 5.04. Stockholders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

Section 5.05. Loss of Certificates. Any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the certificate alleged to have been lost, stolen or destroyed or on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI

DIVIDENDS

Section 6.01. Declaration of Dividends. Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

Ex. B-8

Section 6.02. Entitled Stockholders. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

Section 7.01. Authorization of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 7.02 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The indemnification conferred in this Section 7.01 also shall include the right to be paid by the corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7.01 or otherwise; and provided further, that such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. The financial ability of any person to make a repayment contemplated by this Section 7.01 shall not be a prerequisite to the making of an advance.

Section 7.02. Right of Claimant to Bring Action Against the Corporation. In order for any claimant to seek indemnification from the corporation under this Article VII, the claimant shall deliver a written claim to the corporation specifying in reasonable detail the amount of indemnification sought and a description of the persons, dates and circumstances giving rise to the indemnification claim. Such determination shall be made: (a) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to the proceeding giving rise to the indemnification claim, (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or (c) by the corporation’s stockholders. If a claim under this Section 7.02 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring an

Ex. B-9

action against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 7.01, but the burden of proving such defense shall be on the corporation. The failure of the corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.03. Non-exclusivity. The rights to indemnification and advance payment of expenses provided by Section 7.01 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. No repeal or modification of the foregoing sentence shall adversely affect any right or protection of a director of the corporation existing by virtue of the foregoing sentence at the time of such repeal or modification.

Section 7.04. Survival of Indemnification. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.01 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 7.05. Insurance. The corporation shall have, to the fullest extent permitted by the Delaware General Corporation Law, the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

Section 7.06. Modification. Any repeal or modification of this Article VII shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director or officer of the corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE VIII

AMENDMENTS

Section 8.01. Amendment. Subject to the limitations set forth in Section 7.06, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, at any special meeting of the stockholders or of the Board of Directors or by written action by the stockholders or by the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting or any notice required for such written action. The power of the Board of Directors to adopt, amend or repeal Bylaws shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws, and a Bylaw amendment

Ex. B-10

adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote or written action that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE IX

SECURITIES OF OTHER CORPORATIONS

Section 9.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation (1) to attend any meeting of security holders of other corporations or legal entities in which this corporation may hold securities and to vote such securities on behalf of this corporation; (2) to execute any proxy for such meeting on behalf of this corporation; or (3) to execute a written consent or a written action in lieu of a meeting of such other corporation or legal entity on behalf of this corporation. The elected or appointed officer acting on behalf of this corporation shall possess and may exercise any and all rights and powers incident to the ownership of such securities that this corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons. The corporation may rely on any instrument signed by an officer of any stockholder of the corporation as the act of such stockholder of the corporation, unless the Board of Directors or the Chief Executive Officer has knowledge that such reliance is not reasonable.

Section 9.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation to purchase, sell, transfer or encumber any and all securities of any other corporation or legal entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.

ARTICLE X

GENERAL PROVISIONS

Section 10.01. Inspection of Books and Records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

Section 10.02. Reserve. The directors of the corporation may set apart, out of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 10.03. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

* * * * *

Ex. B-11

Exhibit C

Form of Ventures Consent

WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

OF

USMD HOLDINGS, INC.

August 29, 2016

In order to satisfy the requirements for consent of stockholders in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), UANT Ventures, L.P., a Texas limited partnership (“Ventures”), the holder of 8,667,800 shares of the common stock, par value $0.01 per share (each a “Share,” and collectively the “Shares”) of USMD Holdings, Inc., a Delaware corporation (the “Company”), constituting approximately 76.07% of the voting power of the issued and outstanding Shares, does hereby irrevocably consent as follows:

Adoption of the Merger Agreement

RECITALS

A. The Board of Directors of the Company (the “Board”) has (i) determined that (A) the Agreement and Plan of Merger by and among the Company, WellMed Medical Management, Inc., a Texas corporation (“Parent”), and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), dated as of August 29, 2016, a copy of which is attached hereto as Exhibit A (the “Merger Agreement”), upon the terms and subject to the conditions of which, among other things, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), (B) the Merger and (C) the other transactions contemplated by the Merger Agreement, are fair to, advisable, and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby in accordance with the DGCL, (iii) authorized the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement and (iv) recommended that the stockholders of the Company adopt the Merger Agreement.

B. The Merger Agreement was executed by the parties thereto on August 29, 2016.

C. The Merger Agreement provides that each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) the Shares held by the Company in treasury or owned, directly or indirectly, by any wholly-owned subsidiary of the Company, (ii) the Shares owned, directly or indirectly, by Parent, Merger Sub or any other subsidiary of Parent and (iii) the Shares that are owned by stockholders who have properly perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL) will be automatically cancelled, cease to exist and be converted into the right to receive $22.34 in cash (the “Merger Consideration”), payable without interest, less any required withholding taxes.

D. Representatives of Ventures have participated in the review and negotiation of the Merger Agreement and also reviewed such other information as such representatives believed necessary for Ventures and its limited partners to make an informed decision concerning Ventures’ consideration and consent to the adoption of the Merger Agreement, and representatives of Ventures have had the opportunity to consult with Ventures’ own legal, tax and/or financial advisor(s) regarding the consequences of the Merger, the Merger Agreement and the execution of this Written Consent to Ventures and its limited partners.

Ex. C-1

E. In the event of a consolidation or merger of the Company, Section 3.06(c)(i) of the Amended and Restated Limited Partnership Agreement of Ventures, dated February 14, 2014 (as amended, the “LP Agreement”), requires the General Partner of Ventures to vote the Shares owned by Ventures in accordance with the affirmative vote of the limited partners of Ventures representing at least 75% of the aggregate limited partnership interests of Ventures (such approval, the “LP Approval”).

F. Ventures, effective as of August 26, 2016, obtained the LP Approval by written consent of Ventures’ limited partners representing approximately 80.7% of the aggregate limited partnership interests of Ventures, and the LP Approval has not been terminated, rescinded, withdrawn, modified or amended. A copy of the form of written consent executed and delivered by the limited partners of Ventures is attached hereto as Exhibit B.

RESOLUTIONS

Ventures, acting in its capacity as the majority stockholder of the Company, hereby resolves as follows:

1. The Merger Agreement is hereby adopted, and the transactions and agreements contemplated thereby, including the Merger, are hereby approved in all respects.

2. Ventures hereby waives compliance with any and all notice requirements imposed by the Certificate of Incorporation of the Company, the Company’s Bylaws, the DGCL and any other applicable law.

3. Ventures hereby acknowledges that all Shares held by Ventures are owned free and clear of any liens, except for such transfer restrictions (i) of general applicability as may be provided under the Securities Act of 1933 and the rules and regulations promulgated thereunder, and other applicable securities laws and (ii) as may be contained in the LP Agreement.

4. Parent and the Company may rely upon the foregoing waivers, acknowledgments and agreements as being binding in all respects against Ventures and its limited partners.

5. Ventures hereby approves, on an advisory basis, the compensation being paid to the Company’s named executive officers upon a change in control of the Company, as disclosed in the Information Statement, including without limitation, the disclosures set forth under the headings “Interests of the Company’s Directors and Executive Officers in the Merger” and “Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” and the executive compensation tables and related footnotes and narrative.

Termination of the Investor Rights Agreement

RECITALS

A. The Company and Ventures are parties to that certain Investor Rights Agreement, dated as of August 31, 2012 (the “IRA”).

B. Pursuant to Section 3(ii) of the IRA, without any further action by the parties thereto, the IRA will terminate and be of no further force or effect immediately before the closing of an acquisition of the Company by another entity by consolidation, merger or other reorganization in which Ventures will own, immediately after the acquisition transaction, securities representing less than 20% of the voting power of the Company or other entity surviving such transaction.

C. The Merger qualifies as an acquisition transaction as contemplated by Section 3(ii) of the IRA.

Ex. C-2

ACKNOWLEDGMENT

1. Ventures hereby acknowledges that the IRA will terminate and be of no further force or effect as of immediately before the Effective Time, with no further action being required by the Company or Ventures.

[The remainder of this page was intentionally left blank.]

Ex. C-3

This Written Consent is being executed, and is effective, as of the date first set forth above. Immediately following Ventures’ execution of this Written Consent, Ventures shall deliver this Written Consent to the Company and Parent in accordance with Section 6.01(a) of the Merger Agreement.

UANT VENTURES, L.P.

By:	UANT VENTURES GENPAR, L.L.C.,
its General Partner

By:
Name:
Title:

Exhibit A

Merger Agreement

See attached.

Exhibit B

Form of Written Consent of Limited Partners of Ventures

UANT VENTURES, LP and UANT VENTURES GENPAR, LLC

PARTNERSHIP/MEMBERSHIP VOTE BY WRITTEN CONSENT

Distributed August 16, 2016

Name of Partner/Member submitting written vote:

Date:

Timeline:	Ballots distributed on August 16, 2016
Annual Meeting on August 24, 2016
Final votes due no later than 5:00 pm on September 1, 2016

Capitalized terms are defined in the Amended and Restated Limited Partnership Agreement of UANT Ventures, LP and the Amended and Restated Company Agreement of UANT Ventures GenPar, LLC.

All motions are further described in the Notice of the Annual Meeting of the Partners of UANT Ventures, L.P. and the Members of UANT Ventures GenPar, L.L.C. distributed on August 16, and will be further discussed at the Annual Meeting on August 24, 2016. Before voting, a partner/member should read the Notice of the Annual Meeting and all of the related documents referenced in and distributed with that notice.

Motions:

1.	Approve Merger of USMD Holdings, Inc. with an indirect subsidiary of UnitedHealth Group, Inc. Approval of this motion will include the following:

•	Authorize the Board of Managers to consent to the exchange of all 8,667,800 shares of Holdings for $22.34/share.

•	Authorize the Board of Managers to sign the Ventures Consent contingent on both (a) approval of the Board of Directors of USMD Holdings, Inc., and (b) the receipt of a fairness opinion from a financial advisor.

•	Authorize the Board of Managers to acknowledge the termination of an option to purchase an additional 68,982 shares of USMD Holdings, Inc. (impacts Class A only)

This motion will require both a ≥ 75% vote of all Partnership Interests and a ≥ 75% vote of Class A Partnership Interests.

     YES – I agree with the motion

     NO – I vote against the motion

ANNEX B

OPINION OF JEFFERIES LLC

August 29, 2016

The Special Committee of the Board of Directors

USMD Holdings, Inc.

6333 North State Highway 161, Suite 200

Irving, Texas 75038

The Special Committee of the Board of Directors:

We understand that USMD Holdings, Inc., a Delaware corporation (“USMD”), WellMed Medical Management, Inc., a Texas corporation (“WellMed”) and an indirect subsidiary of Optum, Inc. (“Optum”), which is an affiliate of UnitedHealth Group Incorporated (“UnitedHealth”), and Project Z Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of WellMed, propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which (i) Merger Sub will be merged with and into USMD (the “Merger”) and (ii) each outstanding common share, par value $0.01 per share, of USMD (“USMD Common Stock”) will be converted into the right to receive $22.34 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by holders of USMD Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed an execution version of the Agreement provided to us on August 28, 2016;

(ii)	reviewed certain publicly available financial and other information regarding USMD;

(iii)

reviewed certain information furnished to us by the management of USMD relating to the businesses, operations and prospects of USMD, including financial forecasts and estimates prepared or provided by the management of USMD;

(iv)	held discussions with members of the senior management of USMD concerning the matters described in clauses (ii) and (iii) above;

(v)	at the direction of USMD, held discussions on behalf of USMD with selected third parties to solicit indications of interest in the possible acquisition of all or a portion of USMD;

(vi)	reviewed the stock trading price history and implied trading multiples for USMD and compared them with those of certain publicly traded companies that we deemed relevant in evaluating USMD;

(vii)	compared the financial terms of the Merger with publicly available financial terms of certain other transactions that we deemed relevant in evaluating the Merger; and

(viii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by USMD or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the management and other representatives of USMD that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-

The Special Committee of the Board of Directors

USMD Holdings, Inc.

August 29, 2016

balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of USMD or any other entity, and we have not been furnished with, and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections.

With respect to the financial forecasts and estimates (including estimates as to potential net operating loss carryforwards of USMD on a standalone basis) provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised by the management of USMD, and we have assumed, that the financial forecasts and estimates relating to USMD that we have been directed by such management to use and rely upon, as approved by the Special Committee, in our analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of USMD as to the future financial performance of USMD and the other matters covered thereby. We express no opinion as to any such financial forecasts or estimates or the assumptions on which they are based. We have relied upon the assessments of the management of USMD as to, among other things, (i) the ability of USMD on a standalone basis to obtain the significant capital necessary for, and successfully execute on and fully realize, its strategic growth plans and potential related costs and risks, (ii) the potential impact on USMD of market and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the integrated healthcare services industry, including, with respect to third-party reimbursement rates and healthcare reform and other healthcare-related regulations, and (iii) existing and future contracts and other commercial relationships, agreements and arrangements of USMD. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal, regulatory, accounting or tax matters affecting USMD or the Merger and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to USMD, the Board of Directors of USMD (the “Board”) or the Special Committee of the Board (the “Special Committee”), including, without limitation, advice as to the legal, regulatory, accounting and tax consequences to USMD and its stockholders of the terms of, and transactions contemplated by, the Agreement and related documents. In addition, in preparing this opinion, we have not taken into account any tax or other consequences of the Merger to any holder of USMD Common Stock. We have assumed that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, including with respect to any divestiture or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on USMD or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Agreement, when signed by the parties thereto, will be substantially similar to the execution version reviewed by us.

It is understood that our opinion is for the use and benefit of the Special Committee and the Board of Directors (in their respective capacities as such) in their evaluations of the Merger Consideration from a financial point of view. Our opinion does not address the relative merits of the Merger or other transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to USMD, nor does it address the underlying business decision by USMD to engage in the Merger or the terms of the Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect

The Special Committee of the Board of Directors

USMD Holdings, Inc.

August 29, 2016

or implication of any written consent, guarantee or other agreements or arrangements entered into in connection with, or contemplated by or resulting from, the Merger. Our opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the Merger or any other matter. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to holders of USMD Common Stock without regard to individual circumstances of specific holders that may distinguish such holders or the securities of USMD held by such holders and no opinion or view is expressed with respect to, and our opinion does not address the relative fairness of, any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, other than with respect to the Merger Consideration (to the extent expressly specified herein) to be received by holders of USMD Common Stock, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of USMD or any other party to the Merger. We express no opinion as to the prices at which shares of USMD Common Stock or any other securities of USMD may trade or otherwise be transferable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by USMD to act as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. We also are entitled to be reimbursed for expenses incurred in connection with our engagement. In addition, USMD has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

As you are aware, we and our affiliates in the past have provided and in the future may provide financial advisory and financing services unrelated to the Merger to USMD for which services we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted as financial advisor to USMD in connection with its lithotripsy division sale. Although we and our affiliates have not provided financial advisory or financing services in the past two years to WellMed or its affiliates, including Optum and UnitedHealth, for which we or our affiliates have received compensation, we and our affiliates may provide such services in the future, for which services we and our affiliates would expect to receive compensation. In addition, in the ordinary course of business, we and our affiliates may trade or hold securities of USMD, UnitedHealth and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of USMD Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES LLC

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless

(1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.